Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286675
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 1, 2025)

$300,000,000
6.5% of Convertible Notes due 2031

We are offering $300,000,000 aggregate principal amount of our 6.5% convertible senior notes due 2031. In addition, we have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $45,000,000 aggregate principal amount of notes solely to cover over-allotments.
MATURITY; INTEREST
We will pay interest on the notes at an annual rate of 6.5%, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. The notes will mature on July 1, 2031, unless earlier converted or redeemed or repurchased by us.
CONVERSION
Noteholders may convert their notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day; (3) upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement; (4) if we call such notes for redemption; and (5) at any time from, and including, April 1, 2031 until the close of business on the second scheduled trading day immediately before the maturity date. We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). The initial conversion rate is 249.7502 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $4.00 per share, and is subject to adjustment as described in this prospectus supplement. If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
REDEMPTION AND REPURCHASE
The notes will be redeemable, in whole or in part (subject to certain limitations described in this prospectus supplement), at our option at any time, and from time to time, on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 175% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.
If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. In addition, noteholders may require us to repurchase their notes on July 6, 2029, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.
RANKING
The notes will be our senior, unsecured obligations and will be equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness, including the New Senior Secured Credit Facilities (as defined below). The notes will be structurally subordinated with respect to the assets of our subsidiaries in relation to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries including indebtedness under the New Senior Secured Credit Facilities.
CONCURRENT COMMON STOCK OFFERING
Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement 32,467,533 shares of our common stock, plus up to an additional 4,870,129 shares of our common stock that the underwriters of the concurrent common stock offering have the option to purchase from us (the “Concurrent Common Stock Offering”). The completion of this offering is contingent upon the completion of the Concurrent Common Stock Offering, and the completion of the Concurrent Common Stock Offering is contingent upon the completion of this offering.
LISTING; COMMON STOCK
No public market currently exists for the notes, and we do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Our common stock is listed on the New York Stock Exchange under the symbol “SOC.” On June 29, 2026, the last reported sale price of our common stock was $6.97 per share.

	Per Note	Total
Public offering price(1)	100.00%	$300,000,000
Underwriting discounts and commissions(2)	3.00%	$9,000,000
Proceeds, before expenses to us	97.00%	$291,000,000
(1) Plus accrued interest, if any, from July 2, 2026.
(2) We refer you to “Underwriting” beginning on page S-96 of this prospectus supplement for additional information regarding underwriting compensation.
An investment in the notes involves risks. See “Risk Factors” beginning on page S-21.
Neither the Securities and Exchange Commission nor any state or foreign securities commission or regulatory authority has approved or disapproved of the notes or the shares of our common stock, if any, issuable upon conversion of the notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect to deliver the notes in book-entry form through the facilities of The Depository Trust Company on or about July 2, 2026.
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Book-Running Manager
J.P. Morgan
Prospectus Supplement dated June 30, 2026

Prospectus Supplement
Prospectus
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As used in this prospectus supplement, (i) “we,” “our” and “us” refer to Sable Offshore Corp. and its consolidated subsidiaries, except where expressly noted otherwise or if otherwise implied by the context; and (ii) “or” is not exclusive.
In deciding whether to purchase the notes, you should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related pricing term sheet. Neither we nor any of the underwriters has authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it.

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You should not assume that the information included or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the respective dates of the documents in which the information is contained. Our business, financial condition, results of operations and prospects could have changed since those dates.
You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be legal, tax or investment advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding any purchase of the notes. Neither we nor any of the underwriters makes any representation regarding the legality of an investment in the notes by any person under applicable investment or similar laws.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to purchase any notes in any jurisdiction or to any person where the offer or solicitation is not permitted.

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TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus supplement contains our trademarks, service marks and trade names, which are protected under applicable intellectual property laws and are our property. This prospectus supplement may also include trademarks, service marks and trade names of other parties, which are the exclusive property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, ™ or ℠ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other parties’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship by us of the trademark, service mark or trade name owner.
S-iii

CAUTIONARY NOTE REGARDING FORWARD‑LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference forward-looking statements that reflect our current views with respect to, among other things, our operations, our financial performance, and our industry. Forward-looking statements include all statements that are not historical facts. These forward-looking statements are included throughout this prospectus supplement, including in the sections entitled “Prospectus Supplement Summary” and “Risk Factors” herein and in our Form 10-K for the year ended December 31, 2025, as such factors may be updated from time to time in our periodic filings with the SEC, as well as the other information contained or incorporated by reference in this prospectus supplement and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including statements relating to PHMSA’s regulatory oversight of the SYPS, the PHMSA Litigation, the DPA Order and related litigation, the potential implementation of the Buoy Strategy and the potential implementation of the OS&T Strategy. All statements other than those that are purely historical may be forward-looking statements. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “assume,” “continue,” “plan,” “expect,” “estimate,” “intend,” “contemplate,” “should,” “would,” “could,” “potentially,” “predict,” “project,” “seek,” “foreseeable,” “will” or “may,” or similar words or phrases that convey uncertainty of future events or outcomes, to identify forward-looking statements included or incorporated by reference in this prospectus supplement.
•our ability to recommence full production of the SYU Assets, including bringing oil to market, and the cost and time required therefor, and production levels once recommenced;
•our financial performance;
•our ability to satisfy future cash obligations;
•restrictions in existing or future debt agreements or structured or other financing arrangements;
•commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput;
•uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks, including risks relating to PHMSA’s regulatory oversight of the SYPS, the DPA Order and the potential implementation of the OS&T Strategy or the Buoy Strategy;
•the uncertainty inherent in estimating oil and natural gas resources and in projecting future rates of production;
•reductions in cash flow and lack of access to capital, including the capital required to bring online perforation additions and electric submersible pumps;
•the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions;
•the ability to recognize the anticipated benefits of the Business Combination (as defined below), which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers and compete within our industry;
•our success in retaining or recruiting, or changes required in, our officers, directors or other key personnel;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•developments relating to our competitors and our industry;
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•the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;
•litigation, complaints and/or adverse publicity, including the PHMSA Litigation and litigation related to the DPA Order;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our ability to maintain the listing of our Common Stock on the NYSE;
•our ability to comply with laws and regulations applicable to our business; and
•changes in applicable laws or regulations.
We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. “Risk Factors” in our Form 10-K for the year ended December 31, 2025 and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements in this prospectus supplement are based upon information available to us as of the date of this prospectus supplement and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
The forward-looking statements included or incorporated by reference in this prospectus supplement speak only as of the date of this prospectus supplement or as of the date they are made, as applicable. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. Except as otherwise required by law, we disclaim any intent or obligation to update any “forward-looking statement” made or incorporated by reference in this prospectus supplement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information included in or incorporated by reference into this prospectus supplement and does not contain all of the information that may be important to you. You should read the entire prospectus supplement and accompanying prospectus and the other documents to which we refer before you decide to invest. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the notes. For a more complete understanding of the Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information contained in and incorporated by reference under the section titled “Risk Factors” on page S-21 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.
Overview
Sable Offshore Corp. was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).
Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).
On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the consummation of the Business Combination (the “Closing”), as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.
Since the Closing Date, we have invested significant capital to safely restore production operations to SYU.
Unless otherwise noted or the context otherwise requires, references to (i) the “Company,” “Sable,” “we,” “us,” or “our” are to Sable Offshore Corp., a Delaware corporation, and its consolidated subsidiaries, following the Business Combination, (ii) “Flame” refers to Flame Acquisition Corp. prior to the Business Combination, (iii) the “Santa Ynez Unit” or “SYU” refers to the 16 federal leases, three offshore production platforms (Hondo, Harmony, and Heritage), and associated ancillary facilities located in federal waters offshore California, and (iv) the “Santa Ynez Pipeline System” (or “SYPS”) refers to the interstate pipeline connecting the Santa Ynez Unit to the Pentland Station terminal, inclusive of “Pipeline Segment 324” and “Pipeline Segment 325”, or collectively referred to as “Pipeline Segments 324 and 325” (formerly known as “901/903 Assets” and as defined in the Sable-EM Purchase Agreement), the Las Flores Canyon (“LFC”) onshore processing, storage, and related pipeline assets, and the offshore pipeline connecting the Santa Ynez Unit to LFC. The SYU Assets include the Santa Ynez Unit and the Santa Ynez Pipeline System.

Assets
The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).
From the offshore platforms in the Outer Continental Shelf (“OCS”), crude oil is transported through the Santa Ynez Pipeline System to onshore processing and storage facilities. The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:
•an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;
•a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;
•a Pacific Offshore Pipeline Company (“POPCO”) gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, natural gas liquids (“NGL”) fractionation, and gas compression (the “POPCO Facility”);
•another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;
•an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;
•crude storage capacity of 540 MBbls;
•a produced water pipeline, which is partially offshore;
•liquified petroleum gas storage and loading; and
•a transportation terminal.
Pipeline Segments 324 and 325 and the other 324/325 Assets (formerly known as “901/903 Assets” and as defined in the Sable-EM Purchase Agreement) acquired in the Business Combination were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. Pipeline Segments 324 and 325 were used to deliver oil to local refinery markets from the onshore processing and storage facilities. Following a crude oil release in May 2015, Plains indicated it suspended petroleum transportation activities through Pipeline Segments 324 and 325, initiated its emergency response plan, and Pipeline Segments 324 and 325 were subsequently emptied of hydrocarbons but filled with an inert gas and maintained in a safe state.
We operate the Santa Ynez Pipeline System’s onshore processing and storage facilities and pipeline facilities, including the offshore pipeline facilities and Pipeline Segments 324 and 325, as a single pipeline system transporting crude oil from the SYU Assets in the OCS to the Pentland Station terminal in Kern County, California. Segment 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Las Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Segment 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in

Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Luis Obispo, California.
Recent Developments
Concurrent Common Stock Offering
Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, $100.0 million of our common stock, plus up to an additional $15.0 million of our common stock that the underwriters of the Concurrent Common Stock Offering have the option to purchase from us. The completion of this offering is contingent upon the completion of the Concurrent Common Stock Offering, and the completion of the Concurrent Common Stock Offering is contingent upon the completion of this offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent Common Stock Offering. The prospectus supplement for the Concurrent Common Stock Offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, that we are offering pursuant to this prospectus supplement. See “The Concurrent Common Stock Offering.”
New Senior Secured Credit Facilities
Substantially concurrently with the issuance of the notes, subject to customary closing conditions, we expect to enter into (i) a senior secured reserve-based revolving credit facility (the “Senior Revolver”) in an initial aggregate maximum credit amount of up to $500,000,000 (but initially subject to a “zero borrowing base”), with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and issuing banks from time to time party thereto, for the purpose of facilitating secured hedging arrangements and secured cash management arrangements and (ii) a senior secured term loan B credit facility (the “Term Loan B”) providing term loans in an aggregate principal amount of $675,000,000, with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto (the Term Loan B, together with the Senior Revolver, the “New Senior Secured Credit Facilities”). The Term Loan B will bear interest at a rate equal to 15.00% per annum and will mature on December 15, 2028. The Senior Revolver will provide for revolving credit availability subject to a borrowing base to be determined from time to time, and will mature on December 15, 2028. The Senior Revolver and the Term Loan B will be secured on a first lien basis by substantially all of our assets and will be subject to a first lien intercreditor agreement. The entry into the New Senior Secured Credit Facilities is a condition precedent to the completion of this offering and the Concurrent Common Stock Offering.
The proceeds of the notes, the Concurrent Common Stock Offering and the Term Loan B shall be used, in part, to fully repay and satisfy all obligations under our Senior Secured Term Loan with Exxon (as amended, the “Existing Senior Secured Term Loan”) maturing on July 24, 2026 (such refinancing, the “Term Loan Refinancing”).
We refer to the issuance and sale of the notes in this offering and the use of proceeds therefrom as described under “Use of Proceeds”, the Concurrent Common Stock Offering, the entry into the New Senior Secured Credit Facilities and the Term Loan Refinancing collectively as the “Transactions”. This offering, the Concurrent Common Stock Offering, the New Senior Secured Credit Facilities and the Term Loan Refinancing are cross conditioned, and accordingly each transaction will be consummated only if all such transactions are consummated.
Existing Senior Secured Term Loan Amendment
On June 22, 2026, we and Exxon entered into an amendment (the “Existing Senior Secured Term Loan Amendment”) to the Existing Senior Secured Term Loan to, among other things, extend the maturity date, and agreed to a limited waiver of the Company’s P&A Financial Security obligations in Section 11.18 (c) (the “Limited Waiver”) of the Sable-EM Purchase Agreement.
The Existing Senior Secured Term Loan Amendment extends the maturity date of the Existing Senior Secured Term Loan to the earlier to occur of (a) July 24, 2026, and (b) the acceleration of the Existing Senior Secured Term Loan following any Event of Default (as defined therein).

The Limited Waiver states that the Company and EM have agreed to temporarily waive the requirement for the Company to provide P&A Financial Security (as defined in the Sable-EM Purchase Agreement) within three business days of the maturity date until the earlier of (A) December 22, 2028, (B) the date on which the New Senior Secured Credit Facilities are redeemed, repaid or otherwise refinanced, or (C) the date on which any Event of Default has occurred and is continuing under the Existing Senior Secured Term Loan, or any Financing Document (as defined in the Existing Senior Secured Term Loan) or any breach or default under any other contractual obligation to Sellers or their affiliates.
Pursuant to the Existing Senior Secured Term Loan Amendment, we paid Exxon a $30.0 million amendment fee on June 22, 2026. Additionally, Exxon agreed to suspend and waive the minimum liquidity covenant of $25.0 million under the Existing Senior Secured Term Loan until the amended maturity date.
Resumption of Production
As of June 18, 2026, 52 of the 77 completed wells at Platforms Harmony and Heritage are online, producing an average of approximately 43,000 gross barrels of oil per day. The number of online wells is currently limited by the number of compressors online due to lower-than-expected gas production from the wells given the higher oil ratios since restart. The Company expects to bring additional wells at Platform Harmony and Heritage online as gas production increases. The Company also expects Platform Hondo to commence production in the third quarter of 2026.
The Company has also brought online two perforation additions, plans to bring online up to 41 more perforation additions by the end of 2029 (with an expected 15 more perforation addition opportunities remaining thereafter), and also intends to install up to eight electric submersible pumps beginning in 2028. The Company estimates that the total capital required for the perforation additions and submersible pumps, if all are executed, is approximately $40.8 million.
Offshore Buoy Alternative
Sable is evaluating the installation of an oil sales buoy (the “Buoy”) to provide access to additional markets for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area the (“Buoy Strategy”).
Sable has not started any preparations or installations of the Buoy. Sable estimates that the total capital required to install the Buoy is approximately $125.0 million. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.”
Offshore Storage and Treating Vessel Alternative
On September 29, 2025, Sable announced that it is evaluating an offshore storage and treating vessel (“OS&T”) strategy to provide access to domestic and global markets via shuttle tankers for federal crude oil produced from the SYU in the Pacific Outer Continental Shelf Area (the “OS&T Strategy”). Continued delays related to the Santa Ynez Pipeline System prompted Sable to evaluate the OS&T Strategy and on October 9, 2025, Sable submitted a Development and Production Plan update for the SYU to the Bureau of Ocean Energy Management (“BOEM”). Prior to implementation of the OS&T Strategy, regulatory authorizations would be required, including clearance from BOEM. Following the resumption of oil transportation through Pipeline Segments 324 and 325 of the SYPS, the OS&T Strategy is no longer the Company’s primary development pathway. Under the DPA Order (as defined below), the Company has been directed to immediately prioritize and allocate pipeline transportation services for oil transportation from the SYU through the SYPS. Nonetheless, the Company continues to evaluate the OS&T Strategy as a longer-term option to diversify sales channels, expand access to domestic and international purchasers, and provide additional flexibility in navigating potential regulatory developments.
Preparations for the OS&T Strategy would include the acquisition of a suitable OS&T vessel, certain refitting and upgrades to the vessel and the SYU equipment, transportation of the vessel to SYU, and related installation. Sable estimates that the total capital required to execute the OS&T Strategy is approximately $475.0 million. The Company has already incurred a small portion of such capital expenditures, with the vast majority of such capital expenditures remaining, provided the Company implements the OS&T Strategy and receives regulatory clearances. See “Risk Factors—Risks Associated with Our Operations—In order to commence operations pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.”
At-the Market Offering Program
During the first quarter of 2026, the Company entered into an at-the-market equity offering program (the “ATM Program”) to support its capital requirements and enhance liquidity, pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock having an aggregate gross sales price of up to $250.0 million.
Under the ATM Program, subsequent to March 31, 2026, the Company has issued 1,640,844 shares of its common stock for aggregate net proceeds of approximately $22.2 million.
Resuming Transportation through Pipeline Segments 324 and 325
On March 14, 2026, we resumed transportation of oil through Pipeline Segments 324 and 325 of the Santa Ynez Pipeline System, pursuant to the DPA Order (as defined below).
Defense Production Act Order
On March 13, 2026, the President of the United States, Donald J. Trump, signed an Executive Order to, among other things, delegate certain authorities under the Defense Production Act (“DPA”) to the United States Secretary of Energy.
Subsequently on March 13, 2026, the United States Secretary of Energy, Chris Wright, issued an order (the “DPA Order”) pursuant to that delegated authority in order to address the energy scarcity and supply disruption risks that have left the region and U.S. military forces dependent on foreign oil. The DPA Order states that “[a]n affordable and reliable domestic supply of energy is a fundamental requirement for the national and economic security of any nation.” It observes that the nation’s energy “problems are most pronounced in our Nation’s West Coast, ‘where dangerous State and local policies jeopardize our Nation’s core national defense and security needs, and devastate the prosperity of not only local residents but the entire United States population.’” The SYPS is a “critical energy resource on the West Coast” but “cannot be used to address the shortages identified in EO 14156 and the resulting vulnerabilities, including adversarial dependence” because “California agencies have deployed an array of state measures [ ] to block pipeline operations.” Accordingly, the DPA Order directs Sable “to immediately prioritize and allocate pipeline transportation services for hydrocarbons from the SYU through the SYPS” and “immediately commence performance under contracts or orders for services…for hydrocarbon transportation capacity in the SYPS[.]” The DPA Order requires Sable to “comply with this order immediately and maintain such compliance until such time as the conditions necessitating the issuance of this order abate or until Sable is directed otherwise.”
On March 30, 2026, the State of California filed a Complaint for Declaratory and Injunctive Relief alleging that the DPA Order violates provisions of the Administrative Procedure Act and the U.S. Constitution. The matter is captioned State of California v. Chris Wright, et al., Case No. 2:26-cv-03396, in U.S. District Court, Central District of California. The Court held a hearing on the State’s Motion for Preliminary Injunction on June 8, 2026, and ordered supplemental briefing, which was completed by the parties on June 18, 2026.
California Coastal Commission Matter
On September 27, 2024, the California Coastal Commission (the “Coastal Commission”) issued Notice of Violation No. V-9-24-0152 to Sable, which asserted that Sable’s safety valve installation work and certain maintenance and repair activities undertaken by Sable on Pipeline Segments 324 and 325 of the SYPS located in the California coastal zone (the “Coastal Zone”) constituted unpermitted development activities under the California Coastal Act (Cal. Pub. Res. Code Section 30000, et seq.) (the “Coastal Act”) and the County’s Local Coastal Program (“LCP”). Sable undertook the subject repair and maintenance work, including the safety valve installation work, based on its understanding that no new coastal development permit or other Coastal Act authorization was required, consistent with the County’s practice of authorizing repair work on Pipeline Segments 324 and 325 since they were first permitted and built over 30 years ago. Following good faith negotiations with Coastal Commission staff, on November 12, 2024, the Coastal Commission issued Executive Director Cease and Desist Order No. ED-24-CD-02 (the “Order”) requiring Sable to, among other requirements, prepare and submit an interim restoration plan and submit an application either to the Coastal Commission or the County to obtain a coastal development permit for the valve installation and other maintenance and repair work. In compliance with the Order, Sable prepared, submitted, and implemented the Interim Restoration Plan as approved by Coastal Commission staff. Sable separately submitted certain applications to the County related to some of the maintenance and repair work that was subject to Notice of Violation No. V-9-24-0152. The Order expired on February 10, 2025.
On February 11, 2025, the Coastal Commission issued Notice of Violation No. V-9-25-0013 to Sable, which asserted that certain maintenance and repair activities on the offshore pipeline segments of the SYPS in the Coastal Zone constituted unpermitted development activities under the Coastal Act. Sable undertook the subject maintenance and repair activities based on its understanding that no new coastal development permit or other Coastal Act authorization was required for such work, consistent with similar work that previously had been performed along the offshore pipeline segments of the SYPS by prior operators.
On February 12, 2025, the County delivered a letter to Sable confirming that certain Pipeline Segments 324 and 325 anomaly maintenance and repair work referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 was “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement (EIR/EIS).” The letter states in part that “[t]he County previously exercised its authority under its Local Coastal Program and delegated Coastal Act authority in approving the permits and the requested anomaly repair work is within the scope of those approved permits.” Sable subsequently recommenced the repair and maintenance activities which were subject to Notice of Violation V-9-24-0152.
In addition, also on February 12, 2025, the County delivered a letter to the Coastal Commission. In this letter, the County responded to a request by the Coastal Commission to consent to a consolidated coastal development permit process for certain activities undertaken and planned by Sable on the SYPS. The County’s letter also stated that certain maintenance and repair work on the Pipeline Segments 324 and 325 that was referenced in the Coastal Commission’s Notice of Violation V-9-24-0152 is “authorized by the existing permits (Final Development Plan, Major Conditional Use Permit, and associated Coastal Development Permits) and was analyzed in the prior Environmental Impact Report/Environmental Impact Statement. Thus, no further application to or action by the County is required.”
On February 14, 2025, Sable submitted a written response to the Coastal Commission’s Notice of Violation V-9-24-0152 detailing that, consistent with the County’s letters, certain of the alleged unpermitted development subject to the Notice of Violation was previously approved and that no further coastal development permit is required.
On February 18, 2025, Sable filed a complaint against the Coastal Commission in the Superior Court of the State of California for the County of Santa Barbara (Case No. 25CV00974). In the complaint, Sable challenges the Coastal Commission’s prior Notices of Violations and Executive Director Cease and Desist Order as procedurally improper and asserts that the Coastal Commission lacks authority to prohibit work authorized by existing permits. Sable seeks a declaration that the Coastal Commission’s actions are unlawful, an injunction prohibiting further enforcement actions by the Coastal Commission, damages for the alleged taking of property rights, and attorneys’ fees and costs. The Coastal Commission proceeded to issue an Executive Director Cease and Desist Order to Sable on February 18, 2025, related to certain of Sable’s pipeline repair and maintenance activities and safety valve installation work.
On April 10, 2025, the Coastal Commission approved Cease and Desist Order CCC-25-CD-01, Restoration Order CCC-25-RO-01, and Administrative Penalty Order CCC-25-AP3-01, whereby the Coastal Commission ordered the Company to cease and desist from all ongoing development in the Coastal Zone under the Coastal Act “as part of the effort to restart the SYU oil production operations and bring the pipelines back into use,” apply for new Coastal Act authorization for all previously completed, ongoing, and future development in the Coastal Zone to the extent “part of the effort to restart the SYU oil production operations and bring the pipelines back into use,” and imposed an administrative penalty of approximately $18.0 million on the Company. The Company does not believe this penalty is lawful and has not recognized any accrued expense as of March 31, 2026. Sable is prepared to vigorously pursue all available legal remedies related to the orders, including the administrative penalty, imposed by the Coastal Commission.
On April 16, 2025, the Coastal Commission filed a request in the Santa Barbara County Superior Court for a temporary restraining order against the Company to restrain the Company from violating the Cease and Desist Order CCC-25-CD-01 and to halt repair and maintenance activities on the Santa Ynez Pipeline System within the Coastal Zone. The request was filed within the Company’s ongoing litigation against the Coastal Commission (Case No. 25CV00974). On April 17, 2025, the court denied the Coastal Commission’s request for a temporary restraining order and set the matter for further hearing on May 14, 2025, which date was later continued to May 28, 2025.
On April 22, 2025, counsel for the Coastal Commission filed a Petition for Stay, Writ of Supersedeas, or Other Appropriate Order, and Request for Temporary Stay with the Second Division California Court of Appeal (“Court of Appeal”), seeking a temporary stay of the Santa Barbara County Superior Court’s denial of the Coastal Commission’s request for a TRO and an order requiring Sable to comply with the cease and desist order. Sable filed an Opposition to the Coastal Commission’s Petition with the Court of Appeal on April 28, 2025. On May 15, 2025, the Court of Appeal denied the Coastal Commission’s request for a temporary stay.
On May 28, 2025, the Santa Barbara County Superior Court granted the Coastal Commission’s application for issuance of a preliminary injunction, enjoining Sable from conducting any further “development” in violation of Cease and Desist Order CCC-25-CD-01. On July 9, 2025, the court denied Sable’s motion to stay the Cease and Desist Order CCC-25-CD-01. On July 16, 2025, Sable filed a notice of appeal challenging the court’s issuance of preliminary injunction. On July 29, 2025, counsel for Sable filed a Petition for Writ of Mandate or Other Appropriate Relief with the Second Division California Court of Appeal, seeking a writ of mandate reversing the Santa Barbara County Superior Court’s denial of Sable’s motion to the stay Cease and Desist Order CCC-25-CD-01. On August 4, 2025, the Court of Appeal denied Sable’s Petition for Writ of Mandate. On October 6, 2025, Sable filed a motion to file an amended complaint which quantifies its monetary damages in excess of $347.0 million. On October 15, 2025, the Santa Barbara County Superior Court denied the Company’s request for the issuance of a writ of mandate on its first cause of action and set procedural motions related to Sable’s four additional causes of action for December 3, 2025. On November 5, 2025, Sable filed its opening brief in support of its appeal challenging the Superior Court’s issuance of the preliminary injunction with the Court of Appeal. Sable has also filed a Petition for Writ of Mandate or Other Appropriate Relief, seeking a writ of mandate reversing the Superior Court’s October 15, 2025 denial of Sable’s first cause of action. The Court of Appeal held a hearing on Sable’s appeal on May 14, 2026, and took the matter under submission. On June 17, 2026, the Court of Appeal affirmed the Superior Court’s issuance of the preliminary injunction.
On December 3, 2025, the Santa Barbara County Superior Court denied the Coastal Commission’s motion for judgment on the pleadings as to its first amended cross complaint, granted Sable’s motion to file the second amended complaint, and requested further briefing on Sable’s four remaining causes of action. On February 18, 2026, the Santa Barbara County Superior Court denied Sable’s Motion for Reconsideration of the Preliminary Injunction for lack of jurisdiction pending Sable’s appeal of the preliminary injunction to the Second Division California Court of Appeal. The Santa Barbara County Superior Court also denied Sable’s Motion for Reconsideration of Sable’s Writ of Mandate. On March 18, 2026, the Coastal Commission filed a Motion for Judgment on the Pleadings (“MJOP”). On April 22, 2026, Sable filed its opposition to the Coastal Commission’s MJOP. A hearing on the Coastal Commission’s MJOP was held on May 20, 2026. On April 22, 2026, Sable also filed a motion for leave to file a third amended complaint to include allegations relating to PHMSA’s jurisdiction and the DPA Order and for leave to file a first amended answer, for which arguments also were heard on May 20, 2026. On May 20, 2026, the Santa Barbara County Superior Court granted the Coastal Commission’s MJOP as to the Company’s second, third, fourth, and fifth causes of action, denied the Company’s motion for leave to file a third amended complaint, and granted the Company’s motion for leave to file a first amended answer. Trial is scheduled for February 17, 2027.
On December 23, 2025, the Coastal Commission’s Executive Director sent PHMSA a letter requesting to review the Company’s Restart Plan application materials pursuant to the Coastal Zone Management Act (“CZMA”), which PHMSA had approved on December 22, 2025. The letter also requested that PHMSA provide the Commission with the Company’s Emergency Special Permit application materials to allow for a similar review by the Commission under the CZMA. The letter asserts that PHMSA’s approval of the Company’s Restart Plan and the Emergency Special Permit should be considered stayed pending the Commission’s review. The letter also notified PHMSA that the Commission is reviewing PHMSA’s concurrence with the Company’s determination that Pipeline Segments 324 and 325 constitute part of an interstate pipeline facility under the PSA. On February 20, 2026, PHMSA responded to the Coastal Commission’s December 23 letter, advising the Commission that PHMSA’s records are available by submitting a request for information pursuant to the Freedom of Information Act, advising that some of the records may already be public owing to litigation that has been filed challenging the Restart Plan approval, and otherwise abstaining from comment owing to ongoing litigation.
On June 9, 2026, the Coastal Commission’s Executive Director issued a Notice of Intent to Commence Cease and Desist Order and Administrative Penalty Proceedings to the Company alleging that the Company is undertaking “unpermitted development” under the Coastal Act as amended by California Senate Bill 237. See “California Senate Bill 237” for additional information.
Zaca Preserve Matter
On October 3, 2024, plaintiff Zaca Preserve LLC filed a California state court complaint against Sable, its subsidiary PPC, Plains All American Pipeline LP, and Plains Pipeline LP. The case is captioned 24CV05483 and is pending in Santa Barbara County Superior Court, Anacapa Division. The plaintiff filed a First Amended Complaint on December 12, 2024, and served the complaint on Sable and PPC on December 18, 2024.
The plaintiff was a class member of the Grey Fox litigation that was settled effective September 17, 2024, and chose to opt out of the final settlement class. The plaintiff raises claims similar to the Grey Fox plaintiffs, namely that the pipeline easement on its property is no longer valid in light of the 2015 Refugio oil spill and the conduct of defendants. The plaintiff brings contract and tort claims and seeks declaratory and injunctive relief determining his easement terminated and prohibiting defendants from accessing or using his easement to resume pipeline operations. The plaintiff seeks compensatory, exemplary, and statutory damages, costs, attorneys’ fees, and interest, as well as declaratory and injunctive relief. By stipulation, Sable and PPC’s deadline to respond to the First Amended Complaint was March 4, 2025. Sable and PPC timely filed and served their Demurrer to the Plaintiff’s First Amended Complaint and Sable filed and served a Motion to Strike the First Amended Complaint. The Demurrer and Motion to Strike were heard November 12, 2025. The court sustained the Demurrer, without leave to amend as to Plaintiff’s causes of action for injunctive relief, negligent misrepresentation, negligence, UCL violation, permanent nuisance and threatened nuisance, and denied the Motion to Strike. Plaintiffs filed a Second Amended Complaint on December 12, 2025. Sable and PPC answered the Second Amended Complaint on February 11, 2026, and intend to defend the case vigorously. Plaintiff has filed a motion to supplement the complaint but not to change the underlying claims. A hearing on that motion and a case management conference are scheduled for August 5, 2026.
BSEE Matter
On June 27, 2024, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Debra Haaland, Secretary of the U.S. Department of the Interior; the Bureau of Safety and Environmental Enforcement (“BSEE”); and Bruce Hesson, BSEE Pacific Regional Director in the U.S. District Court for the Central District of California (Case No. 2:24-cv-05459). Sable intervened and vigorously contests the plaintiffs’ allegations. In the plaintiffs’ January 2025 first supplemental and amended complaint, the plaintiffs alleged that BSEE: violated the National Environmental Policy Act (“NEPA”), the Outer Continental Shelf Lands Act (“OCSLA”), and the Administrative Procedure Act (“APA”) in November 2023 by approving an extension to resume operations associated with the 16 oil and gas leases Sable holds in the SYU in federal waters offshore of California in the Santa Barbara Channel; and violated NEPA and the APA in September 2024 by approving applications for permits to modify for well reworking operations and by failing to conduct supplemental environmental analysis for oil and gas development and production in the SYU. The complaint asked for the court: to issue an order finding that BSEE violated NEPA, OCSLA and the APA; to vacate and remand the extension and the applications for permits to modify; to order BSEE to complete NEPA analysis by a date certain; to prohibit BSEE from authorizing further extensions, applications for permits to modify, or any other authorizations for resuming production until it complies with NEPA, OCSLA and the APA; and for an award of costs and attorneys’ fees. Sable believes that the government’s prior extensions to resume operations were both appropriate and authorized and independently that subsequent actions, including a May 28, 2025 Environmental Assessment (the “2025 Environmental Assessment”) relied on by BSEE and a May 29, 2025 decision by BSEE approving the extension, render plaintiffs’ corresponding claims moot. On September 24, 2025, the court denied cross-motions for summary judgment by all parties.
On November 7, 2025, the court approved a new scheduling order. On November 10, 2025, plaintiffs filed their second supplemental and amended complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BSEE; and Bobby Kurtz, BSEE Acting Pacific Regional Director. Plaintiffs added new claims to their existing complaint alleging that BSEE: violated NEPA and the APA in July 2025 by approving additional applications for permits to modify; and violated NEPA and the APA when issuing the May 29, 2025 decision approving the extension based upon the 2025 Environmental Assessment. In addition to the relief plaintiffs already sought, the second supplemental and amended complaint also asks the court: to issue an order finding that BSEE violated NEPA and the APA when issuing the July 2025 applications for permits to modify; to vacate and remand the July 2025 applications for permits to modify, the 2025 Environmental Assessment and Finding of No Significant Impact, and BSEE May 29, 2025 decision approving the extension. On November 24, 2025, Sable filed its answer to the second supplemental and amended complaint. The federal government lodged an updated administrative record on December 19, 2025. On January 16, 2026, plaintiffs filed a motion to compel completion and supplementation of the administrative record, which the court granted on March 12, 2026, and BSEE subsequently produced additional documents. On May 28, 2026, the court issued a scheduling order setting a briefing schedule for the parties’ cross-motions for summary judgment with a hearing scheduled for February 12, 2027.
BOEM Matter
On April 2, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a complaint against Doug Burgum, Secretary of the U.S. Department of the Interior; BOEM; and Douglas Boren, BOEM Pacific Regional Director, in the U.S. District Court for the Central District of California (Case No. 2:25-cv-02840). On May 12, 2025, plaintiffs filed an amended complaint in which plaintiffs challenge BOEM’s April 2025 decision determining that Sable is not required to revise the development and production plan for Platform Harmony in the SYU. The amended complaint asked for the court: to issue an order finding that BOEM’s decision was not in accordance with OCSLA and violated the APA; order BOEM to require revision of the development and production plan for Platform Harmony; prohibit BOEM from authorizing new oil and gas drilling activity at the SYU unless and until revision of the development and production plan is complete; and for an award of costs and attorneys’ fees. Sable intervened and vigorously contests the plaintiffs’ allegations. On September 10, 2025, the court denied Sable’s motion to dismiss based on plaintiffs’ failure to provide notice under OCSLA’s citizen suit provision. The parties filed cross-motions for summary judgment, and the federal government and Sable filed motions to strike extra-record materials cited in plaintiffs’ motion for summary judgment. On May 14, 2026, the court issued an order sua sponte dismissing plaintiffs’ amended complaint for lack of subject matter jurisdiction on standing grounds, and denied as moot all pending motions for summary judgment and motions to strike extra-record evidence. On June 4, 2026, plaintiffs filed a second amended complaint against the same defendants asking the court to declare that BOEM’s April 2025 decision that the development and production plan for Platform Harmony need not be revised is arbitrary, capricious, and not in accordance with OCSLA or its implementing regulations; order BOEM to review changes in available information and other onshore or offshore conditions affecting or impacted by development and production at the SYU or to require revision to or supplementation of the development and production plan by a date certain; and for an award of costs and attorneys’ fees. Plaintiffs’ second amended complaint also seeks alternative relief under the APA including declaratory relief, vacatur, and remand of BOEM’s decision to the agency for further analysis and issuance of a new decision by a date certain. The Company intends to vigorously defend against the claims in this second amended complaint.
Regional Water Quality Control Board and Department of Fish and Wildlife Matters
On December 13, 2024, the California Central Coast Regional Water Quality Control Board (“Regional Board”) issued three letters to the Company related to Pipeline Segments 324 and 325 of the SYPS: (i) a Notice of Violation for an alleged unauthorized discharge of waste to waters of the state at an ephemeral stream in Santa Barbara County; (ii) a Directive to obtain regulatory coverage for an alleged unauthorized discharge of waste to waters of the state at the same ephemeral stream identified in item (i); and (iii) a First Notice of Non-Compliance for an alleged failure to obtain coverage under the Regional Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties.
On December 17, 2024, the California Department of Fish and Wildlife (“CDFW”) issued a Notice of Potential Violation to Sable for alleged violations of the California Fish and Game Code at four separate sites within Santa Barbara County and San Luis Obispo County in California for alleged placement or fill of waste to waters.
On January 10, 2025, Sable submitted a written response to the Regional Board’s December 2024 letters. On January 13, 2025, Sable submitted a written response to CDFW’s December 2024 Notice of Potential Violation. On January 22, 2025, the Regional Board issued two additional letters to Sable related to Pipeline Segments 324 and 325: (i) a Second and Final Notice of Non-Compliance for an alleged failure to obtain coverage under the Regional Board’s General Permit for Construction Stormwater Discharges in Santa Barbara, San Luis Obispo, and Kern Counties; and (ii) an order requiring Sable to submit a technical report associated with the discharge of earthen material to waters of the state.
On January 31, 2025, Sable submitted an application to the Regional Board for regulatory coverage for the alleged discharge of waste to waters of the state at the location identified in the Regional Board’s December 13, 2024, Notice of Violation, and coverage was approved and issued by the Regional Board on March 20, 2025. On February 18, 2025, Sable submitted an application to CDFW for the same site, that application was deemed complete in March 2025, and work at the site was approved to proceed in May 2025. On February 21, 2025, the Company submitted a written response to the Regional Board’s Second and Final Notice of Non-Compliance. On March 7, 2025, Sable submitted its initial responses to the Regional Board’s order requiring Sable to submit a technical report, and on April 15, 2025, the Company submitted a supplemental response, that Sable committed to provide in its March initial response.
Sable submitted after-the-fact permitting applications to the Regional Board and CDFW with respect to potential discharges at the four sites identified in CDFW’s December 2024 notice during the first two weeks of March 2025. The Regional Board provided responses and requests for additional information in April 2025, to which the Company provided supplemental information on April 25, 2025. These sites were fully permitted by the Regional Board in June 2025 and by CDFW as of September 2025.
On April 15, 2025, the Regional Board issued a second Notice of Violation to the Company for an alleged failure to provide a sufficient response to the Regional Board’s request for a technical report and continued allegations of unauthorized discharges. On that same day, the Company submitted to the Regional Board further responses and additional information in response to the Regional Board’s request for a technical report, in which the Company identified additional sites that may require after-the-fact permitting. On April 17, 2025, the Regional Board issued Resolution R3-2025-0024, which referred any assessment of civil liability, injunctive and declaratory relief against the Company for its alleged violations of the California Water Code to the California Attorney General via the California Superior Court. After the issuance of Resolution R3-2025-0024, the Company continued to work with the Regional Board and CDFW to identify locations and submit additional after-the-fact permit applications. On July 24, 2025, the Regional Board issued a third Notice of Violation, requiring the Company to provide additional information in order to satisfy the request for a technical report, to which the Company timely responded on August 13, 2025 with all requested information. As a result of this process, nine additional sites were identified. As of January 29, 2026, the Regional Board has issued permits for the nine additional locations (for a total of 14 locations) identified by the Regional Board, CDFW, and the Company. CDFW issued the final Streambed Alteration Agreement for the nine locations on June 18, 2026. As such, all locations all permitted. Based on the information provided by Sable in response to the Notices of Non-Compliance associated with the Regional Board’s General Permit for Construction Stormwater Discharges, the Regional Board is not further requiring Sable to obtain coverage under that permit for the work performed.
On September 16, 2025, the Santa Barbara County District Attorney’s office filed a criminal Complaint against the Company in Santa Barbara County Superior Court, with 21 Counts being pursued (sixteen (16) misdemeanors and five (5) felonies) for alleged violation of the California Fish & Game Code and Water Code and based on the same underlying activities that were the focus of the Regional Board and CDFW actions. The Complaint references some of the 14 locations where the Company has already sought after-the-fact permitting from the Regional Board and

CDFW, but also includes other locations where neither the Regional Board nor the CDFW are requiring any further action or permitting. The Company has retained counsel for defense. On October 3, 2025, the Regional Board filed a civil action in Santa Barbara County Superior Court alleging that the Company failed to secure permits at the 14 locations prior to undertaking the work, though the Complaint also notes the Company’s after-the-fact permitting efforts. The Complaint also alleges failure to comply with the request for a technical report. The Regional Board is seeking civil penalties and potentially limited injunctive relief. The Company filed its response to the Complaint on November 25, 2025. The parties attended an initial mediation session on April 8, 2026, and a second mediation session on May 13, 2026. A case management conference is scheduled for August 14, 2026.
County Permit Transfer Matter
In October 2024, the County of Santa Barbara’s Planning Commission approved the transfer of the Final Development Permits for the SYU, POPCO Facilities and Pipeline Segments 324 and 325 from Exxon and certain of its subsidiaries to the Company and its subsidiaries, PPC and POPCO, pursuant to Santa Barbara County Code Chapter 25B. That approval was appealed by various environmental advocacy groups to the Santa Barbara County Board of Supervisors. On February 25, 2025, the Board of Supervisors heard the appeals but, despite a County staff recommendation to reject the appeals, did not decide them, splitting 2-2 in a tie vote. As the appeals did not reverse the Planning Commission’s decision, the Company thereafter sought the permit transfers from the County, but it was unsuccessful.
On May 8, 2025, the Company, its subsidiaries, PPC and POPCO, and Exxon and certain of its subsidiaries filed suit against the County of Santa Barbara and Board of Supervisors seeking a writ of mandamus directing Santa Barbara County to issue updated Final Development Permits reflecting the Sable plaintiffs as holders thereof, for declaratory relief finding that the County’s Chapter 25B ordinances violate the United States and California Constitutions, and for damages. Several environmental advocacy groups intervened in the litigation. On September 12, 2025, after a hearing, the court issued an order of mandate requiring that “within 60 days of service of the writ of mandate on the Board, hold a de novo public hearing to affirm, reverse, or modify the Planning Commission’s decision regarding Petitioners/Plaintiffs’ Final Development Permit applications in this action in compliance with Santa Barbara County Code Chapter 25B-8, 9, and 10. If the Board is unable to reach a vote that affirms, reverses, or modifies the Planning Commission’s decision, the Board shall hold another de novo public hearing within 45 days, and if unable again, every 45 days thereafter.” The litigation was stayed pending the final action at the Board of Supervisors’ re-hearing. The County set a hearing in this matter pursuant to the writ of mandate for November 4, 2025. At that hearing, the Board voted to continue the hearing until December 16, 2025, and directed County staff to prepare findings that would grant the appeals and deny the transfer of the permits to Sable for consideration at that hearing. At the December 16 hearing, the Board adopted the findings to grant the appeals and deny the transfer of the permits.
On March 16, 2026, Petitioners filed an amended petition for writ of mandate and complaint for declaratory relief and damages. On April 29, 2026 Respondents filed a Motion to Dismiss Complaint in Part, which is set for hearing on July 10, 2026. On April 30, 2026, certain intervenors also filed a motion to dismiss one of the causes of action in the Petitioners’ amended petition. The intervenors’ motion is also set for hearing on July 10, 2026. Sable continues to pursue the case vigorously.
Johnson Class Action / Kelly and Vora Derivative Claims
On July 28, 2025, shareholder Tracy Johnson filed a putative class action complaint against the Company in the U.S. District Court for the Central District of California, captioned Johnson v. Sable Offshore Corp., et al., Case No. 2:25-cv-06869 (C.D. Cal) (the “Johnson Action”). The complaint alleged violations of Sections 10(b) and 20(a) of the Exchange Act of 1934 and Sections 11, 12(a)(2), and 15 of the Securities Act of 1933, on behalf of a putative class of investors who purchased or acquired Sable’s publicly traded securities between May 19, 2025 and June 3, 2025, when the Company engaged in a public offering, and/or pursuant and/or traceable to the offering. The complaint named as defendants the Company, certain of its officers, and the underwriters in the offering.
On October 27, 2025, the Court appointed a lead plaintiff. On November 10, 2025, the lead plaintiff filed an amended complaint purportedly on behalf of persons or entities who purchased or otherwise acquired publicly traded Sable securities between May 19, 2025 and November 4, 2025. The amended complaint dropped the claims under the Securities Act of 1933 and dropped the underwriters as defendants. On November 24, 2025, Defendants moved to dismiss the amended complaint. On December 8, 2025, the lead plaintiff filed a second amended complaint. The second amended complaint alleges, among other things, that the Company and certain of its officers made false and misleading statements or failed to disclose certain information regarding the Company’s business activities at the SYU. The plaintiff seeks damages, costs, expenses, expert and attorneys’ fees, and other unspecified relief. On January 5, 2026, Defendants moved to dismiss the second amended complaint. Plaintiff filed an opposition on January 12, 2026. Defendants’ reply was filed on January 26, 2026, and the motion to dismiss was heard on February 23, 2026. The motion remains under consideration by the Court. The Company intends to vigorously defend against the claims in this lawsuit.
On August 21, 2025, shareholder Bryce Kelly filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Kelly v. Flores, et al., Case No. 2:25-cv-07848 (C.D. Cal.) (the “Kelly Action”). The complaint names as defendants the members of the Board of Directors of the Company, certain officers of the Company, and the underwriters of the Company’s May 2025 public offering. The complaint alleges claims for breach of fiduciary duty, aiding and abetting breach of fiduciary duty, unjust enrichment, waste of corporate assets, contribution under Section 10(b) and 21D of the Exchange Act of 1934, and contribution under Section 11(f) of the Securities Act of 1933, based on similar factual allegations to those at issue in the Johnson Action. On December 12, 2025, the Kelly Action was ordered stayed pending a ruling on the motion to dismiss filed in the Johnson Action.
On December 17, 2025, shareholder Udit Vora filed a verified shareholder derivative complaint, purportedly on behalf of the Company, in the U.S. District Court for the Central District of California, captioned Vora v. Flores, et al., Case No. 2:25-cv-11944 (C.D. Cal.) (the “Vora Action”). The complaint names as defendants the members of the Board of Directors of the Company and certain officers of the Company. The complaint alleges claims for breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, waste of corporate assets, and contribution under Sections 10(b) and 21D of the Securities Exchange Act of 1934, based on similar factual allegations to those at issue in the Johnson Action. On February 27, 2026, the Vora Action was ordered stayed pending a ruling on the motion to dismiss filed in the Johnson Action.
CalGEM
On May 9, 2025, the California Department of Conservation’s Geologic Energy Management Division (“CalGEM”) issued a letter to the Company asserting that the Company’s facility in LFC (the “Las Flores Canyon Facility”) is a “production facility” under the California Public Resources Code and therefore subject to various statutory requirements applicable to such facilities. In that letter, CalGEM demanded that the Company post a bond of approximately $31.9 million, submit certain oil spill contingency response and management plans for CalGEM’s review, and indicating that the failure to timely respond could result in civil penalties of up to $50,000 per day/per violation. On January 27, 2026, CalGEM issued a letter to the Company revising the bond amount to approximately $57.3 million based on CalGEM’s material increases to the estimates for labor, equipment, transportation, engineering, and handling costs associated with decommissioning and remediation after an additional on-site inspection by CalGEM. Sable disputes that CalGEM possesses jurisdiction to impose those requirements. On February 17, 2026, Sable filed a lawsuit against CalGEM, the State Oil and Gas Supervisor, the California Department of Conservation, and its Director, seeking a writ of mandate against these agencies and officers prohibiting them from enforcing those provisions of the California Public Resources Code applicable to oil and gas production facilities against Sable, as well as a declaratory judgment that Sable’s Las Flores Canyon Facility is not a “production facility” under California Public Resources Code section 3010. Separately, Sable and CalGEM are in disagreement over CalGEM’s authority to inspect the Las Flores Canyon Facility, with Sable repeatedly expressing a willingness to permit an inspection within the procedural mechanisms established in the Civil Discovery Act in light of the ongoing litigation. On April 15, 2026, the Attorney General’s Office filed a demurrer to Sable’s petition for writ of mandate and complaint. On April 22, 2026, CalGEM asserted that Sable’s request that CalGEM comply with the Civil Discovery Act constituted a denial of access to the facility and threatened to pursue enforcement action separate from the ongoing litigation. Thereafter, on May 15, 2026, the Attorney General's Office filed a special motion to strike (an anti-SLAPP motion) challenging Sable’s petition for writ of mandate and complaint on the basis that that CalGEM’s demand to Sable to post the $57.3 million dollar bond was protected speech, and Sable could not file a lawsuit challenging CalGEM’s jurisdiction on this basis. Both the demurrer and anti-SLAPP motions are set for hearing on July 31, 2026. Sable intends to vigorously oppose both motions and maintains that its lawsuit against CalGEM is both appropriate and meritorious.
California Senate Bill 237
On September 13, 2025, the California Legislature passed Senate Bill 237 (“SB 237”). On September 19, 2025, Governor Gavin Newsom signed SB 237 into law. SB 237 became effective January 1, 2026. SB 237 added Section 51014.1 to the California Government Code, which requires that an “existing oil pipeline … that has been idle, inactive, or out of service for five years or more, shall not be restarted without passing a spike hydrostatic testing program.” SB 237 also amends Section 30262 of the California Coastal Act to provide that the “[r]epair, reactivation, [] maintenance,” or “[d]evelopment associated with the repair, reactivation or maintenance of an oil pipeline that has been idled, inactive or out of service for five years or more” must obtain a “new coastal development permit.”
On September 29, 2025, PPC filed a Complaint for Declaratory Relief against the State of California in Kern County Superior Court seeking a declaratory judgment that the SYPS is not subject to SB 237 because the SYPS is not “idle, inactive, or out of service,” and because the Legislature did not give SB 237 retroactive effect. On January 21, 2026, the Company filed its First Amended Complaint adding a claim that the application of SB 237 to the SYPS is preempted by federal law. On February 20, 2026, the State of California removed the case to the U.S. District Court for the Eastern District of California.
On February 18, 2026, the Coastal Commission’s Executive Director sent a letter to the Company asserting that “in order for Sable to reactivate” SYPS Pipeline Segments 324 and 325, Sable must “at a minimum, apply for and receive a [coastal development permit] from the [Coastal] Commission” pursuant to Section 30262 of the Coastal Act, as amended by SB 237. On March 1, 2026, the Company responded to the Commission’s Executive Director and confirmed that the “legal issues raised in [the Director’s] letter are being actively litigated.” On March 19, 2026, the Coastal Commission’s Executive Director sent a further letter to the Company asserting that, among other things, “any reactivation” of Pipeline Segments 324 and 325 “is unpermitted development” pursuant to SB 237 and “would be grounds for further enforcement action by the [Coastal] Commission.” On March 20, 2026, the Company responded to the Commission’s Executive Director and reconfirmed that “the legal issues pertaining to SB 237 … are the subject of litigation.”
The State filed its Motion to Dismiss in the SB 237 litigation discussed above on March 30, 2026. PPC filed its opposition to the State’s Motion to Dismiss on April 13, 2026. That motion is pending. PPC filed a Motion for Leave to File Second Amended Complaint on April 10, 2026, which, among other things, requested to add the Coastal Commission as a defendant in this litigation. PPC’s Motion is also pending. Sable intends to continue to vigorously prosecute the action.
On June 9, 2026, the Coastal Commission’s Executive Director issued a Notice of Intent to Commence Cease and Desist Order and Administrative Penalty Proceedings to the Company alleging that the Company is undertaking “unpermitted development in the form of reactivation of the Las Flores Pipelines, CA-324 and CA-325, after more than five years of those pipelines being idled, inactive, and out of service.” The Notice states that the Executive Director will commence proceedings for the Coastal Commission to issue a Cease and Desist Order and impose an Administrative Penalty on the Company, which “would include a direction to cease and desist from the active use of the portions of the Las Flores Pipelines, CA-324 and CA-325 … that lie within the Coastal Zone for the transport of oil until a Coastal Development Permit [] authorizing reactivation of the Pipelines is secured.” On June 12, 2026, the Company responded to the Notice and stated that “the issues [] raised [in the Notice] implicate fundamental legal questions that are currently the subject of active litigation involving the State of California.” As such, the Company requested that “the Notice be withdrawn or held in abeyance under the court rules on the pending motion to add the Coastal Commission as a defendant,” in which case “the matters raised in the Notice will already be before the court and may be appropriately resolved in that forum.”

Government Requests
On December 2, 2025, the Company received subpoenas from the United States Attorney’s Office for the Southern District of New York (“SDNY”) and SEC requesting documents (the “Government Requests”). The document requests relate to issues raised in an October 31, 2025 report published by Hunterbrook Media (the “Hunterbrook Report”) and the trading of Company securities, as well as related issues. The Company is providing documents and cooperating with the Government Requests.
State Parks Matters
On March 13, 2026, Sable and PPC filed suit against the California Department of Parks and Recreation (“State Parks”) in U.S. District Court, Central District of California, captioned Sable Offshore Corp., et al. v. Quintero, Case No. 2:26-cv-02739. Sable is seeking declaratory judgment that (i) State Parks is preempted by federal law from attempting to regulate or otherwise interfere with the operation of the SYPS, including by attaching regulatory requirements as conditions to easement rights or rights-of-way in Gaviota State Park, and (ii) the Defense Production Act Order bars any legal or equitable action by State Parks seeking to prevent Sable from complying with the terms of the DPA Order. State Parks moved to dismiss the case on May 26, 2026. That motion is set for hearing on June 29, 2026.
Separately, on March 17, 2026, State Parks filed a Complaint for Injunctive Relief in Superior Court of California (Santa Barbara County) alleging that, by transporting oil through the portions of the SYPS in Gaviota State Park, Sable and PPC are trespassing on State Parks’ property. State Parks seeks an order (i) enjoining Sable and PPC from transporting oil through Gaviota State Park and (ii) directing Sable and PPC to remove that portion of SYPS Pipeline Segments 325 that runs under and through Gaviota State Park. State Parks also seeks declaratory relief as to its property rights within Gaviota State Park. On March 19, 2026, Sable filed notice of removal to federal court. The matter is now being heard in the U.S. District Court, Central District of California, caption California Department of Parks and Recreation v. Sable Offshore Corp., et al., Case No. 2:26-cv-02946. On March 27, 2026, State Parks filed a motion for Preliminary Injunction. The Court denied the motion for preliminary injunction on May 28, 2026. Sable answered this complaint on May 18, 2026. Separately, the Department of Justice on behalf of the United States of America moved to intervene as a defendant; the court granted this motion on June 3, 2026, and the United States filed its answer on June 10, 2026.
Office of State Fire Marshal Matters
On December 17, 2024, the California Office of the State Fire Marshal (“OSFM”) approved Sable’s implementation of enhanced pipeline integrity standards for Pipeline Segments 324 and 325 by granting state waivers of certain regulatory requirements (“State Waivers”) related to cathodic protection and seam weld corrosion for the Pipeline Segments 324 and 325.
On February 11, 2025, the Pipeline and Hazardous Materials Safety Administration (“PHMSA”) notified the OSFM that PHMSA did not object to OSFM’s granting of the State Waivers.
Two lawsuits were filed against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) challenging OSFM’s issuance of the State Waivers. On April 15, 2025, the Center for Biological Diversity and the Wishtoyo Foundation filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief alleging that OSFM violated federal and state pipeline safety laws and the California Environmental Quality Act (“CEQA”) in issuing the State Waivers. The Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Sierra Club, and Santa Barbara Channelkeeper also filed a Verified Petition for Writ of Mandate and Complaint for Declaratory and Injunctive Relief against OSFM (as Defendant) and Sable and PPC (as Real Parties in Interest) alleging similar claims. Both groups of Petitioners seek a court order declaring the State Waivers void and directing OSFM to vacate and set aside the State Waivers until OSFM complies with its obligations under federal and state pipeline safety laws and CEQA.
A hearing was held on July 18, 2025, and on July 29, 2025, the court entered an order granting petitioners’ application for issuance of preliminary injunction in part, ruling that, absent further order of the court, Sable may resume petroleum transportation through Pipeline Segments 324 and 325 ten court days after Sable files notice that

Sable has received all necessary approvals and permits for such resumption. The court clarified that Sable is not prevented from taking steps toward resuming petroleum transportation through Pipeline Segments 324 and 325, and that OSFM is not prevented from taking steps it finds appropriate in its regulatory capacity with respect to Sable’s Restart Plans as contemplated by the federal Consent Decree.
On January 5, 2026, the Company filed a Motion for Reconsideration of the Preliminary Injunction in the State Waivers litigation. The Motion requested that the preliminary injunction be rescinded as moot given PHMSA’s determination and exercise of regulatory oversight for Pipeline Segments 324 and 325. On February 26, 2026, the Company notified OSFM that, effective immediately, it had “relinquishe[d], surrender[ed] and abandon[ed] the State Waivers” given PHMSA’s determination and exercise of regulatory oversight for Pipeline Segments 324 and 325. On February 27, 2026, the Santa Barbara County Superior Court denied the Company’s Motion for Reconsideration of the Preliminary Injunction. On March 16, 2026, Sable and PPC filed ex parte Notice of the Defense Production Act Order and Request for Immediate Recission of the Preliminary Injunction. On the same day, Plaintiffs filed ex parte Application for Enforcement of Preliminary Injunction and for an Order to Show Cause why Real Parties should not be found in contempt of Court. On March 17, 2026, the Court continued the hearing to April 17, 2026. On April 17, 2026, the Santa Barbara County Superior Court denied the Company’s Motion for Reconsideration of the Preliminary Injunction and continued the hearing on Plaintiffs’ Motion for an Order to Show Cause to May 22, 2026.
On May 14, 2026, the Company and non-party the United States removed this matter to federal court under federal officer jurisdiction removal. The federal matter is captioned Center for Biological Diversity et a. v. California Department of Forestry and Fire Protection et al., Case No. 2:26-cv-05242-SVW-SSC (C.D. Cal. May 14, 2026). Both Petitioners and the State of California have moved to remand; that motion was heard for argument on June 8, 2026, and is pending. Separately, Sable has moved for reconsideration of the preliminary injunction. That motion is set for hearing June 29, 2026. Sable and PPC intend to continue to defend these cases vigorously.
PHMSA Matters
On October 22, 2025, OSFM sent a letter to Sable alleging deficiencies in the Company’s compliance with the State Waivers. Sable strongly disagrees with the allegations, which are inconsistent with the plain language and numerous discussions with OSFM experts confirming that Sable was in compliance with the State Waivers. Sable provided its initial response to the OSFM on October 23, 2025, setting forth the Company’s objections to OSFM’s new interpretation of the State Waiver conditions.
On November 26, 2025, the Company notified PHMSA of its determination that the SYPS, including Pipeline Segments 324 and 325, constitutes an interstate pipeline facility under the Pipeline Safety Act (“PSA”), and requested that PHMSA exercise regulatory oversight over the SYPS and transition oversight from OSFM. On December 17, 2025, PHMSA issued a letter to the Company concurring in its determination that the SYPS is an interstate pipeline under the PSA, and informed the Company that “PHMSA is notifying OSFM that [Pipeline Segments 324 and 325 are] subject to the regulatory oversight of PHMSA.” On December 22, 2025, PHMSA notified the Company that PHMSA had approved the Company’s Restart Plan for Pipeline Segments 324 and 325 after reviewing extensive documentation provided by Sable to PHMSA and conducting a multi-day field inspection. On December 23, 2025, PHMSA issued an Emergency Special Permit to the Company related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325.
On December 24, 2025, in the U.S. Court of Appeals for the Ninth Circuit, the Environmental Defense Center, Get Oil Out!, Santa Barbara County Action Network, Santa Barbara Channelkeeper, the Center for Biological Diversity, and the Wishtoyo Foundation (as Petitioners) filed a Petition for Review and Emergency Motion to Stay with respect to PHMSA’s approval of the Company’s Restart Plan and issuance of the Emergency Special Permit (Case No. 25-8059) (the “PHMSA Litigation”). The Petitioners named the U.S. Department of Transportation and PHMSA and their respective heads as Respondents. On December 25, 2025, the Company and PPC filed an Emergency Motion for Leave to Intervene in the PHMSA Litigation. Both the U.S. government entities and the Company parties opposed the stay request. On December 31, 2025, the Ninth Circuit Court of Appeals granted the Company’s Motion for Leave to Intervene and denied the Petitioners’ Motion to Stay PHMSA’s approval of the

Company’s Restart Plan and issuance of the Emergency Special Permit. The Court also granted expedited review of the Petition.
On January 22, 2026, the Company submitted an application for a longer-term Special Permit from PHMSA related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325. By letter dated February 13, 2026 to PHMSA, the Company committed to continued compliance with the conditions of the Emergency Special Permit until PHMSA made a determination on the Company’s application for Special Permit. The Emergency Special Permit expired on February 21, 2026. On June 25, 2026, PHMSA issued a ten-year Special Permit to the Company related to cathodic protection and seam weld corrosion along Pipeline Segments 324 and 325.
On January 23, 2026, a second petition was filed in the U.S. Court of Appeals for the Ninth Circuit by the State of California, also against the U.S. Department of Transportation; Sean Duffy, in his official capacity as Secretary of the U.S. Department of Transportation; Pipeline and Hazardous Materials Safety Administration (PHMSA); and Paul Roberti, in his official capacity as Administrator of PHMSA. The second petition, filed by the State of California, Attorney General and OSFM, challenges the Emergency Special Permit, but also challenges PHMSA’s assertion of jurisdiction over the SYPS. The two petitions have been consolidated and hearing has been set for July 7, 2026. Sable intends to defend the cases vigorously.
Consent Decree Matters
On March 16, 2026, OSFM and State Parks (“California Plaintiffs”) filed an ex parte Emergency Motion to Enforce Consent Decree in United States, et al. v. Plains All American Pipeline, L.P., et al., Case No. 2:20-cv-02415(C.D. Cal) in U.S. District Court seeking an order enforcing the Consent Decree and ordering Sable not to restart or continue operating Pipeline Segments 324 and 325 of the SYPS. The Department of Justice (“DOJ”), on behalf of the United States of America (the “United States”), filed its opposition to California Plaintiffs’ Ex Parte Motion on March 18, 2026. On March 23, 2026, the Court denied the California Plaintiffs’ Ex Parte Motion, finding “no evidence to support a showing of irreparable prejudice” to California Plaintiffs’ cause if required to seek relief through a regularly noticed motion. On March 30, 2026, the DOJ, on behalf of the United States, filed a Motion to Terminate or Modify the Consent Decree. On April 1, 2026, Defendants Plains All American Pipeline L.P. and Plains Pipeline L.P. filed Joinder to the United States’ Motion to Terminate or Modify the Consent Decree. On the same day, Sable and PPC, as nonparties to the cases, filed a Memorandum in Support of the United States’ motion, and on April 27, 2026, filed a combined brief in opposition to California’s Motion to Enforce and reply brief in support of the United States’ Motion to Terminate or Modify the Consent Decree. A hearing was held on California Plaintiffs’ Motion to Enforce Consent Decree and the United States’ Motion to Terminate the Consent Decree on June 8, 2026, and the Court ordered supplemental briefing, which was completed by the parties June 18, 2026.

THE OFFERING
The summary below describes the principal terms of the notes. Certain of the terms of the notes described below are subject to important limitations and exceptions that are described in more detail under the caption “Description of Notes.” As used in this section, “we,” “our” and “us” refer to Sable Offshore Corp. and not to its subsidiaries.

Issuer	Sable Offshore Corp.

Notes	$300,000,000 aggregate principal amount of 6.5% convertible senior notes due 2031. We have granted the underwriters an option, which is exercisable within 30 days after the date of this prospectus supplement, to purchase up to an additional $45,000,000 aggregate principal amount of notes solely to cover over-allotments.

Ranking	The notes will be our senior, unsecured obligations and will be:

•equal in right of payment with our existing and future senior, unsecured indebtedness;

•senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;

•effectively subordinated to our existing and future secured indebtedness, including indebtedness under the New Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness, and upon establishment of a borrowing base, any borrowings under the Senior Revolver, to the extent of the value of the collateral securing such indebtedness; and

•structurally subordinated with respect to the assets of our subsidiaries in relation to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries, including indebtedness under the New Senior Secured Credit Facilities.

As of March 31, 2026, on an as adjusted basis after giving effect to the Transactions, we would have had (i) $975.0 million principal amount of outstanding indebtedness (or, if the underwriters fully exercise their option to purchase additional notes $1.02 billion), including $675.0 million principal amount of secured indebtedness under the Term Loan B which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. In addition, upon consummation of the Transactions, the Senior Revolver will permit secured indebtedness for secured hedging arrangements, which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. Upon establishment of a borrowing base, any borrowings under the Senior Revolver would also rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.

Maturity	July 1, 2031, unless earlier repurchased, redeemed or converted.

Interest	6.5% per annum, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027. In addition, special interest will accrue on the notes in the circumstances described under the captions “Description of Notes—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults,” respectively.

Conversion Rights	Noteholders may convert their notes at their option only in the following circumstances:

•during any calendar quarter commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

•upon the occurrence of certain corporate events or distributions on our common stock, as described in this prospectus supplement;

•if we call such notes for redemption; and

•at any time from, and including, April 1, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

We will settle conversions by paying or delivering, as applicable, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, based on the applicable conversion rate(s). If we elect to deliver cash or a combination of cash and shares of our common stock, then the consideration due upon conversion will be determined over an observation period consisting of 40 “VWAP trading days” (as defined in this prospectus supplement). The initial conversion rate is 249.7502 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $4.00 per share, and is subject to adjustment as described in this prospectus supplement.
If a “make-whole fundamental change” (as defined in this prospectus supplement) occurs, then we will in certain circumstances increase the conversion rate for a specified period of time.
See “Description of Notes—Conversion Rights.”

Optional Redemption	The notes will be redeemable, in whole or in part (subject to certain limitations described below), at our option at any time, and from time to time, on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if the last reported sale price per share of our common stock exceeds 175% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (2) the trading day immediately before the date we send such notice. However, we may not redeem less than all of the outstanding notes unless at least $100 million aggregate principal amount of notes are outstanding and not called for redemption as of the time we send the related redemption notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. See “Description of Notes—Optional Redemption.”

Repurchase at the Option of the Noteholders After a Fundamental Change	If a “fundamental change” (as defined in this prospectus supplement) occurs, then, except as described in this prospectus supplement, noteholders may require us to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.”

Repurchase at the Option of the Noteholders on July 6, 2029	Noteholders may require us to repurchase their notes on July 6, 2029, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of Notes—Purchase of Notes by Us at the Option of the Noteholders.”

Trustee, Paying Agent and Conversion Agent	U.S. Bank Trust Company, National Association.

No Public Market	The notes are a new class of securities for which no public market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Accordingly, a liquid market for the notes may never develop. Certain of the underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making activity at any time and without notice.

The New York Stock Exchange Symbol	Our common stock is listed on the New York Stock Exchange under the symbol “SOC.” On June 29, 2026, the last reported sale price of our common stock was $6.97 per share.

Use of Proceeds
The net proceeds from the offering will be approximately $288.8 million, after deducting discounts and commissions payable to the underwriters and estimated offering expenses payable by us. The Company intends to use these proceeds, together with the proceeds from the Concurrent Common Stock Offering and borrowings under the Term Loan B, to repay the Existing Senior Secured Term Loan, to pay fees and expenses in connection with the Transactions and for general corporate purposes. For further information, see the section of this prospectus supplement entitled “Use of Proceeds.”

Concurrent Common Stock Offering
Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, 32,467,533 shares of our common stock, plus up to an additional 4,870,129 shares of our common stock that the underwriters of the Concurrent Common Stock Offering have the option to purchase from us. We estimate that the net proceeds to us from the concurrent common stock offering, if it is consummated, will be approximately $92.8 million (or approximately $107.0 million if the underwriters of the Concurrent Common Stock Offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.
The completion of this offering is contingent upon the completion of the Concurrent Common Stock Offering, and the completion of the Concurrent Common Stock Offering is contingent upon the completion of this offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent Common Stock Offering. The prospectus supplement for the Concurrent Common Stock Offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, we are offering pursuant to this prospectus supplement. See “The Concurrent Common Stock Offering.”

Risk Factors
Investing in the notes involves risks. See “Risk Factors.” You should carefully consider all of the information included in this prospectus supplement before investing in the notes. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, and the other information incorporated by reference in this prospectus supplement, for a discussion of certain risks relating to an investment in the notes.

Material U.S. Federal Income Tax Considerations	For a description of material U.S. federal income tax considerations of purchasing, owning, converting and disposing of the notes and owning and disposing of shares of our common stock, if any, issuable upon conversion of the notes, see “Material U.S. Federal Income Tax Considerations.”

Book-Entry Form	We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), without interest coupons, which we will deposit with the trustee as custodian for DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.”

RISK FACTORS
Investing in the notes involves a high degree of risk. In addition to the other information included and incorporated by reference in this prospectus supplement or the accompanying prospectus, you should carefully consider the risks described or referred to below before deciding to purchase the notes. In making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 that are incorporated herein by reference and any future filings made by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, as well as the risk factors below. The occurrence of any of these risks may materially harm our business, results of operations and financial condition. As a result, the trading price of the notes and our common stock may decline, and you might lose part or all of your investment. As used in this section, “we,” “our” and “us” refer to Sable Offshore Corp. and not to its subsidiaries.
Risks Associated with Our Operations
The requirements to transport petroleum through Pipeline Segments 324 and 325 include those set forth in a Consent Decree with federal and state agencies, and we believe the Company has substantially complied with such requirements. While we also believe that the prerequisites for terminating the Consent Decree have been satisfied, there is no assurance that the Consent Decree will be terminated or, in the alternative, modified.
Production from the SYU Assets was suspended as a result of the Line 901 incident and consequent suspension of service. In May 2025 we restarted production from the SYU Assets and resumed petroleum transportation through the SYPS. In March 2026, in compliance with the DPA Order, we resumed petroleum transportation through Pipeline Segments 324 and 325 and subsequently resumed oil sales from the SYU Assets. We are required to satisfy certain requirements related to Pipeline Segments 324 and 325 in connection with recommencing oil sales. Such requirements include conditions set forth in a U.S. federal district court Consent Decree executed by Plains and relevant U.S. and State of California government agencies. Sable believes all such requirements have been satisfied. On January 14, 2026, both Plains and the Company submitted letters to the United States Department of Justice Environment and Natural Resources Division and the California Office of the Attorney General Natural Resources Law Section regarding the termination of the Consent Decree because the prerequisites for termination have been satisfied.
On March 16, 2026, OSFM and State Parks (“California Plaintiffs”) filed an ex parte Emergency Motion to Enforce Consent Decree in United States, et al. v. Plains All American Pipeline, L.P., et al., Case No. 2:20-cv-02415 (C.D. Cal) in U.S. District Court seeking an order enforcing the Consent Decree and ordering Sable not to restart or continue operating Pipeline Segments 324 and 325 of the SYPS. The Department of Justice (“DOJ”), on behalf of the United States of America (the “United States”), filed its opposition to California Plaintiffs’ Ex Parte Motion on March 18, 2026. On March 23, 2026, the Court denied the California Plaintiffs’ Ex Parte Motion, finding “no evidence to support a showing of irreparable prejudice” to California Plaintiffs’ cause if required to seek relief through a regularly noticed motion. On March 30, 2026, the DOJ, on behalf of the United States, filed a Motion to Terminate or Modify the Consent Decree. Sable and PPC, as nonparties to the cases, filed a Memorandum in Support of the United States’ motion on April 1, 2026, and filed a combined brief in opposition to California’s Motion to Enforce and reply brief in support of the United States’ Motion to Terminate or Modify the Consent Decree on April 27, 2026. A hearing was held on California Plaintiffs’ Motion to Enforce Consent Decree and the United States’ Motion to Terminate or Modify the Consent Decree on June 8, 2026, and the Court ordered supplemental briefing.
There is no guarantee that the Court will grant the DOJ’s Motion to Terminate or Modify the Consent Decree. If the Consent Decree is not modified or otherwise terminated, State of California government agencies which are parties to the Consent Decree have alleged that the Company has not satisfied its requirements, which may delay or interrupt our operations and limit our growth and revenue, which could have a material adverse effect on our business and financial condition or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the notes.

The DPA Order is subject to legal challenges and any adverse ruling could require us to cease or curtail petroleum transportation through the SYPS, which could have a material adverse effect on our results of operations, financial condition, and ability to service the notes.
Our ability to transport petroleum through Pipeline Segments 324 and 325, and accordingly our ability to generate revenue from oil sales, is currently based on the requirements set forth in the DPA Order.
On March 30, 2026, the State of California filed a Complaint for Declaratory and Injunctive Relief in the U.S. District Court for the Central District of California (State of California v. Chris Wright, et al., Case No. 2:26-cv-03396), alleging that the DPA Order violates provisions of the Administrative Procedure Act and the U.S. Constitution. The Court held a hearing on the State’s Motion for Preliminary Injunction on June 8, 2026, and ordered supplemental briefing. The outcome and timeline of this litigation, including with respect to the supplemental briefing ordered by the Court, remain uncertain.
If the State of California’s challenge, or any future legal challenge, to the DPA Order is successful, including through the granting of a preliminary injunction or other injunctive relief, the requirement that we transport petroleum through Pipeline Segments 324 and 325 could be vacated, enjoined, or otherwise rendered ineffective, and we could be required to cease or curtail petroleum transportation through the SYPS. Any such cessation or curtailment would materially reduce or terminate our ability to sell oil produced from the SYU Assets, which could have a material adverse effect on our business, results of operations, financial condition, and our ability to service and repay or refinance the New Senior Secured Credit Facilities or the notes.
In addition, even if the current challenge is resolved favorably, we cannot assure you that additional legal challenges to the DPA Order will not be brought by other parties in the future. The State of California or its agencies may also pursue additional regulatory, legislative, or enforcement actions directed at impeding pipeline operations on the SYPS, including through further enforcement proceedings by the Coastal Commission, the enactment of additional legislation similar to SB 237, or other state or local measures. Any such actions, or the threat thereof, could create additional uncertainty around our operations, increase our legal and compliance costs, and further impair our ability to transport petroleum through the SYPS, any of which could have a material adverse effect on our business, financial condition, results of operations, and our ability to service the notes.
The timing of returning wells to production is subject to risks that may cause delays and initial production rates are expected to decline.
We returned a number of wells to production on Platform Harmony beginning in May 2025 and Platform Heritage beginning in April 2026, and we expect to return a number of additional wells to production on Platforms Harmony, Heritage and Hondo. Operations on offshore platforms are subject to numerous risks and potential delays.
In addition, oil and natural gas wells typically exhibit a decline in production over time. Accordingly, initial production rates as our wells are brought back into production are expected to be higher than the rate of sustained production at such wells. There is substantial uncertainty regarding the amount and timing of production decline from recently reopened wells.
Our assumptions and estimates regarding the total costs associated with the OS&T Strategy may be inaccurate.
If pursued, we currently estimate remaining start-up expenses associated with the OS&T Strategy of approximately $475.0 million to recommence offshore oil sales, excluding corporate working capital. The expenditures will primarily be directed towards the procurement of a suitable vessel and necessary upgrade and installation costs with respect to such vessel and our platforms, and obtaining necessary regulatory approvals. This estimate of costs to recommence offshore oil sales considers currently available facts and presently enacted laws and regulations, but it is subject to uncertainties associated with the assumptions that we have made. For example, because the markets for OS&T vessels and vessel refurbishment and upgrading are competitive, and our estimates for the cost of procurement and planned upgrades are based on our understanding of the relevant markets and current supply of suitable vessels and contracts, the actual cost of such a vessel and the related upgrades may exceed our expectations. In addition, the costs of equipment, repairs and maintenance, the costs of operating personnel, the costs to obtain governmental approvals, and legal, consulting and other professional expenses could turn out to be higher than we have estimated. In addition, if we pursue the OS&T Strategy, we will need to procure additional financing, which may not be available on acceptable terms or at all. We also may experience increases in costs and delays. In addition, the New Senior Secured Credit Facilities limit our capital expenditures, our general and administrative costs and our ability to incur additional debt, and accordingly we may require consent of the lenders in order to complete the capital expenditures and general and administrative costs necessary to implement the OS&T strategy and/or incur additional indebtedness to fund such expenditures. See “Description of Other Indebtedness.”
Our assumptions and estimates regarding the total costs associated with the Buoy Strategy may be inaccurate.
If we pursue the Buoy Strategy, we currently estimate remaining start-up expenses of approximately $125.0 million to recommence offshore oil sales, excluding corporate working capital. The expenditures will primarily be directed towards preparing for the implementation of the Buoy Strategy, including installation costs with respect to such buoy and laying flowlines from our platforms, obtaining necessary regulatory approvals and recommencing offshore oil sales. This estimate of costs to commence offshore oil sales via the Buoy Strategy considers currently available facts and presently enacted laws and regulations, but it is subject to uncertainties associated with the assumptions that we have made. For example, because our estimates for the cost of installation are based on our understanding of the relevant markets and current supply of materials and contracts, the actual cost of a buoy and the installation thereof may exceed our expectations. In addition, the costs of equipment, repairs and maintenance, the costs of operating personnel, the costs to obtain governmental approvals, and legal, consulting and other professional expenses could turn out to be higher than we have estimated. In addition, if we pursue the Buoy Strategy, we will need to procure additional financing, which may not be available on acceptable terms or at all. We also may experience increases in costs and delays.
Our assumptions and estimates regarding future capital expenditures may be inaccurate.
We have included in this prospectus supplement estimates regarding future capital expenditures. These estimates are based on management's current expectations and beliefs, and are subject to uncertainties risks outside of our control. Accordingly, if our costs exceed our estimates, we may need to procure additional financing, which may not be available on acceptable terms or at all. We also may experience increases in costs and delays.
We are subject to complex federal, state, local and other laws, regulations and permits that could adversely affect the cost, manner, ability or feasibility of conducting our operations.
Our oil and natural gas development and production operations are subject to complex and stringent laws and regulations administered by governmental authorities vested with broad authority relating to the exploration for and the development, production and transportation of oil, natural gas, and NGLs. To conduct our operations in compliance with these laws and regulations, we must obtain and maintain numerous permits, approvals and certificates from various federal, state and local governmental authorities. We must comply with a number of requirements related to the SYPS, including Pipeline Segments 324 and 325, which include those conditions set forth in a U.S. federal district court Consent Decree executed by Plains and relevant U.S. and State of California government agencies. While we believe we are in compliance with the Consent Decree, State of California government agencies which are parties to the Consent Decree alleged that the Company has not satisfied its requirements, which may delay or interrupt our operations and limit our growth and revenue, or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the notes. In order to commence offshore oil sales pursuant to the OS&T Strategy or the Buoy Strategy, if pursued, we would need to obtain regulatory authorizations, including clearance from BOEM. We may incur substantial costs in order to maintain compliance with these existing laws and regulations, and we may experience delays in procuring required approvals, which may increase our costs or delay our ability to produce revenue. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by governmental authorities, could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our oil, natural gas, and NGLs development and production operations are also subject to stringent and complex federal, state and local laws and regulations governing the release or discharge of materials into or through the environment, worker health and safety aspects of our operations, or otherwise relating to property rights, environmental protection, resource protection, and damage to natural resources. These laws and regulations may impose numerous obligations applicable to our operations, including regulated drilling activities; operation, repair and maintenance of the Santa Ynez Pipeline System; potential installation and use of an OS&T or the Buoy; the restriction of types, quantities and concentrations of materials that can be released or discharged into or through the environment; required authorizations for, or the limitation or prohibition of, drilling, production and transportation activities on certain lands lying within wilderness, wetlands, seismically active, park and recreation areas and other protected or preserved areas; the application of specific health and safety criteria addressing worker protection; and the imposition of substantial liabilities for pollution and natural resources damages potentially resulting from our operations. The EPA, BOEM, BSEE, PHMSA, OSFM, CalGEM, Coastal Commission, CDFW, Regional Board, the SLC, State Parks and numerous other governmental authorities have the authority to enforce compliance with these laws and regulations and the permits or other authorizations issued by them, often requiring difficult and costly compliance measures or corrective actions. Failure to comply with these laws and regulations may result in the assessment of sanctions, including administrative, civil or criminal penalties, the imposition of investigatory or remedial obligations, injunctive and mitigation relief, the suspension or revocation of necessary permits, licenses and authorizations, the requirement that additional pollution controls be installed and, in some instances, the issuance of orders limiting or prohibiting some or all of our operations. We may also experience delays in obtaining or be unable to obtain required permits which may delay or interrupt our operations and limit our growth and revenue, or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the notes. On March 29, 2026, the Company initiated oil sales upon filling the SYPS, which accelerated the maturity date of the Existing Senior Secured Term Loan to June 26, 2026. On June 22, 2026, the Company and Exxon entered into the Existing Senior Secured Term Loan Amendment, which extended the maturity date of the Existing Senior Secured Term Loan to the earlier to occur of (a) July 24, 2026, and (b) the acceleration of the Existing Senior Secured Term Loan following any Event of Default (as defined therein).
Under certain environmental laws that impose strict as well as joint and several liability, we may be required to remediate or conduct other response actions at or in relation to contaminated properties currently owned or operated by us or facilities of third parties that received waste generated by our operations regardless of whether such contamination resulted from the conduct of others or from the consequences of our own actions that were in compliance with all applicable laws at the time those actions were taken. In addition, claims for damages to persons or property, including natural resources, may result from the environmental, health and safety impacts of our operations. Moreover, public interest in the protection of the environment has increased in recent years. New laws and regulations continue to be enacted, particularly at the state level, and environmental legislation and regulations applied to the crude oil and natural gas industry could continue, resulting in increased costs of doing business and consequently affecting profitability. Additionally, any changes in environmental regulations related to biodiversity protection could impose further operational constraints and costs. To the extent laws are enacted, or other governmental action is taken that restricts drilling, production and transportation activities, or imposes more stringent and costly operating, waste handling, disposal and cleanup requirements, our business, prospects, financial condition or results of operations could be materially adversely affected.
Environmental groups may initiate litigation and take other actions to delay or prevent us from obtaining or maintaining required approvals.
Environmental groups have had increasing success in limiting oil and gas production by appealing to regulatory agencies, filing lawsuits and applying political pressure. We are required to obtain and maintain a series of permits or regulatory approvals from, among other agencies, PHMSA and BOEM. The laws and procedures governing these and other permits and regulatory approvals often allow third parties, including environmental groups, to challenge the draft permits and/or permit approvals through the relevant agencies and other administrative appeal processes. These groups may also file lawsuits that delay or prevent the issuance of the approvals through an injunction and/or prevailing on the legal merits or a ruling that additional approval is required. In addition, these groups may leverage the increased public attention and concern with respect to climate change and other environmental and social impacts in order to encourage government officials to withhold or delay the necessary approvals or require additional approvals. There is no assurance that these groups will not be successful in delaying or preventing us from obtaining or maintaining the required approvals through litigation or other actions.

In order to commence offshore oil sales pursuant to the OS&T Strategy or the Buoy Strategy, we will require clearances and permitting, including from BOEM.
If we choose to implement the OS&T Strategy or the Buoy Strategy, we may experience delays in obtaining or be unable to obtain required permits, including authorizations necessary to recommence offshore oil sales pursuant to the OS&T Strategy or the Buoy Strategy, which may delay or interrupt our operations and limit our growth and revenue or may impact our ability to service and repay or refinance the New Senior Secured Credit Facilities or the notes. In particular, prior to implementation of the OS&T Strategy or the Buoy Strategy, regulatory authorizations are required, including clearance from BOEM. If we do not receive regulatory clearances in connection with the OS&T Strategy or the Buoy Strategy in a timely manner, we may not be able to reach commercial sales pursuant to the OS&T Strategy or the Buoy Strategy on our estimated timeline.
While the previous operator of the SYU was able to utilize the OS&T Strategy to process SYU production in federal waters from 1981 to 1994 under previously issued permits, there is no assurance that we will be able to successfully obtain the agency clearance or permits required to recommence oil sales pursuant to the OS&T Strategy or that no additional state or federal clearances or permits will be required in the future.
Loss of our key executive officers or other key personnel, or an inability to attract and retain such officers and personnel, could negatively affect our business and, in one instance, could cause a default under the primary agreement governing our existing indebtedness.
Our future success depends on the skills, experience and efforts of our executive officers. The sudden loss of any of these executives’ services or our failure to appropriately plan for any expected executive succession could materially and adversely affect our business and prospects, as we may not be able to find suitable individuals to replace them on a timely basis, if at all. Additionally, we also depend on our ability to attract and retain qualified personnel to operate and expand our business. If we fail to attract or retain talented new employees, our business and results of operations could be negatively affected. Workers may choose to pursue employment with our competitors or in other fields. Additionally, the Senior Revolver requires that James C. Flores, our Chairman and Chief Executive Officer, remains directly and actively involved in the day-to-day management of our business, subject to the right of the administrative agent under the Senior Revolver to approve his replacement, such approval not to be unreasonably withheld.
We will be required to hedge substantially all of our expected production pursuant to the terms of the New Senior Secured Credit Facilities, and such hedging activities may expose us to counterparty risk, limit potential gains from increasing commodity prices, and expose us to cash losses.
The New Senior Secured Credit Facilities require us to (x) hedge within five business days of the closing of the New Senior Secured Credit Facilities, 100% of reasonably anticipated production of crude oil from proved, developed and producing oil and gas properties for each calendar month through December 15, 2028 and (y) on a go forward basis, use commercially reasonable efforts to hedge substantially all of the anticipated production of crude oil from proved, developed and producing oil and gas properties through December 15, 2028, which may limit our ability to realize the benefits of higher commodity prices. For a description of our outstanding indebtedness, see “Description of Other Indebtedness—New Senior Secured Credit Facilities.”
The prices and quantities at which we enter into commodity derivative contracts covering our production in the future will be dependent upon oil and natural gas prices and price expectations at the time we enter into these transactions, which may be substantially higher or lower than current or future oil and natural gas prices. Accordingly, our commodity hedging strategy may not protect us from significant declines in prices received for our future production. In addition, our commodity derivative contracts expose us to risk of financial loss if a counterparty fails to perform under a commodity derivative contract. We are unable to predict sudden changes in a counterparty’s creditworthiness or ability to perform. Even if we do accurately predict sudden changes, our ability to negate the risk may be limited depending upon market conditions.
Many of the derivative contracts to which we will be a party will require us to make cash payments to the extent the applicable index exceeds a predetermined price, thereby limiting our ability to realize the benefit of increases in prices. If our actual production and sales for any period are less than our hedged production and sales for that period

(including reductions in production due to operational delays or cessation of production due to regulatory or legal rulings or challenges or otherwise) or if we are unable to perform our drilling activities as planned, we might be forced to satisfy all or a portion of our hedging obligations without the benefit of the cash flow from our sale of the underlying physical commodity, which may materially impact our liquidity and financial condition.
Risks Associated with the Notes and our Indebtedness
The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.
The notes will be our senior, unsecured obligations and will rank equal in right of payment with our existing and future senior, unsecured indebtedness, senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes and effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness. In addition, because none of our subsidiaries will guarantee the notes, the notes will be structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries. As of March 31, 2026, on an as adjusted basis after giving effect to the Transactions, we would have had (i) $975.0 million principal amount of outstanding indebtedness (or, if the underwriters fully exercise their option to purchase additional notes, $1.02 billion), including $675.0 million principal amount of secured indebtedness under the Term Loan B which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. In addition, upon consummation of the Transactions, the Senior Revolver will permit secured indebtedness for secured hedging arrangements, which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. Upon establishment of a borrowing base, any borrowings under the Senior Revolver would also rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. The indenture governing the notes will not prohibit us or our subsidiaries from incurring additional indebtedness, including senior or secured indebtedness, in the future.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to us, then the holders of any of our secured indebtedness may proceed directly against the assets securing that indebtedness. Accordingly, those assets will not be available to satisfy any outstanding amounts under our unsecured indebtedness, including the notes, unless the secured indebtedness is first paid in full. The remaining assets, if any, would then be allocated pro rata among the holders of our senior, unsecured indebtedness, including the notes. There may be insufficient assets to pay all amounts then due.
If a bankruptcy, liquidation, dissolution, reorganization or similar proceeding occurs with respect to any of our subsidiaries, then we, as a direct or indirect common equity owner of that subsidiary (and, accordingly, holders of our indebtedness, including the notes), will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders. We may never receive any amounts from that subsidiary to satisfy amounts due under the notes.
Our indebtedness and liabilities could limit the cash flow available for our operations, expose us to risks that could adversely affect our business, financial condition and results of operations and impair our ability to satisfy our obligations under the notes.
As of March 31, 2026, on an as adjusted basis after giving effect to the Transactions, we would have had (i) $975.0 million principal amount of outstanding indebtedness (or, if the underwriters fully exercise their option to purchase additional notes, $1.02 billion), including $675.0 million principal amount of secured indebtedness under the Term Loan B which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. In addition, upon consummation of the Transactions, the Senior Revolver will permit secured indebtedness for secured hedging arrangements, which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. Upon establishment of a borrowing base, any borrowings under the Senior Revolver would also rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. We may also incur additional indebtedness to meet future financing needs. Our indebtedness could have significant negative consequences for our security holders and our business, results of operations and financial condition by, among other things:

•increasing our vulnerability to adverse economic and industry conditions;
•limiting our ability to obtain additional financing (which may include indebtedness that would be used for future capital expenditures, including with respect to the OS&T Strategy and the Buoy Strategy);
•requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;
•limiting our flexibility to plan for, or react to, changes in our business;
•diluting the interests of our existing stockholders as a result of issuing shares of our common stock upon conversion of the notes; and
•placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.
Our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay amounts due under our indebtedness, including the notes, and our cash needs may increase in the future.
Restrictive covenants in the New Senior Secured Credit Facilities or any future agreements governing our indebtedness could limit our growth and our ability to finance our operations, fund our capital needs, respond to changing conditions and engage in other business activities that may be in our best interests.
Restrictive covenants in the New Senior Secured Facilities impose significant operating and financial restrictions on us and our subsidiaries and we may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the New Senior Secured Credit Facilities unless we obtain amendments or waivers from the applicable lenders.
These restrictions limit our ability to, subject to certain exceptions, among other things:
•engage in mergers, consolidations, liquidations, or dissolutions;
•create or incur debt or liens;
•make certain debt prepayments (including in respect of the Notes);
•pay dividends, distributions or certain other restricted payments;
•make investments, capital expenditures, general and administrative expenditures, acquisitions or loans;
•operate in certain geographical boundaries;
•sell, assign, farm-out or dispose of any property;
•enter into transactions with affiliates;
•enter into, subject to certain exceptions, any agreement that prohibits or restricts liens securing the New Senior Secured Credit Facilities, payments of dividends to us, or payment of debt owed to us and our subsidiaries; and
•create new subsidiaries or change the nature of our business.
The New Senior Secured Credit Facilities also contain representations and warranties, affirmative covenants, additional negative covenants and events of default (including a change of control), including in the case of the Term Loan B, amortization and repayments of principal with excess cash flow, subject to a minimum liquidity amount. The New Senior Secured Credit Facilities also require us to (x) hedge within five business days of the closing of the New Senior Secured Credit Facilities, 100% of reasonably anticipated production of crude oil from proved, developed and producing oil and gas properties for each calendar month through December 15, 2028 and (y)

on a go forward basis, use commercially reasonable efforts to hedge substantially all of the anticipated production of crude oil from proved, developed and producing oil and gas properties through December 15, 2028, which may limit our ability to realize the benefits of higher commodity prices. For a description of our outstanding indebtedness, see “Description of Other Indebtedness.”
We may be unable to raise the funds necessary to repurchase the notes for cash following a fundamental change or on the optional repurchase date or to pay any cash amounts due upon maturity or conversion of the notes, and our other indebtedness limits our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion.
Noteholders may require us to repurchase their notes following a fundamental change or on July 6, 2029 at a cash repurchase price generally equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Purchase of Notes by Us at the Option of the Noteholders.” Upon maturity of the notes, we must pay their principal amount and accrued and unpaid interest in cash, unless they have been previously repurchased, redeemed or converted. In addition, upon conversion, we will satisfy part or all of our conversion obligation in cash unless we elect to settle conversions solely in shares of our common stock. We may not have enough available cash or be able to obtain financing at the time we are required to repurchase the notes or pay any cash amounts due upon their maturity or conversion. In addition, applicable law, regulatory authorities and the agreements governing our other indebtedness may restrict our ability to repurchase the notes or to pay any cash amounts due upon their maturity or conversion. For example, our New Senior Secured Credit Facilities will include restrictive covenants limiting our ability to make certain debt prepayments and certain other restricted payments. Our failure to repurchase notes or to pay any cash amounts due upon their maturity or conversion when required will constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our other indebtedness, which may result in that other indebtedness becoming immediately payable in full. We may not have sufficient funds to satisfy all amounts due under the other indebtedness and the notes.
Not all events that may adversely affect the trading price of the notes and our common stock will result in an adjustment to the conversion rate.
We will adjust the conversion rate of the notes for certain events, including:
•certain stock dividends, splits and combinations;
•the issuance of certain rights, options or warrants to holders of our common stock;
•certain distributions of assets, debt securities, capital stock or other property to holders of our common stock;
•cash dividends on our common stock; and
•certain tender or exchange offers.
See “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” We are not required to adjust the conversion rate for other events, such as third-party tender offers or an issuance of our common stock (or securities convertible into, or exercisable or exchangeable for, our common stock) for cash, that may adversely affect the trading price of the notes and our common stock. An event may occur that adversely affects the noteholders and the trading price of the notes and the underlying shares of our common stock but that does not result in an adjustment to the conversion rate.
Not all significant restructuring transactions will constitute a fundamental change, in which case you will not have the right to require us to repurchase your notes for cash.
If certain corporate events called “fundamental changes” occur, then, subject to a limited exception described in this prospectus supplement, you will have the right to require us to repurchase your notes for cash. See “Description of Notes—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes.” However, the definition of

“fundamental change” is limited to specific corporate events and does not include all events that may adversely affect our financial condition or the trading price of the notes. For example, a leveraged recapitalization, refinancing, restructuring or acquisition by us may not constitute a fundamental change that would require us to repurchase the notes. Nonetheless, these events could significantly increase the amount of our indebtedness, harm our credit rating or adversely affect our capital structure and the trading price of the notes.
The increase to the conversion rate resulting from a make-whole fundamental change may not adequately compensate noteholders for the lost option value of their notes. In addition, a variety of transactions that do not constitute a make-whole fundamental change may significantly reduce the option value of the notes without a corresponding increase to the conversion rate.
If certain corporate events that constitute a “make-whole fundamental change” occur, then we will, in certain circumstances, temporarily increase the conversion rate. See “Description of Notes—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” The amount of the increase to the conversion rate will depend on the date on which the make-whole fundamental change becomes effective and the applicable “stock price.” While the increase to the conversion rate is designed to compensate noteholders for the lost option value of their notes resulting from a make-whole fundamental change, the increase is only an approximation and may not adequately compensate noteholders for the loss in option value. In addition, if the applicable “stock price” is greater than $30.00 per share or less than $3.08 per share (in each case, subject to adjustment), then we will not increase the conversion rate for the make-whole fundamental change. Moreover, we will not increase the conversion rate pursuant to these provisions to an amount that exceeds 324.6753 shares of our common stock per $1,000 principal amount of notes, subject to adjustment.
Furthermore, the definition of make-whole fundamental change is limited to certain specific transactions. Accordingly, the make-whole fundamental change provisions of the indenture will not protect noteholders from other transactions that could significantly reduce the option value of the notes. For example, a spin-off or sale of a subsidiary or business division with volatile earnings, or a change in our line of business, could significantly affect the trading characteristics of our common stock and reduce the option value of the notes without constituting a make-whole fundamental change that results in a temporary increase to the conversion rate.
In addition, our obligation to increase the conversion rate in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
There is currently no trading market for the notes. If an active trading market for the notes does not develop, then noteholders may be unable to sell their notes at desired times or prices, or at all.
The notes are a new class of securities for which no market currently exists. We do not intend to apply to list the notes on any securities exchange or for quotation on any inter-dealer quotation system. Although certain of the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making activity at any time and without notice. Accordingly, an active market for the notes may never develop, and, even if one develops, it may not be maintained. If an active trading market for the notes does not develop or is not maintained, then the market price and liquidity of the notes will be adversely affected and noteholders may not be able to sell their notes at desired times or prices, or at all.
The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, the trading price and volatility of our common stock, prevailing interest rates, our dividend yield, financial condition, results of operations, business, prospects and credit quality relative to our competitors, the market for similar securities and the overall securities market. Many of these factors are beyond our control. Historically, the market for convertible debt has been volatile. Market volatility could significantly harm the market for the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

The trading price of our common stock, the condition of the financial markets, prevailing interest rates and other factors could significantly affect the trading price of the notes.
We expect that the trading price of our common stock will significantly affect the trading price of the notes, which could result in greater volatility in the trading price of the notes than would be expected for non-convertible securities. The trading price of our common stock will likely continue to fluctuate in response to the factors described or referred to elsewhere in this section and under the caption “Cautionary Note Regarding Forward-Looking Statements,” among others, many of which are beyond our control.
In addition, the condition of the financial markets and changes in prevailing interest rates can have an adverse effect on the trading price of the notes. For example, prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, and we would expect an increase in prevailing interest rates to depress the trading price of the notes. An increase in short- or long-term interest rates, including as a result of a rise in actual or expected inflation, could cause the trading price of the notes to fall significantly.
The issuance or sale of shares of our common stock, or rights to acquire shares of our common stock, could depress the trading price of our common stock and the notes.
We may conduct future offerings of common stock, preferred stock or other securities that are convertible into, or exercisable or exchangeable for, our common stock to finance our operations or fund acquisitions, or for other purposes. In addition, we have reserved 10,642,395 shares of common stock for issuance pursuant to our 2023 Incentive Award Plan and 7,568,870 shares of common stock underlying our warrants. The indenture for the notes will not restrict our ability to issue additional equity securities in the future. If we issue additional shares of our common stock or rights to acquire shares of our common stock, if any of our existing stockholders sells a substantial amount of our common stock, or if the market perceives that such issuances or sales may occur, then the trading price of our common stock and, accordingly, the notes may significantly decline. In addition, our issuance of additional shares of common stock will dilute the ownership interests of our existing common stockholders, including noteholders who have received shares of our common stock upon conversion of their notes.
We will make only very limited covenants in the indenture, and these limited covenants may not protect your investment.
Many debt instruments contain provisions that restrict the borrower’s activities and operations in a manner that is designed to preserve the borrower’s ability to make payments on the related indebtedness when due. These provisions include financial and operating covenants, and restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by the borrower or any of its subsidiaries. The indenture for the notes will not contain any of these covenants or restrictions or otherwise place any meaningful restrictions on our ability to operate our business as management deems appropriate. As a result, your investment in the notes may not be as protected as an investment in an instrument that contains some or all of these types of covenants and restrictions.
Regulatory actions, changes in market conditions and other events may adversely affect the trading price and liquidity of the notes and the ability of investors to implement a convertible note arbitrage trading strategy.
We expect that many investors in the notes, including potential purchasers of the notes from investors in this offering, will seek to employ a convertible note arbitrage strategy. Under this strategy, investors typically short sell a certain number of shares of our common stock and adjust their short position over time while they continue to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of, or in addition to, short selling shares of our common stock.
The SEC and other regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). These rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc., and the national securities exchanges of a “limit up-limit down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts investors’ ability to effect short sales of our common stock or enter into equity swaps on our common stock could depress the trading price of, and the liquidity of the market for, the notes.
In addition, the liquidity of the market for our common stock and other market conditions could deteriorate, which could reduce, or eliminate entirely, the number of shares available for lending in connection with short sale transactions and the number of counterparties willing to enter into an equity swap on our common stock with a note investor. These and other market events could make implementing a convertible note arbitrage strategy prohibitively expensive or infeasible. If investors in this offering or potential purchasers of the notes that seek to employ a convertible note arbitrage strategy are unable to do so on commercial terms, or at all, then the trading price of, and the liquidity of the market for, the notes may significantly decline.
You may be subject to tax if we adjust, or fail to adjust, the conversion rate of the notes, even though you will not receive a corresponding cash distribution.
We will adjust the conversion rate of the notes in certain circumstances, including the payment of cash dividends. Adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in our assets or earnings and profits may in some circumstances result in a deemed distribution, for U.S. federal income tax purposes, to you even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. In addition, if we do not adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us, then you could be treated as having received a deemed taxable dividend. For example, if we adjust the conversion rate as a result of a dividend that is taxable to holders of our common stock, such as a cash dividend, then you may be deemed, for U.S. federal income tax purposes, to have received a taxable dividend to the extent of our earnings and profits, without the receipt of any cash or property. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with that make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend.
If you are subject to backup withholding, or if you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”) subject to U.S. federal withholding tax, such withholding may be withheld from or set off against subsequent payments on the notes or our common stock owned by you or from any proceeds of any subsequent sale, exchange or other disposition of such notes (including the retirement of such notes) or such common stock or other funds or assets held by you. The Internal Revenue Service has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which, if adopted, could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “Description of Notes—Conversion Rights—Conversion Rate Adjustments” and “Material U.S. Federal Income Tax Considerations.”
Non-U.S. holders may be subject to U.S. federal income tax because we are considered a United States real property holding corporation.
Because we believe we are considered a “United States real property holding corporation” (a “USRPHC”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 and Section 897 (“FIRPTA”) of the Internal Revenue Code of 1986, as amended (the “Code”), a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”) of the notes or our common stock will be subject to U.S. federal income tax in respect of payments in connection with a sale, exchange, redemption or other taxable disposition of notes or common stock and may be subject to U.S. withholding tax in respect of payments in connection with a sale, exchange, redemption or other taxable disposition of the notes, in each case, if such non-U.S. holder exceeds certain ownership levels. In addition, a non-U.S. holder that exceeds such ownership levels may be subject to special rules under FIRPTA (including certain procedural requirements) upon a conversion of the notes. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences of acquiring, owning, converting and disposing of the notes or our common stock. See the discussion under the heading “Material U.S. Federal Income Tax Considerations—Consequences to Non-U.S. Holders.”

A rating agency may not rate the notes or may assign a rating that is lower than expected.
We do not intend to seek to have the notes rated by any rating agency. However, if one or more rating agencies rate the notes and assign a rating that is lower than the rating that investors expect, or reduce their rating in the future, then the trading price of our common stock and the notes could significantly decline.
In addition, market perceptions of our creditworthiness will directly affect the trading price of the notes. Accordingly, if a ratings agency rates any of our indebtedness in the future or downgrades or withdraws the rating, or puts us on credit watch, then the trading price of the notes will likely decline.
Provisions in the indenture could delay or prevent an otherwise beneficial takeover of us.
Certain provisions in the notes and the indenture could make a third-party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then, except as described in this prospectus supplement, noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us, including in a transaction that noteholders or holders of our common stock may view as favorable.
You may be unable to convert your notes before April 1, 2031, and the trading price of the notes could be less than the value of the consideration into which they could otherwise be converted.
Before April 1, 2031, you may convert your notes only if specific conditions are met. If these conditions are not met, then you will not be able to convert your notes and receive the cash, shares of our common stock or combination of cash and shares, as applicable, into which the notes would otherwise be convertible. As a result, the notes may trade at prices that are less than the value of the consideration into which they would otherwise be convertible.
Fluctuations in the trading price of our common stock after you elect to convert your notes may cause you to receive less valuable consideration than expected.
We will generally have the right to settle conversions in cash, shares of our common stock or a combination of cash and shares. If we elect to settle conversions solely in cash or in a combination of cash and shares, then the consideration due upon conversion will be determined based on the volume-weighted average price of our common stock during the related “observation period,” which is defined under the caption “Description of Notes—Definitions” and will consist of 40 “VWAP trading days.” Except in certain circumstances, the observation period will begin after the related conversion date. Accordingly, a considerable amount of time may lapse between the time you elect to convert your notes and the time you receive the consideration due upon conversion, and if the trading price of our common stock declines during this time, then you may receive less consideration, or consideration that is less valuable, than expected.
Your investment in the notes may be harmed if we redeem the notes.
We will have the right to redeem the notes, in whole or in part, in certain circumstances on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date. See “Description of Notes—Optional Redemption.” If we redeem your notes, then you may not be entitled to benefit from potential future appreciation in the trading price of our common stock, and you may be unable to reinvest any proceeds from the redemption in comparable investments at favorable interest rates. In addition, a redemption of less than all of the outstanding notes will likely harm the liquidity of the market for the unredeemed notes following the redemption. Accordingly, if your notes are not redeemed in a partial redemption, then you may be unable to sell your notes at the times you desire or at favorable prices, if at all, and the trading price of your notes may decline.
Our management may spend the proceeds of this offering in ways with which you may disagree or that may not be profitable.
Although we have described in this prospectus supplement, under the caption “Use of Proceeds,” how we currently intend to use the proceeds to us from this offering, our management will have broad discretion to apply the net proceeds, and investors will rely on our judgment in spending the net proceeds. Our management may use the proceeds in ways that do not earn a profit or otherwise result in the creation of stockholder value.
The accounting method for the notes could adversely affect our reported financial condition and results.
The accounting method for reflecting the notes on our balance sheet, accruing interest expense for the notes and reflecting the underlying shares of our common stock in our reported diluted earnings per share may adversely affect our reported earnings and financial condition.
In accordance with applicable accounting standards, we expect that the notes we are offering will be reflected as a liability on our balance sheets, with the initial carrying amount equal to the principal amount of the notes, net of issuance costs. The issuance costs will be treated as a debt discount for accounting purposes, which will be amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported income.
In addition, we expect that the shares underlying the notes will be reflected in our diluted earnings per share using the “if converted” method. Under that method, diluted earnings per share would generally be calculated assuming that all the notes were converted solely into shares of our common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.
Furthermore, if any of the conditions to the convertibility of the notes is satisfied, then we may be required under applicable accounting standards to reclassify the liability carrying value of the notes as a current, rather than a long-term, liability. This reclassification could be required even if no noteholders convert their notes and could materially reduce our reported working capital.
We have not reached a final determination regarding the accounting treatment for the notes, and the description above is preliminary. Accordingly, we may account for the notes in a manner that is significantly different than described above.
Because the notes will initially be held in book-entry form, noteholders must rely on DTC’s procedures to exercise their rights and remedies.
We will initially issue the notes in the form of one or more “global notes” registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of Notes—Book Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from noteholders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.
Holding notes will not, in itself, confer any rights with respect to our common stock.
Noteholders will generally not be entitled to any rights with respect to our common stock (including voting rights and rights to receive any dividends or other distributions on our common stock). However, noteholders will be subject to all changes affecting our common stock to the extent the trading price of the notes depends on the market price of our common stock and to the extent they receive shares of our common stock upon conversion of their notes. For example, if we propose an amendment to our charter documents that requires stockholder approval, then a noteholder will not, as such, be entitled to vote on the amendment, although the noteholder will be subject to any changes implemented by that amendment in the powers, preferences or special rights of our common stock.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $288.8 million (or approximately $332.5 million if the underwriters fully exercise their option to purchase additional notes), after deducting the underwriters’ discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering, together with borrowings under Term Loan B and the net proceeds from the Concurrent Common Stock Offering, to repay the Existing Senior Secured Term Loan, to pay fees and expenses in connection with the Transactions and for general corporate purposes.
If the underwriters exercise their option to purchase additional notes, or if the option to purchase additional shares of common stock is exercised, then we intend to use the additional net proceeds for general corporate purposes.
The Existing Senior Secured Term Loan bears interest at 15.0% per annum and matures on July 24, 2026. As of May 31, 2026, the outstanding principal amount of the Existing Senior Secured Term Loan, including paid-in-kind interest, was approximately $979.5 million.
The table below illustrates the sources and uses of the net proceeds from the New Senior Secured Credit Facilities, the offering of the notes, and the Concurrent Common Stock Offering.

Sources(1)	in millions	Uses	in millions
Term Loan B	$675.0	Repayment of Existing Senior Secured Term Loan	$991.8
New proceeds from this offering	300.0	Excess cash to balance sheet	33.2
Concurrent Common Stock Offering	100.0	Estimated costs, fees, discounts and expenses(2)	50.0
Total Sources	$1,075.0	Total Uses	$1,075.0
(1) Assumes no exercise of the over allotment option in either of this offering or the Common Stock Offering. If the over allotment option in this offering and/or the Common Stock Offering is exercised, we intend to use the additional net proceeds from any such exercise for general corporate purposes.
(2) Inclusive of 3.0% original issue discount for the Term Loan B.

CAPITALIZATION
The following table presents our cash and cash equivalents and our capitalization as of March 31, 2026:
•on an actual basis; and
•on an as adjusted basis to give effect to the Transactions (assuming no exercise of the underwriters’ option to purchase additional notes or additional shares of common stock in the Concurrent Common Stock Offering).
This table should be read in conjunction with the other information included or incorporated by reference in this prospectus supplement, including our consolidated financial statements and related notes.

	As of March 31, 2026
	Actual	As adjusted
	(In thousands, except share and per share data)
Cash and cash equivalents	$52,168	$85,392
Debt:
Existing Senior Secured Term Loan(1)	956,252	—
Term Loan B	—	675,000
Senior Revolver(2)	—	—
Principal amount of the Notes(3)	—	300,000
Total debt	956,252	975,000
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 1,000,000 shares authorized; no shares outstanding, actual and as adjusted	—	—
Common stock, $0.0001 par value per share; 500,000,000 shares authorized; 150,321,586 shares outstanding, actual and 182,789,119 shares outstanding, as adjusted(4)	16	19
Additional paid in capital	1,727,331	1,820,128
Accumulated deficit	(1,305,484)	(1,305,484)
Total stockholders’ equity	421,863	514,663
Total capitalization	$1,378,115	$1,489,663
__________________
(1)Reflects principal amount outstanding, without deduction for debt discounts or issuance costs.
(2)The Senior Revolver will have a $0 borrowing base as of the closing date of this offering and, accordingly, will not have capacity for revolving borrowings until such time as a borrowing base is established.
(3)The amounts shown in the table above for the notes we are offering represent their principal amount. However, we expect that the initial liability carrying amount of the notes for accounting purposes will be recorded net of issuance costs, which will be treated as a debt discount for accounting purposes and amortized into interest expense over the term of the notes. As a result of this amortization, the interest expense that we expect to recognize for the notes for accounting purposes will be greater than the cash interest payments we will pay on the notes, which will result in lower reported net income or larger reported net loss.
(4)The number of shares of our common stock outstanding as of March 31, 2026 included in the above excludes the following, in each case as of such date:
•10,642,395 shares of common stock issuable under our 2023 Incentive Plan;
•7,568,870 shares of common stock issuable upon the exercise of warrants; and
•The shares of common stock issuable upon the conversion of the notes offered hereby.

DIVIDEND POLICY
The Company has not paid any cash dividends on its common stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition, as well as the applicable provisions of our Charter (as defined below), our Bylaws (as defined below) and applicable law. The payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. The Company’s ability to declare dividends will also be limited by restrictive covenants pursuant to any debt financing agreements, including the New Senior Secured Credit Facilities.

DESCRIPTION OF NOTES
We will issue the notes under an indenture (the “base indenture”), to be dated as of the initial closing date of this offering, between us and U.S. Bank Trust Company, National Association, as trustee (the “trustee”), as supplemented by a supplemental indenture (the base indenture, as so supplemented, the “indenture”), to be dated as of the initial closing date of this offering, between us and the trustee.
The following is a summary of certain provisions of the notes and the indenture. It is only a summary and is not complete. We qualify this summary by referring you to the indenture and the notes, because they, and not this summary, define your rights as a holder of the notes. We will provide you with a copy of the indenture, which includes the form of the notes, as provided under the caption “Where You Can Find Additional Information.” In addition, the indenture and the notes will be deemed to include certain terms that are made a part of the indenture and the notes pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This “Description of Notes” section supplements and, to the extent inconsistent therewith, supersedes the information in the accompanying prospectus under the caption “Description of Debt Securities.”
Certain terms used in this summary are defined below under the caption “—Definitions.” Certain other terms used in this summary are defined in the indenture.
In this section, references to (i) “we,” “us” and “our” refer to Sable Offshore Corp. only and not to any of its subsidiaries; and (ii) any “note” refer to any authorized denomination of a note, unless the context requires otherwise.
Generally
The notes will:
•be our senior, unsecured obligations;
•initially be limited to an aggregate principal amount of $300,000,000 (or $345,000,000, if the underwriters fully exercise their option to purchase additional notes);
•bear interest from, and including, July 2, 2026, at an annual rate of 6.5%, payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027;
•bear special interest in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults”;
•mature on July 1, 2031, unless earlier repurchased, redeemed or converted;
•be redeemable, in whole or in part (subject to certain limitations), at our option, at any time, and from time to time, on or after July 6, 2029 and on or before the 40th “scheduled trading day” (as defined below under the caption “—Definitions”) immediately before the maturity date, at a cash redemption price equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (subject to the right of noteholders on a regular record date to receive the related interest payment), but only if certain conditions are satisfied, as described below under the caption “—Optional Redemption”;
•be subject to repurchase by us at the noteholders’ option if a “fundamental change” (as defined below under the caption “—Definitions”) occurs, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described, and subject to the limited exception set forth, below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”;

•be subject to repurchase by us at the noteholders’ option on July 6, 2029, at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date (subject to the right of noteholders on a regular record date to receive the related interest payment), as described below under the caption “—Purchase of Notes by Us at the Option of the Noteholders”;
•be convertible, at the noteholders’ option, into cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), at our election, based on an initial conversion rate of 249.7502 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $4.00 per share), under the conditions, and subject to the adjustments, described below under the caption “—Conversion Rights”;
•be issued in principal amount denominations of $1,000 or any integral multiple of $1,000 in excess thereof, which we refer to as an “authorized denomination”; and
•initially be represented by one or more registered notes in global form, but may, in certain circumstances, be exchanged for notes in definitive form, as described below under the caption “—Book Entry, Settlement and Clearance.”
The indenture will not contain any financial covenants and will not limit us or our subsidiaries from incurring additional indebtedness, paying dividends or issuing or repurchasing any securities. Except to the extent described below under the captions “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Asset Sale,” the indenture will not contain any provisions designed to protect noteholders upon a highly leveraged transaction involving us or a decline in our credit rating as a result of a recapitalization, takeover, highly leveraged transaction or other restructuring involving us.
Without the consent of any noteholder, we may issue additional notes under the indenture with the same terms as the notes we are offering (except for certain differences, such as the date as of which interest begins to accrue on, and the first interest payment date for, such additional notes). However, such additional notes (and any notes that have been resold after they have been purchased or otherwise acquired by us or our subsidiaries) must be identified by a separate CUSIP number or by no CUSIP number if they are not fungible with other notes we issue under the indenture for purposes of federal income tax or federal securities laws or, if applicable, the “depositary procedures” (as defined below under the caption “—Definitions”).
We do not intend to list the notes on any securities exchange or include them in any automated inter-dealer quotation system.
Absent manifest error, a person in whose name a note is registered on the registrar’s books will be considered to be the holder of that note for all purposes, and only registered noteholders (which, in the case of notes held through DTC, will initially be DTC’s nominee, Cede & Co.) will have rights under the indenture as noteholders.
Subject to applicable law, we or our subsidiaries may directly or indirectly repurchase notes in the open market or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives. Any notes that we or our subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding until such time as we deliver them to the trustee for cancellation. However, subject to the terms of the indenture, notes that we or any of our affiliates own will be deemed not to be outstanding for purposes of determining whether the noteholders have concurred in any direction, waiver or consent.
Payments on the Notes
We will pay (or cause the paying agent to pay) the principal of, and interest on, any global note by wire transfer of immediately available funds. We will pay (or cause the paying agent to pay) the principal of, and interest on, any physical note as follows:

•if the principal amount of such note is at least $5.0 million (or such lower amount as we may choose in our sole and absolute discretion) and the holder of such note entitled to such payment has delivered to the paying agent or the trustee, no later than the time set forth below, a written request to receive payment by wire transfer to an account of such holder within the United States, by wire transfer of immediately available funds to such account; and
•in all other cases, by check mailed to the address of such holder set forth in the note register.
To be timely, a written request referred to in the first bullet point above must be delivered no later than the “close of business” (as defined below under the caption “—Definitions”) on the following date: (i) with respect to the payment of any interest due on an interest payment date, the immediately preceding regular record date; and (ii) with respect to any other payment, the date that is 15 calendar days immediately before the date such payment is due.
If the due date for a payment on a note is not a “business day” (as defined below under the caption “—Definitions”), then such payment may be made on the immediately following business day with the same force and effect as if such payment were made on that due date, and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “business day.”
Registrar, Paying Agent and Conversion Agent
We will maintain one or more offices or agencies in the continental United States where notes may be presented for registration of transfer or for exchange, payment and conversion, which we refer to as the “registrar,” “paying agent” and “conversion agent,” respectively. We have appointed the trustee as the initial registrar, paying agent and conversion agent and its office in the United States as a place where notes may be presented for payment. However, without prior notice to the noteholders, we may change the registrar, paying agent and conversion agent and we or any of our subsidiaries may choose to act in that capacity as well (except that the registrar, paying agent or conversion agent with respect to any global note must at all times be a person that is eligible to act in that capacity under the depositary procedures).
Transfers and Exchanges
For purposes of the notes, the description below under this section titled “—Transfers and Exchanges” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Transfer and Exchange.”
A noteholder may transfer or exchange its notes at the office of the registrar in accordance with the indenture. We, the trustee and the registrar may require the noteholder to, among other things, deliver appropriate endorsements or transfer instruments, and such certificates or other documentation or evidence as we or they may reasonably require to determine that such transfer or exchange complies with applicable securities laws. We, the trustee and the registrar may refuse to register the transfer or exchange of any note that is subject to conversion, redemption or required repurchase.
Interest
The notes will bear cash interest at an annual rate of 6.5% (which we refer to as the “stated interest”), payable semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2027, to the noteholders of record of the notes as of the close of business on the immediately preceding December 15 and June 15, respectively. Interest will accrue from, and including, the last date to which interest has been paid or duly provided for (or, if no interest has been paid or duly provided for, from, and including, the date the notes are initially issued) to, but excluding, the next interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
In addition to the stated interest on the notes referred to above, special interest will accrue on the notes in the circumstances described below under the caption “—Events of Default—Special Interest as Sole Remedy for Certain Reporting Defaults.” All references in this prospectus supplement to interest on the notes include any special interest and default interest (as described below under the caption “—Events of Default—Default Interest”) payable on the notes, unless the context requires otherwise.
If the first date on which any special interest begins to accrue on any global note is on or after the fifth business day before a regular record date and before the next interest payment date, then, notwithstanding anything to the contrary, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such interest payment date will not be payable on such interest payment date but will instead be deemed to accrue (without duplication) entirely on such interest payment date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).
Ranking
The notes will be our senior, unsecured obligations and will be:
•equal in right of payment with our existing and future senior, unsecured indebtedness;
•senior in right of payment to our existing and future indebtedness that is expressly subordinated to the notes;
•effectively subordinated to our existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and
•structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, and (to the extent we are not a holder thereof) preferred equity, if any, of our subsidiaries.
The indenture will not prohibit us from incurring additional indebtedness, including secured indebtedness, which would be effectively senior to the notes to the extent of the value of the collateral securing that indebtedness, or indebtedness that would rank equal in right of payment with the notes. The indenture will also not prohibit our subsidiaries from incurring any additional indebtedness or other liabilities that would be structurally senior to our obligations under the notes.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure any indebtedness will not be available to make payments under the notes unless all of that indebtedness is first paid in full. In the event of the bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, we, as a common equity holder of that subsidiary, and, therefore, the noteholders, will rank behind that subsidiary’s creditors, including that subsidiary’s trade creditors, and (to the extent we are not a holder thereof) that subsidiary’s preferred equity holders. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest of others in the assets of that subsidiary, to the extent of the value of those assets, and would be subordinated to any indebtedness of that subsidiary that is senior in right of payment to that held by us.
Our subsidiaries will have no obligations under the notes. The ability of our subsidiaries to pay dividends or make other payments to us is restricted by, among other things, corporate and other laws and by agreements to which our subsidiaries may become a party. Accordingly, we may be unable to gain access to the cash flow or assets of our subsidiaries to enable us to make payments on the notes.
As of March 31, 2026, on an as adjusted basis after giving effect to the Transactions, we would have had (i) $975.0 million principal amount of outstanding indebtedness (or, if the underwriters fully exercise their option to purchase additional notes, $1.02 billion), including $675.0 million principal amount of secured indebtedness under the Term Loan B which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. In addition, upon consummation of the Transactions, the Senior Revolver will permit secured indebtedness for secured hedging arrangements, which would rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness. Upon establishment of a borrowing base, any borrowings under the Senior Revolver would also rank effectively senior to the notes to the extent of the value of the collateral securing such indebtedness.

See “Risk Factors—The notes will be effectively subordinated to our existing and future secured indebtedness and structurally subordinated to the liabilities of our subsidiaries.”
Optional Redemption
We may not redeem the notes at our option at any time before July 6, 2029. Subject to the terms of the indenture, we have the right, at our election, to redeem all, or any portion in an authorized denomination, of the notes, at any time, and from time to time, on a redemption date on or after July 6, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, for cash, but only if the “last reported sale price” (as defined below under the caption “—Definitions”) per share of our common stock exceeds 175% of the “conversion price” (as defined below under the caption “—Definitions”) on (i) each of at least 20 “trading days” (as defined below under the caption “—Definitions”), whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (ii) the trading day immediately before the date we send such notice. However, we will not call less than all of the outstanding notes for redemption unless the excess of the principal amount of notes outstanding as of the time we send the related redemption notice over the aggregate principal amount of notes set forth in such redemption notice as being subject to redemption is at least $100 million. In addition, calling any note for redemption will constitute a “make-whole fundamental change” (as defined below under the caption “—Definitions”) with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption. If we elect to redeem less than all of the outstanding notes, then the redemption will not constitute a make-whole fundamental change with respect to the notes not called for redemption, and holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described further below.
The redemption date will be a business day of our choosing that is no more than 65, nor less than 45, scheduled trading days after the date we send the related redemption notice, as described below. However, if, in accordance with the provisions described below under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method,” we elect to settle all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day immediately before the related redemption date by physical settlement, then we may instead elect to choose a redemption date that is a business day no more than 45, nor less than 15, calendar days after the date we send such redemption notice.
The redemption price for any note called for redemption will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the redemption date. However, if the redemption date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such redemption, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the redemption price will not include accrued and unpaid interest on such note to, but excluding, such redemption date.
We will send to each applicable noteholder notice of the redemption containing certain information set forth in the indenture, including the redemption price and the redemption date.
If only a portion of a note is subject to redemption and that note is converted in part, then the converted portion of that note will be deemed to be from the portion of that note that was subject to redemption.
If we elect to redeem less than all of the outstanding notes, and the holder of any note, or any owner of a beneficial interest in any global note, is reasonably not able to determine, before the close of business on the 42nd scheduled trading day (or, if, as described above, we irrevocably elect physical settlement for all conversions with a conversion date that occurs on or after the date we send the related redemption notice and on or before the second business day immediately before the related redemption date, the 10th calendar day) immediately before the relevant redemption date, whether such note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such holder or owner, as applicable, will be entitled to convert such note or beneficial interest, as applicable, at any time before the close of business on the second business day immediately before such redemption date, and each such conversion will be deemed to be of a note called for redemption for purposes of these redemption provisions and the provisions described below under the captions “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Redemption” and “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” For the avoidance of doubt, each reference in this prospectus supplement to (i) any note that is called for redemption (or similar language) includes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph; and (ii) any note that is not called for redemption (or similar language) excludes any note that is deemed to be called for redemption pursuant to the provision described in this paragraph.
Notwithstanding anything to the contrary above, we may not redeem any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the redemption date (including as a result of the payment of the related redemption price and any related interest described above on the redemption date).
Conversion Rights
Generally
Noteholders will have the right to convert their notes (or any portion of a note in an authorized denomination), in the circumstances described below, into consideration that consists, at our election, of cash, shares of our common stock or a combination of cash and shares of our common stock (together with cash in lieu of any fractional share, if applicable), based on an initial conversion rate of 249.7502 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $4.00 per share).
Noteholders may convert their notes only in the circumstances described below under the caption “—When the Notes May Be Converted.”
Treatment of Interest Upon Conversion
We will not adjust the conversion rate to account for any accrued and unpaid interest on any note being converted, and, except as described below, our delivery of the consideration due in respect of the conversion will be deemed to fully satisfy and discharge our obligation to pay the principal of, and accrued and unpaid interest, if any, on, such note to, but excluding, the “conversion date” (as defined below under the caption “—Conversion Procedures”). As a result, except as described below, any accrued and unpaid interest on a converted note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the consideration due upon conversion consists of both cash and shares of our common stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Notwithstanding anything to the contrary above, if the conversion date of a note is after a regular record date and before the next interest payment date, then:
•the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such conversion, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and
•the noteholder surrendering such note for conversion must deliver, at the time it surrenders such note, an amount of cash equal to the amount of such interest.
However, such noteholder need not deliver such cash:
•if we have specified a redemption date that is after such regular record date and on or before the second business day immediately after such interest payment date;
•if such conversion date occurs after the regular record date immediately before the maturity date;

•if we have specified a “fundamental change repurchase date” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) that is after such regular record date and on or before the business day immediately after such interest payment date;
•if the “optional repurchase date” (as defined below under the caption “—Purchase of Notes by Us at the Option of the Noteholders”) occurs after such regular record date and on or before the business day immediately after such interest payment date; or
•to the extent of any special interest, overdue interest or interest that has accrued on any overdue interest.
Accordingly, for the avoidance of doubt, all noteholders as of the close of business on the regular record date immediately before the maturity date will receive the full interest payment that would have been due on the maturity date regardless of whether their notes have been converted after such regular record date.
When the Notes May Be Converted
Noteholders may convert their notes only in the circumstances set forth below. However, in no event may notes be converted after the close of business on the second scheduled trading day immediately before the maturity date.
Conversion Upon Satisfaction of Common Stock Sale Price Condition
A noteholder may convert its notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on September 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter.
Conversion Upon Satisfaction of Note Trading Price Condition
A noteholder may convert its notes during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) if the “trading price” (as defined below under the caption “—Definitions”) per $1,000 principal amount of notes, as determined following a request by a noteholder in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. We refer to this condition as the “trading price condition.”
The trading price will be determined by the bid solicitation agent as described below and in the definition of “trading price.” The bid solicitation agent (if not us) will have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we will have no obligation to make such request (or seek bids ourselves) unless a noteholder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price per share of our common stock and the conversion rate. If a noteholder provides such evidence, then we will instruct the bid solicitation agent to (or, if we are acting as the bid solicitation agent, we will) determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day. If the trading price condition has been met as described above, then we will notify the noteholders of the same. If, on any trading day after the trading price condition has been met as described above, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day, then we will notify the noteholders of the same.
We will act as the initial bid solicitation agent. However, we may change the bid solicitation agent, and we may appoint any of our subsidiaries to act in that capacity as well, without prior notice to the noteholders.

Conversion Upon Specified Corporate Events
Certain Distributions
If, before April 1, 2031, we elect to:
•distribute, to all or substantially all holders of our common stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from our common stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this bullet point upon their separation from our common stock or upon the occurrence of such triggering event) entitling them, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced (determined in accordance with the provisions described in the third paragraph of clause (2) under the heading “—Conversion Rate Adjustments—Generally” below); or
•distribute, to all or substantially all holders of our common stock, assets or securities of ours or rights to purchase our securities, which distribution per share of our common stock has a value, as reasonably determined by our board of directors, exceeding 10% of the last reported sale price per share of our common stock on the trading day immediately before the date such distribution is announced,then, in either case, we will send notice of such distribution, and of the related right to convert notes, to noteholders at least 45 scheduled trading days before the “ex-dividend date” (as defined below under the caption “—Definitions”) for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after we become aware that such separation or triggering event has occurred or will occur). However, if we are then otherwise permitted to settle conversions by physical settlement (and, for the avoidance of doubt, we have not elected another settlement method to apply, including pursuant to the provision described in the third sentence under the caption “—Settlement Upon Conversion—Settlement Method” below), then we may instead elect to provide such notice at least 10 scheduled trading days before such ex-dividend date. In that event, we will be required to settle all conversions with a conversion date occurring on or after the date we provide such notice and on or before the business day immediately before the ex-dividend date for such distribution (or any earlier announcement by us that such distribution will not take place) by physical settlement, and we will describe the same in the notice. Once we have sent such notice, noteholders may convert their notes at any time until the earlier of the close of business on the business day immediately before such ex-dividend date and our announcement that such distribution will not take place. However, the notes will not become convertible on account of such distribution (but we will still be required to send notice of such distribution as described above) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a noteholder, in such distribution without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such record date.
Certain Corporate Events
If a fundamental change, make-whole fundamental change (other than a make-whole fundamental change pursuant to clause (ii) of the definition thereof) or “common stock change event” (as defined below under the caption “—Effect of Common Stock Change Event”) occurs (other than a merger or other business combination transaction that is effected solely to change our jurisdiction of incorporation and that does not constitute a fundamental change or a make-whole fundamental change), then, in each case, noteholders may convert their notes at any time from, and including, the effective date of such transaction or event to, and including, the 35th trading day after such effective date (or, if such transaction or event also constitutes a fundamental change (other than an “exempted fundamental change,” as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes—No Repurchase Right in Certain Circumstances”), to, but excluding, the related fundamental change repurchase date). No later than the second business day after such effective date, we will send notice to the noteholders of such transaction or event, such effective date and the related right to convert notes. If we do not provide such notice by the second business day after the effective date, then the last day on which the notes are convertible will be extended by the number of business days from, and including, the second business day after the effective date to, but excluding, the date we provide the notice.
Conversion Upon Redemption
If we call any note for redemption, then the holder of such note may convert such note at any time before the close of business on the second business day immediately before the related redemption date (or, if we fail to pay the redemption price due on such redemption date in full, at any time until such time as we pay such redemption price in full).
Conversions During Free Convertibility Period
A noteholder may convert its notes at any time from, and including, April 1, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.
Conversion Procedures
To convert a beneficial interest in a global note, the owner of the beneficial interest must:
•comply with the depositary procedures for converting the beneficial interest (at which time such conversion will become irrevocable);
•if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and
•if applicable, pay any documentary or other taxes as described below.
To convert all or a portion of a physical note, the holder of such note must:
•complete, manually sign and deliver to the conversion agent the conversion notice attached to such note or a facsimile of such conversion notice;
•deliver such note to the conversion agent (at which time such conversion will become irrevocable);
•furnish any endorsements and transfer documents that we or the conversion agent may require;
•if applicable, pay any interest payable on the next interest payment date, as described above under the caption “—Treatment of Interest Upon Conversion”; and
•if applicable, pay any documentary or other taxes as described below.
Notes may be surrendered for conversion only after the “open of business” (as defined below under the caption “—Definitions”) and before the close of business on a day that is a business day.
We will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of our common stock upon conversion. However, if any tax or duty is due because the converting noteholder requests those shares to be registered in a name other than such noteholder’s name, then such noteholder must pay such tax or duty.
We refer to the first business day on which the requirements described above to convert a note are satisfied as the “conversion date,” subject to the provision described in the last sentence under the caption “—Settlement Upon Conversion—Delivery of the Conversion Consideration.”

If a noteholder has validly delivered a “fundamental change repurchase notice” (as defined below under the caption “—Fundamental Change Permits Noteholders to Require Us to Repurchase Notes”) or an “optional repurchase notice” (as defined below under the caption “—Purchase of Notes by Us at the Option of the Noteholders”) with respect to a note, then such note may not be converted, except to the extent (i) such notice is withdrawn in accordance with the procedures described below; or (ii) we fail to pay the related fundamental change repurchase price or optional repurchase price, as applicable, for such note.
Settlement Upon Conversion
Generally
Upon conversion, we may choose to pay or deliver, as applicable, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.” If cash settlement or combination settlement applies to a conversion, then the consideration due will be determined based on the conversion rate, the “daily VWAPs” per share of our common stock over an “observation period” consisting of 40 consecutive “VWAP trading days” and, in the case of combination settlement, the “specified dollar amount” (as those terms are defined below under the caption “—Definitions”) that applies to the conversion.
Settlement Method
We will have the right, as described below, to elect the settlement method applicable to the conversion of any notes. Except as described below, we must use the same settlement method for all conversions with the same conversion date, but we will not be obligated to use the same settlement method for conversions with different conversion dates. All conversions with a conversion date that occurs on or after April 1, 2031 will be settled using the same settlement method, and we will send notice of such settlement method to noteholders no later than the open of business on April 1, 2031. If we elect a settlement method for a conversion with a conversion date that occurs before April 1, 2031, then we will send notice of such settlement method to the converting noteholder no later than the close of business on the business day immediately after the conversion date. However, as described above under the captions “—Optional Redemption” and “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” we may in certain circumstances elect that physical settlement apply to all conversions with a conversion date occurring during the periods referred to under those captions. Notwithstanding anything to the contrary described above, if we call any notes for redemption, then (i) we will specify in the related redemption notice (and, in the case of a redemption of less than all outstanding notes, in a notice simultaneously sent to all holders of notes not called for redemption) the settlement method that will apply to all conversions with a conversion date that occurs on or after the date we send such redemption notice and on or before the second business day before the related redemption date; and (ii) if the related redemption date is on or after April 1, 2031, then such settlement method must be the same settlement method that applies to all conversions with a conversion date that occurs on or after April 1, 2031.
If we do not timely elect a settlement method with respect to any conversion, then we will be deemed to have elected the “default settlement method” (as defined below). If we timely elect combination settlement with respect to a conversion but do not timely notify the converting noteholder of the applicable specified dollar amount, then the specified dollar amount for such conversion will be deemed to be $1,000 per $1,000 principal amount of notes. For the avoidance of doubt, our failure to timely elect a settlement method or specify the applicable specified dollar amount will not constitute a default or event of default under the indenture.
The “default settlement method” will initially be physical settlement. However, we may, from time to time, change the default settlement method by sending notice of the new default settlement method to the noteholders. In addition, we may, by notice to the noteholders, elect to irrevocably fix the settlement method or to irrevocably eliminate any one or more (but not all) settlement methods (including eliminating combination settlement with a particular specified dollar amount or range of specified dollar amounts). If we make such an irrevocable election, then such election will apply to all note conversions with a conversion date that is on or after the date we send such notice and we will, if needed, simultaneously change the default settlement method to a settlement method that is consistent with such irrevocable election. However, in all cases, no such irrevocable election will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the indenture. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend the indenture or the notes, including pursuant to the provisions described in the seventh bullet point of the third paragraph under the caption “—Modification and Amendment” below. However, we may nonetheless choose to execute such an amendment at our option.
If we change the default settlement method or irrevocably fix the settlement method pursuant to the provisions described above, then we will, substantially concurrently, either post the default settlement method or fixed settlement method, as applicable, on our website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.
Consideration Due Upon Conversion
Subject to the other provisions described in this section, the consideration due upon conversion of each $1,000 principal amount of a note will be as follows:
•if physical settlement applies, a number of shares of our common stock equal to the conversion rate in effect on the conversion date for such conversion;
•if cash settlement applies, cash in an amount equal to the sum of the “daily conversion values” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; or
•if combination settlement applies, (i) a number of shares of our common stock equal to the sum of the “daily share amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in the observation period for such conversion; and (ii) an amount of cash equal to the sum of the “daily cash amounts” (as defined below under the caption “—Definitions”) for each VWAP trading day in such observation period.
However, in lieu of delivering any fractional share of our common stock otherwise due upon conversion, we will pay cash based on (i) the daily VWAP on the applicable conversion date (or, if such conversion date is not a VWAP trading day, the immediately preceding VWAP trading day), in the case of physical settlement; or (ii) the daily VWAP on the last VWAP trading day of the applicable observation period, in the case of combination settlement.
If a noteholder converts more than one note on a conversion date, then the consideration due upon such conversion will (in the case of any global note, to the extent permitted by, and practicable under, the depositary procedures) be computed based on the total principal amount of notes converted on such conversion date by that noteholder.
Delivery of the Conversion Consideration
Except as described below under the captions “—Conversion Rate Adjustments” and “—Effect of Common Stock Change Event,” we will pay or deliver, as applicable, the consideration due upon conversion as follows: (i) if cash settlement or combination settlement applies, on or before the second business day immediately after the last VWAP trading day of the observation period for such conversion; and (ii) if physical settlement applies, on or before the second business day immediately after the conversion date for such conversion. However, if physical settlement applies to the conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, or of any note that has been called for redemption with a conversion date that occurs during the 15 calendar days preceding the related redemption date, then, solely for purposes of such conversion, (i) we will pay or deliver, as applicable, the consideration due upon such conversion on or before the maturity date (or, if the maturity date is not a business day, the next business day), in the case of a conversion of any note with a conversion date that is after the regular record date immediately before the maturity date, or the related redemption date, in the case of a conversion of any note that has been called for redemption with a conversion date that occurs during the 15 calendar days preceding such redemption date; and (ii) the conversion date will instead be deemed to be the second business day immediately before the date referred to in clause (i).

When Converting Noteholders Become Stockholders of Record
The person in whose name any share of our common stock is issuable upon conversion of any note will be deemed to become the holder of record of that share as of the close of business on (i) the conversion date for such conversion, in the case of physical settlement; or (ii) the last VWAP trading day of the observation period for such conversion, in the case of combination settlement.
Conversion Rate Adjustments
Generally
The conversion rate will be adjusted for the events described below. However, we are not required to adjust the conversion rate for these events (other than a stock split or combination or a tender or exchange offer) if each noteholder participates, at the same time and on the same terms as holders of our common stock, and solely by virtue of being a holder of notes, in such transaction or event without having to convert such noteholder’s notes and as if such noteholder held a number of shares of our common stock equal to the product of (i) the conversion rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of notes held by such noteholder on such date.
(1)Stock Dividends, Splits and Combinations. If we issue solely shares of our common stock as a dividend or distribution on all or substantially all shares of our common stock, or if we effect a stock split or a stock combination of our common stock (in each case excluding an issuance solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply), then the conversion rate will be adjusted based on the following formula:
where:
CR0    =    the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution, or immediately before the open of business on the effective date of such stock split or stock combination, as applicable;
CR1    =    the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0    =    the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1    =    the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this paragraph (1) is declared or announced, but not so paid or made, then the conversion rate will be readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the conversion rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(2)Rights, Options and Warrants. If we distribute, to all or substantially all holders of our common stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which the provisions described below in paragraph (3)(a) and under the caption “—Stockholder Rights Plans” will apply) entitling such holders, for a period of not more than 60 calendar days after the record date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced, then the conversion rate will be increased based on the following formula:
where:
CR0    =    the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1    =    the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS    =    the number of shares of our common stock outstanding immediately before the open of business on such ex-dividend date;
X    =    the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y    =    a number of shares of our common stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date such distribution is announced.
To the extent such rights, options or warrants are not so distributed, the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of our common stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the conversion rate will be readjusted to the conversion rate that would then be in effect had the increase to the conversion rate for such distribution been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this paragraph (2) and the provisions described above under the caption “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by us in good faith and in a commercially reasonable manner.
(3)Spin-Offs and Other Distributed Property.
(1)Distributions Other Than Spin-Offs. If we distribute shares of our “capital stock” (as defined below under the caption “—Definitions”), evidences of our indebtedness or other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
•dividends, distributions, rights, options or warrants for which an adjustment to the conversion rate is required (or would be required without regard to the “deferral exception” (as defined below under the caption “—The Deferral Exception”)) pursuant to paragraph (1) or (2) above;
•dividends or distributions paid exclusively in cash for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (4) below;
•rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided below under the caption “—Stockholder Rights Plans”;
•spin-offs for which an adjustment to the conversion rate is required (or would be required without regard to the deferral exception) pursuant to paragraph (3)(b) below;
•a distribution solely pursuant to a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply; and
•a distribution solely pursuant to a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply, then the conversion rate will be increased based on the following formula:
where:
CR0    =    the conversion rate in effect immediately before the open of business on the ex-dividend date for such distribution;
CR1    =    the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP    =    the average of the last reported sale prices per share of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately before such ex-dividend date; and
FMV    =    the fair market value (as determined by us in good faith and in a commercially reasonable manner), as of such ex-dividend date, of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of our common stock pursuant to such distribution.
However, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such distribution, at the same time and on the same terms as holders of our common stock, the amount and kind of shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants that such noteholder would have received in such distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date.

To the extent such distribution is not so paid or made, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(2)Spin-Offs. If we distribute or dividend shares of capital stock of any class or series, or similar equity interests, of or relating to an “affiliate” or “subsidiary” (as those terms are defined below under the caption “—Definitions”) or other business unit of ours to all or substantially all holders of our common stock (other than solely pursuant to (x) a common stock change event, as to which the provisions described below under the caption “—Effect of Common Stock Change Event” will apply; or (y) a tender offer or exchange offer for shares of our common stock, as to which the provisions described below in paragraph (5) will apply), and such capital stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “spin-off”), then the conversion rate will be increased based on the following formula:
where:
CR0    =    the conversion rate in effect immediately before the close of business on the last trading day of the “spin-off valuation period” (as defined below) for such spin-off;
CR1    =    the conversion rate in effect immediately after the close of business on the last trading day of the spin-off valuation period;
FMV    =    the product of (x) the average of the last reported sale prices per share or unit of the capital stock or equity interests distributed in such spin-off over the 10 consecutive trading day period (the “spin-off valuation period”) beginning on, and including, the ex-dividend date for such spin-off (such average to be determined as if references to our common stock in the definitions of “last reported sale price,” “trading day” and “market disruption event” were instead references to such capital stock or equity interests); and (y) the number of shares or units of such capital stock or equity interests distributed per share of our common stock in such spin-off; and
SP    =    the average of the last reported sale prices per share of our common stock for each trading day in the spin-off valuation period.
Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the spin-off valuation period for such spin-off, then, solely for purposes of determining the consideration due in respect of such conversion, such spin-off valuation period will be deemed to consist of the trading days occurring in the period from, and including, the ex-dividend date for such spin-off to, and including, such conversion date.
To the extent any dividend or distribution of the type described above in this paragraph (3)(b) is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(4)Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of our common stock, then the conversion rate will be increased based on the following formula:
where:
CR0    =    the conversion rate in effect immediately before the open of business on the ex-dividend date for such dividend or distribution;
CR1    =    the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP    =    the last reported sale price per share of our common stock on the trading day immediately before such ex-dividend date; and
D    =    the cash amount distributed per share of our common stock in such dividend or distribution.
However, if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the conversion rate, each noteholder will receive, for each $1,000 principal amount of notes held by such noteholder on the record date for such dividend or distribution, at the same time and on the same terms as holders of our common stock, the amount of cash that such noteholder would have received in such dividend or distribution if such noteholder had owned, on such record date, a number of shares of our common stock equal to the conversion rate in effect on such record date. To the extent such dividend or distribution is declared but not made or paid, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(5)Tender Offers or Exchange Offers. If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of our common stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the expiration time by us in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of our common stock in such tender or exchange offer exceeds the last reported sale price per share of our common stock on the trading day immediately after the last date (the “expiration date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the conversion rate will be increased based on the following formula:
where:
CR0    =    the conversion rate in effect immediately before the close of business on the last trading day of the “tender/exchange offer valuation period” (as defined below) for such tender or exchange offer;
CR1    =    the conversion rate in effect immediately after the close of business on the last trading day of the tender/exchange offer valuation period;

AC    =    the aggregate value (determined as of the time (the “expiration time”) such tender or exchange offer expires by us in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of our common stock purchased or exchanged in such tender or exchange offer;
OS0    =    the number of shares of our common stock outstanding immediately before the expiration time (including all shares of our common stock accepted for purchase or exchange in such tender or exchange offer);
OS1    =    the number of shares of our common stock outstanding immediately after the expiration time (excluding all shares of our common stock accepted for purchase or exchange in such tender or exchange offer); and
SP    =    the average of the last reported sale prices per share of our common stock over the 10 consecutive trading day period (the “tender/exchange offer valuation period”) beginning on, and including, the trading day immediately after the expiration date;
provided, however, that the conversion rate will in no event be adjusted down pursuant to the provisions described in this paragraph (5), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, (i) if any VWAP trading day of the observation period for a note whose conversion will be settled pursuant to cash settlement or combination settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the conversion rate for such VWAP trading day for such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date for such tender or exchange offer to, and including, such VWAP trading day; and (ii) if the conversion date for a note whose conversion will be settled pursuant to physical settlement occurs during the tender/exchange offer valuation period for such tender or exchange offer, then, solely for purposes of determining the consideration due in respect of such conversion, such tender/exchange offer valuation period will be deemed to consist of the trading days occurring in the period from, and including, the trading day immediately after the expiration date to, and including, such conversion date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of our common stock in such tender or exchange offer are rescinded, the conversion rate will be readjusted to the conversion rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of our common stock, if any, actually made, and not rescinded, in such tender or exchange offer.
We will not be required to adjust the conversion rate except as described above or below under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change.” Without limiting the foregoing, we will not be required to adjust the conversion rate on account of:
•except as described above, the sale of shares of our common stock for a purchase price that is less than the market price per share of our common stock or less than the conversion price;
•the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any such plan;
•the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•the issuance of any shares of our common stock pursuant to any option, warrant, right or convertible or exchangeable security of ours outstanding as of the date we first issue the notes;
•solely a change in the par value of our common stock; or
•accrued and unpaid interest on the notes.
Notice of Conversion Rate Adjustments
Upon the effectiveness of any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally,” we will promptly send notice to the noteholders containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the conversion rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.
Voluntary Conversion Rate Increases
To the extent permitted by law and applicable stock exchange rules, we, from time to time, may (but are not required to) increase the conversion rate by any amount if (i) our board of directors determines that such increase is in our best interest or that such increase is advisable to avoid or diminish any income tax imposed on holders of our common stock or rights to purchase our common stock as a result of any dividend or distribution of shares (or rights to acquire shares) of our common stock or any similar event; (ii) such increase is in effect for a period of at least 20 business days; and (iii) such increase is irrevocable during such period.
Tax Considerations
A holder or beneficial owner of the notes may, in some circumstances, including a cash distribution or dividend on our common stock, be deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the conversion rate. Applicable withholding taxes (including backup withholding) due on such distribution or otherwise with respect to the notes may be withheld from interest and payments upon conversion, repurchase, redemption or maturity of the notes. In addition, if any withholding taxes (including backup withholding) are paid on behalf of a holder or beneficial owner, then those withholding taxes may be withheld from or set off against payments of cash or the delivery of shares of our common stock, if any, in respect of the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by, or other funds or assets of, that holder or beneficial owner. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Income Tax Considerations.”
The Deferral Exception
If an adjustment to the conversion rate otherwise required by the indenture would result in a change of less than 1% to the conversion rate, then we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least 1% to the conversion rate; (ii) the conversion date of, or any VWAP trading day of an observation period for, any note; (iii) the date a fundamental change or make-whole fundamental change occurs; (iv) the date we call any notes for redemption; and (v) April 1, 2031. We refer to our ability to defer adjustments as described above as the “deferral exception.”
Special Provisions for Adjustments that Are Not Yet Effective and Where Converting Noteholders Participate in the Relevant Transaction or Event
Notwithstanding anything to the contrary, if:
•a note is to be converted pursuant to physical settlement or combination settlement;
•the record date, effective date or expiration time for any event that requires an adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rate

Adjustments—Generally” has occurred on or before the conversion date for such conversion (in the case of physical settlement) or on or before any VWAP trading day in the observation period for such conversion (in the case of combination settlement), but an adjustment to the conversion rate for such event has not yet become effective as of such conversion date or VWAP trading day, as applicable;
•the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement); and
•such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such conversion, we will, without duplication, give effect to such adjustment on such conversion date (in the case of physical settlement) or such VWAP trading day (in the case of combination settlement). In such case, if the date we are otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then we will delay the settlement of such conversion until the second business day after such first date.
Notwithstanding anything to the contrary, if:
•a conversion rate adjustment for any dividend or distribution becomes effective on any ex-dividend date pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally”;
•a note is to be converted pursuant to physical settlement or combination settlement;
•the conversion date for such conversion (in the case of physical settlement) or any VWAP trading day in the observation period for such conversion (in the case of combination settlement) occurs on or after such ex-dividend date and on or before the related record date;
•the consideration due upon such conversion includes any whole shares of our common stock (in the case of physical settlement) or due in respect of such VWAP trading day includes any whole or fractional shares of our common stock (in the case of combination settlement), in each case based on a conversion rate that is adjusted for such dividend or distribution; and
•such shares would be entitled to participate in such dividend or distribution, then:
•in the case of physical settlement, such conversion rate adjustment will not be given effect for such conversion and the shares of our common stock issuable upon such conversion based on such unadjusted conversion rate will not be entitled to participate in such dividend or distribution, but there will be added, to the consideration otherwise due upon such conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares had such shares been entitled to participate in such dividend or distribution; and
•in the case of combination settlement, the conversion rate adjustment relating to such ex-dividend date will be made for such conversion in respect of such VWAP trading day, but the shares of our common stock issuable with respect to such VWAP trading day based on such adjusted conversion rate will not be entitled to participate in such dividend or distribution.
Stockholder Rights Plans
If any shares of our common stock are to be issued upon conversion of any note and, at the time of such conversion, we have in effect any stockholder rights plan, then the holder of that note will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from our common stock at such time, in which case, and only in such case, the conversion rate will be adjusted pursuant to the provisions described above in paragraph (3)(a) under the caption “—Conversion Rate Adjustments—Generally” on account of such separation as if, at the time of such separation, we had made a distribution of the type referred to in such paragraph to all holders of our common stock, subject to potential readjustment pursuant to the provisions described in such paragraph. We currently do not have a stockholder rights plan.
Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change
Generally
If a make-whole fundamental change occurs and the conversion date for the conversion of a note occurs during the related “make-whole fundamental change conversion period” (as defined below under the caption “—Definitions”), then, subject to the provisions described below, the conversion rate applicable to such conversion will be increased by a number of shares (the “additional shares”) set forth in the table below corresponding (after interpolation as described below) to the “make-whole fundamental change effective date” (as defined below under the caption “—Definitions”) and the “stock price” (as defined below under the caption “—Definitions”) of such make-whole fundamental change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$3.08	$3.40	$3.70	$4.00	$5.50	$7.01	$10.00	$15.00	$20.00	$25.00	$30.00
July 2, 2026	74.9251	63.1676	54.5865	47.6349	27.5509	17.9643	9.0730	3.3660	1.1715	0.2580	0.0000
July 1, 2027	74.9251	62.9529	53.4946	46.0090	25.4964	16.3837	8.2510	3.0720	1.0615	0.2284	0.0000
July 1, 2028	74.9251	61.8618	51.0216	42.7847	22.2182	14.0556	7.0990	2.6740	0.9180	0.1832	0.0000
July 1, 2029	74.9251	51.2618	42.0216	34.9351	17.2891	10.6961	5.4310	2.0867	0.7050	0.1152	0.0000
July 1, 2030	74.9251	46.9971	35.4838	27.1728	10.2527	5.9786	3.1240	1.2527	0.4130	0.0472	0.0000
July 1, 2031	74.9251	44.3676	20.5189	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If such make-whole fundamental change effective date or stock price is not set forth in the table above, then:
•if such stock price is between two stock prices in the table above or the make-whole fundamental change effective date is between two dates in the table above, then the number of additional shares will be determined by straight-line interpolation between the numbers of additional shares set forth for the higher and lower stock prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and
•if the stock price is greater than $30.00 (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above are adjusted, as described below under the caption “—Adjustment of Stock Prices and Number of Additional Shares”), or less than $3.08 (subject to adjustment in the same manner), per share, then no additional shares will be added to the conversion rate.
Notwithstanding anything to the contrary, in no event will the conversion rate be increased to an amount that exceeds 324.6753 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the conversion rate is required to be adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”
For the avoidance of doubt, calling any notes for redemption will constitute a make-whole fundamental change only with respect to the notes called for redemption, and not with respect to the notes not called for redemption. Accordingly, if we elect to redeem less than all of the outstanding notes, then holders of the notes not called for redemption will not be entitled to an increased conversion rate for such notes as described above on account of the redemption, except to the limited extent described above under the caption “—Optional Redemption.”

As set forth in the definition of “make-whole fundamental change conversion period” below under the caption “—Definitions,” if the conversion date for the conversion of a note occurs during a make-whole fundamental change conversion period relating to both a make-whole fundamental change resulting from our calling notes for redemption and another make-whole fundamental change, then, solely for purposes of that conversion, such conversion date will be deemed to occur only during the period relating to the make-whole fundamental change with the earlier make-whole fundamental change effective date. In that circumstance, the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to occur for purposes of such conversion.
Adjustment of Stock Prices and Number of Additional Shares
The stock prices in the first row (i.e., the column headers) of the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion price is adjusted as a result of the operation of the provisions described above under the caption “—Conversion Rate Adjustments—Generally.” The numbers of additional shares in the table above will be adjusted in the same manner as, and at the same time and for the same events for which, the conversion rate is adjusted pursuant to the provisions described above under the caption “—Conversion Rate Adjustments—Generally.”
Notice of Make-Whole Fundamental Change
We will notify noteholders of each make-whole fundamental change in accordance with the provisions described above under the captions “—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and “—Optional Redemption.”
Enforceability
Our obligation to increase the conversion rate as described above in connection with a make-whole fundamental change could be considered a penalty, in which case its enforceability would be subject to general principles of reasonableness and equitable remedies.
Effect of Common Stock Change Event
Generally
If there occurs any:
•recapitalization, reclassification or change of our common stock, other than (x) changes solely resulting from a subdivision or combination of our common stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;
•consolidation, merger, combination or binding or statutory share exchange involving us;
•sale, lease or other transfer of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person; or
•other similar event, and, as a result of which, our common stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “common stock change event,” and such other securities, cash or property, the “reference property,” and the amount and kind of reference property that a holder of one share of our common stock would be entitled to receive on account of such common stock change event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “reference property unit”), then, notwithstanding anything to the contrary,
•from and after the effective time of such common stock change event, (i) the consideration due upon conversion of any note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of our common stock in the provisions described under this “—Conversion Rights” section (or in any related definitions) were instead a reference to the same number of reference property units; (ii) for purposes of the redemption provisions described above under the caption “—Optional Redemption,” each reference to any number of shares of our common stock in such provisions (or in any related definitions) will instead be deemed to be a reference to the same number of reference property units; and (iii) for purposes of the definitions of “fundamental change” and “make-whole fundamental change,” references to our “common stock” and “common equity” will be deemed to refer to the common equity (including depositary receipts representing common equity), if any, forming part of such reference property;
•if such reference property unit consists entirely of cash, then (i) each conversion of any note with a conversion date that occurs on or after the effective date of such common stock change event will be settled entirely in cash in an amount, per $1,000 principal amount of such note being converted, equal to the product of (x) the conversion rate in effect on such conversion date (including, for the avoidance of doubt, any increase to such conversion rate pursuant to the provisions described above under the caption “—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change,” if applicable); and (y) the amount of cash constituting such reference property unit; and (ii) we will settle each such conversion no later than the 10th business day after the relevant conversion date; and
•for these purposes, (i) the daily VWAP of any reference property unit or portion thereof that consists of a class of common equity securities will be determined by reference to the definition of “daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (ii) the daily VWAP of any reference property unit or portion thereof that does not consist of a class of common equity securities, and the last reported sale price of any reference property unit or portion thereof that does not consist of a class of securities, will be the fair value of such reference property unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by us (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the reference property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the reference property unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of our common stock, by the holders of our common stock. We will notify the noteholders of such weighted average as soon as practicable after such determination is made.
We will not become a party to any common stock change event unless its terms are consistent with the provisions described under this “—Effect of Common Stock Change Event” caption.
Execution of Supplemental Indenture
At or before the effective time of the common stock change event, we and the resulting, surviving or transferee person (if not us) of such common stock change event (the “successor person”) will execute and deliver to the trustee a supplemental indenture that (i) provides for subsequent adjustments to the conversion rate in a manner consistent with the provisions described above; and (ii) contains such other provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of the noteholders and to give effect to the provisions described above. If the reference property includes shares of stock or other securities or assets (other than cash) of a person other than the successor person, then such other person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that we reasonably determine are appropriate to preserve the economic interests of noteholders.
However, no such supplemental indenture is required (but we may nonetheless choose to execute such a supplemental indenture at our option) if (i) we are the resulting, surviving or transferee person of such common stock change event; and (ii) the reference property of such common stock change event does not include consideration other than cash or our securities.

Notice of Common Stock Change Event
We will provide notice of each common stock change event to noteholders no later than the second business day after the effective date of the common stock change event.
Exchange in Lieu of Conversion
Notwithstanding anything to the contrary, and subject to the terms of the indenture, if a note is submitted for conversion, we may elect to arrange to have such note exchanged in lieu of conversion by a financial institution we designate. To make such election, we must send notice of such election to the holder of such note before the close of business on the business day immediately following the conversion date for such note, and we must arrange for the financial institution to deliver the consideration due upon such conversion in the same manner and at the same time as we would have been required to do so. We will remain responsible to deliver such consideration if the financial institution fails to timely deliver the same.
Equitable Adjustments to Prices
Whenever the indenture requires us to calculate the average of the last reported sale prices, or any function thereof, over a period of multiple days (including to calculate the stock price or an adjustment to the conversion rate), or to calculate daily VWAPs over an observation period, we will make appropriate adjustments, if any, to those calculations to account for any adjustment to the conversion rate pursuant to the provisions described above under the caption “—Conversion Rights—Conversion Rate Adjustments—Generally” that becomes effective, or any event requiring such an adjustment to the conversion rate where the ex-dividend date or effective date, as applicable, of such event occurs, at any time during such period or observation period, as applicable.
Fundamental Change Permits Noteholders to Require Us to Repurchase Notes
The information in the accompanying prospectus under the caption “No Protection in the Event of a Change of Control” shall not apply to the notes.
Generally
If a fundamental change occurs, then each noteholder will have the right (the “fundamental change repurchase right”) to require us to repurchase its notes (or any portion thereof in an authorized denomination) for cash on a date (the “fundamental change repurchase date”) of our choosing, which must be a business day that is no more than 35, nor less than 20, business days after the date we send the related fundamental change notice, as described below.
The repurchase price (the “fundamental change repurchase price”) for a note tendered for repurchase will be the principal amount of such note plus accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date. However, if the fundamental change repurchase date is after a regular record date and on or before the next interest payment date, then (i) the holder of such note at the close of business on such regular record date will be entitled, notwithstanding such repurchase, to receive, on or, at our election, before such interest payment date, the unpaid interest that would have accrued on such note to, but excluding, such interest payment date; and (ii) the fundamental change repurchase price will not include accrued and unpaid interest on such note to, but excluding, the fundamental change repurchase date.
Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the fundamental change repurchase date (including as a result of the payment of the related fundamental change repurchase price and any related interest described above on the fundamental change repurchase date).
Notice of Fundamental Change
On or before the 20th calendar day after the effective date of a fundamental change, we will send to each noteholder notice of such fundamental change containing certain information set forth in the indenture, including the fundamental change repurchase date, the fundamental change repurchase price and the procedures noteholders must follow to tender their notes for repurchase.

Procedures to Exercise the Fundamental Change Repurchase Right
To exercise its fundamental change repurchase right with respect to a note, the holder thereof must deliver a notice (a “fundamental change repurchase notice”) to the paying agent before the close of business on the business day immediately before the related fundamental change repurchase date (or such later time as may be required by law).
The fundamental change repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.
A noteholder that has delivered a fundamental change repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the fundamental change repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.
Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the fundamental change repurchase price.
Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with a repurchase following a fundamental change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. However, to the extent that our obligations to offer to repurchase and to repurchase notes pursuant to the provisions described above conflict with any law or regulation that is applicable to us and enacted after the date we initially issue the notes, our compliance with such law or regulation will not be considered to be a default of those obligations.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.
No Repurchase Right in Certain Circumstances
Notwithstanding anything to the contrary, we will not be required to send a fundamental change notice, or offer to repurchase or repurchase any notes, as described above, in connection with a common stock change event that constitutes a fundamental change pursuant to clause (ii)(2) of the definition thereof (regardless of whether such common stock change event also constitutes a fundamental change pursuant to any other clause of such definition), if:
•the reference property of such common stock change event consists entirely of cash in U.S. dollars;
•immediately after such fundamental change, the notes become convertible (pursuant to the provisions described above under the captions “—Conversion Rights—Effect of Common Stock Change Event” and, if applicable, “—Conversion Rights—Increase in Conversion Rate in Connection with a Make-Whole Fundamental Change”) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and
•we timely send the notice relating to such fundamental change required pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Corporate Events” and include, in such notice, a statement that we are relying on the provisions described in this “—No Repurchase Right in Certain Circumstances” section.
We refer to any fundamental change with respect to which, in accordance with the provisions described above, we do not offer to repurchase any notes as an “exempted fundamental change.”
Purchase of Notes by Us at the Option of the Noteholders
Generally
Each noteholder will have the right (the “optional repurchase right”) to require us to repurchase such noteholder’s notes (or any portion thereof in an authorized denomination) on July 6, 2029 (the “optional repurchase date”) for cash (the “optional repurchase price”) in an amount equal to the principal amount of the note (or portion thereof) to be repurchased. For the avoidance of doubt, our repurchase of any notes on the optional repurchase date will not affect our obligation to pay the interest otherwise due on such notes on such date to the holders of such notes at the close of business on the preceding regular record date.
Notwithstanding anything to the contrary above, we may not repurchase any notes if the principal amount of the notes has been accelerated and such acceleration has not been rescinded on or before the optional repurchase date (including as a result of the payment of the related optional repurchase price and any related interest described above on the optional repurchase date).
Notice of Optional Repurchase
No later than 20 business days before the optional repurchase date, we will send to each noteholder notice of such optional repurchase right containing certain information set forth in the indenture, including the optional repurchase date, the optional repurchase price and the procedures noteholders must follow to tender their notes for repurchase.
Procedures to Require Us to Repurchase Notes
To exercise its optional repurchase right with respect to a note, the holder thereof must deliver a notice (an “optional repurchase notice”) to the paying agent before the close of business on the business day immediately before the optional repurchase date (or such later time as may be required by law).
The optional repurchase notice must contain certain information set forth in the indenture, including the certificate number of any physical notes to be repurchased, or must otherwise comply with the depositary procedures in the case of a global note.
A noteholder that has delivered an optional repurchase notice with respect to a note may withdraw that notice by delivering a withdrawal notice to the paying agent at any time before the close of business on the business day immediately before the optional repurchase date. The withdrawal notice must contain certain information set forth in the indenture, including the certificate number of any physical notes with respect to which the withdrawal notice is being delivered, or must otherwise comply with the depositary procedures in the case of a global note.
Notes to be repurchased must be delivered to the paying agent (in the case of physical notes) or the depositary procedures must be complied with (in the case of global notes) for the holder of those notes to be entitled to receive the optional repurchase price.

Compliance with Securities Laws
We will comply, in all material respects, with all federal and state securities laws in connection with an optional repurchase (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such repurchase in the manner described above. If, after complying with the preceding sentence to the extent applicable, any such laws prohibit us from taking any action otherwise required by the provisions described above under this “—Purchase of Notes by Us at the Option of the Noteholders” section, then, notwithstanding anything to the contrary, our failure to take such action will, to the extent the same is prohibited by such laws, be deemed not to be a breach of our obligations under such provisions.
Repurchase by Third Party
Notwithstanding anything to the contrary, we will be deemed to satisfy our obligations to repurchase notes pursuant to the provisions described above if (i) one or more third parties conduct the repurchase offer and repurchase tendered notes in a manner that would have satisfied our obligations to do the same if conducted directly by us; and (ii) an owner of a beneficial interest in any note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had we repurchased such note.
Consolidation, Merger and Asset Sale
For purposes of the notes, the description below under this section titled “—Consolidation, Merger and Asset Sale” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Consolidation, Merger and Sale of Assets.”
We will not consolidate with or merge with or into, or (directly, or indirectly through one or more of our subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of us and our subsidiaries, taken as a whole, to another person (a “business combination event”), unless:
•the resulting, surviving or transferee person is us or, if not us, is a “qualified successor entity” (as defined below under the caption “—Definitions”) (such qualified successor entity, the “successor entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the trustee, at or before the effective time of such business combination event, a supplemental indenture) all of our obligations under the indenture and the notes; and
•immediately after giving effect to such business combination event, no “default” (as defined below under the caption “—Definitions”) will have occurred and be continuing.
At the effective time of a business combination event that complies with the provisions described above, the successor entity (if not us) will succeed to, and may exercise every right and power of, us under the indenture and the notes, and, except in the case of a lease, the predecessor company will be discharged from its obligations under the indenture and the notes.
Notwithstanding anything to the contrary above, the provisions described above will not apply to any transfer of assets (other than by merger or consolidation) between or among us and any one or more of our “wholly owned subsidiaries” (as defined below under the caption “—Definitions”).
The definition of “business combination event” includes a reference to “all or substantially all” of our and our subsidiaries’ assets. There is no precise, established definition of the phrase “all or substantially all” under applicable law. Accordingly, there may be uncertainty as to whether the provisions described above would apply to a sale, lease or transfer of less than all of our and our subsidiaries’ assets.
Events of Default
For purposes of the notes, the description below under this section titled “—Events of Default” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Events of Default.”

Generally
An “event of default” means the occurrence of any of the following:
(1)a default in the payment when due (whether at maturity, upon redemption, repurchase upon fundamental change or optional repurchase or otherwise) of the principal of, or the redemption price, fundamental change repurchase price or optional repurchase price for, any note;
(2)a default for 30 consecutive days in the payment when due of interest on any note;
(3)our failure to deliver, when required by the indenture, a notice of optional repurchase pursuant to the provisions described above under the caption “—Purchase of Notes by Us at the Option of the Noteholders—Notice of Optional Repurchase,” a fundamental change notice or a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events,” if (in the case of any notice other than a notice pursuant to the provisions described above under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Specified Corporate Events—Certain Distributions”) such failure is not cured within five days after its occurrence;
(4)a default in our obligation to convert a note in accordance with the indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within five days after its occurrence;
(5)a default in our obligations described above under the caption “—Consolidation, Merger and Asset Sale”;
(6)a default in any of our obligations or agreements under the notes or under the indenture with respect to the notes (other than a default set forth in paragraphs (1), (2), (3), (4) or (5) above) where such default is not cured or waived within 60 days after notice to us by the trustee, or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “notice of default”;
(7)a default by us or any of our “significant subsidiaries” (as defined below under the caption “—Definitions”) with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for borrowed money of at least $30,000,000 (or its foreign currency equivalent) in the aggregate of us or any of our significant subsidiaries, whether such indebtedness exists as of the date we first issue the notes or is thereafter created, where such default:
•constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or
•results in such indebtedness becoming or being declared due and payable before its stated maturity, in each case where such default is not cured or waived within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% of the aggregate principal amount of notes then outstanding;
(8)one or more final judgments being rendered against us or any of our significant subsidiaries for the payment of at least $30,000,000 (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and
(9)certain events of bankruptcy, insolvency and reorganization with respect to us or any of our significant subsidiaries.

Acceleration
If an event of default described in paragraph (9) above occurs with respect to us (and not solely with respect to a significant subsidiary of ours), then the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding will immediately become due and payable without any further action or notice by any person. If an event of default (other than an event of default described in paragraph (9) above with respect to us and not solely with respect to a significant subsidiary of ours) occurs and is continuing, then, except as described below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults,” the trustee, by notice to us, or noteholders of at least 25% of the aggregate principal amount of notes then outstanding, by notice to us and the trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such event of default is not continuing at the time such notice is provided (that is, such event of default has been cured or waived as of such time), then such notice will not be effective to cause such amounts to become due and payable immediately.
Noteholders of a majority in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may, on behalf of all noteholders, rescind any acceleration of the notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing events of default (except the non-payment of principal of, or interest on, the notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereto.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), then the court could disallow recovery of any such portion.
Waiver of Past Defaults
A default that is (or, after notice, passage of time or both, would be) an event of default pursuant to paragraph (1), (2), (4) or (6) above (that, in the case of paragraph (6) only, results from a default under any covenant that cannot be amended without the consent of each affected noteholder) can be waived only with the consent of each affected noteholder. Each other default may be waived, on behalf of all noteholders, by noteholders of a majority in aggregate principal amount of the notes then outstanding.
Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs
For the avoidance of doubt, and without limiting the manner in which any default can be cured,
•a default consisting of a failure to send a notice in accordance with the terms of the indenture will be cured upon the sending of such notice;
•a default in making any payment on (or delivering any other consideration in respect of) any note will be cured upon the delivery, in accordance with the indenture, of such payment (or other consideration) together, if applicable, with “default interest” (as defined below under the caption “—Default Interest”) thereon; and
•a default that is (or, after notice, passage of time or both, would be) a “reporting event of default” (as defined below under the caption “—Special Interest as Sole Remedy for Certain Reporting Defaults”) will be cured upon the filing of the relevant report(s) giving rise to such default.
In addition, for the avoidance of doubt, if a default that is not an event of default is cured or waived before such default would have constituted an event of default, then no event of default will result from such default.
Notice of Defaults
If a default occurs, then we will, within 30 days after its first occurrence, notify the trustee, setting forth what action we are taking or propose to take with respect thereto. However, we will not be required to provide such notification at any time after such default is cured or waived. We must also provide the trustee annually with a certificate as to whether any defaults have occurred or are continuing. If a default occurs and is continuing and is actually known to a responsible officer of the trustee, then the trustee must notify the noteholders of the same within 90 days after it occurs or, if it is not actually known to a responsible officer of the trustee at such time, promptly (and in any event within 10 business days) after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default in the payment of the principal of, or interest on, any note, the trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the noteholders. For the avoidance of doubt, the trustee will not be required to deliver such notice at any time after such default is cured or waived.
Limitation on Suits; Absolute Rights of Noteholders
Except with respect to the rights referred to below, no noteholder may pursue any remedy with respect to the indenture or the notes, unless:
•such noteholder has previously delivered to the trustee notice that an event of default is continuing;
•noteholders of at least 25% in aggregate principal amount of the notes then outstanding deliver a written request to the trustee to pursue such remedy;
•such noteholder(s) offer and, if requested, provide to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such request;
•the trustee does not comply with such request within 60 calendar days after its receipt of such request and such offer of security or indemnity; and
•during such 60 calendar day period, noteholders of a majority in aggregate principal amount of the notes then outstanding do not deliver to the trustee a direction that is inconsistent with such request.
However, notwithstanding anything to the contrary, but without limiting the provisions described under the caption “—Modification and Amendment” relating to amendments and supplements without the consent of any noteholder, the right of each holder of a note to receive any payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price, optional repurchase price or redemption price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such respective due dates, will not be impaired or affected without the consent of such holder.
Noteholders of a majority in aggregate principal amount of the notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or exercising any trust or power conferred on it. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the notes, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other noteholders or may involve the trustee in liability, unless the trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction.
Default Interest
Payments of any cash amounts due on the notes that are not made when due will accrue interest at a rate per annum equal to the rate per annum at which stated interest accrues on the notes. We refer to such interest, if any, as “default interest.”
Special Interest as Sole Remedy for Certain Reporting Defaults
Notwithstanding anything to the contrary described above, we may elect that the sole remedy for any event of default (a “reporting event of default”) pursuant to paragraph (6) above arising from our failure to comply with our obligations described below under the caption “—Exchange Act Reports” (including our obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first 360 calendar days on which a reporting event of default has occurred and is continuing, consist exclusively of the accrual of special interest on the notes. If we have made such an election, then (i) the notes will be subject to acceleration as described above on account of the relevant reporting event of default from, and including, the 361st calendar day on which a reporting event of default has occurred and is continuing or if we fail to pay any accrued and unpaid special interest when due; and (ii) special interest will cease to accrue on any notes from, and including, such 361st calendar day.
Any special interest that accrues on a note will be payable on the same dates and in the same manner as the stated interest on such note and will accrue at a rate per annum equal to 0.25% of the principal amount thereof for the first 180 days on which special interest accrues and, thereafter, at a rate per annum equal to 0.50% of the principal amount thereof. For the avoidance of doubt, any special interest that accrues on a note will be in addition to the stated interest that accrues on such note.
To make the election to pay special interest as described above, we must provide notice of such election to noteholders before the date on which each reporting event of default first occurs. The notice will also, among other things, briefly describe the periods during which and rate at which special interest will accrue and the circumstances under which the notes will be subject to acceleration on account of such reporting event of default.
Modification and Amendment
For purposes of the notes, the description below under this section titled “—Modification and Amendment” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Modification and Waiver.”
We and the trustee may, with the consent of holders of a majority in aggregate principal amount of the notes then outstanding, amend or supplement the indenture or the notes or waive compliance with any provision of the indenture or the notes. However, without the consent of each affected noteholder, no amendment or supplement to the indenture or the notes, or waiver of any provision of the indenture or the notes, may:
•reduce the principal, or change the stated maturity, of any note;
•reduce the redemption price, fundamental change repurchase price or optional repurchase price for any note or change the times at which, or the circumstances under which, the notes may or will be redeemed or repurchased by us;
•reduce the rate, or extend the time for the payment, of interest on any note;
•make any change that adversely affects the conversion rights of any note;
•impair the absolute rights of any holder of a note to receive any payment or delivery, as applicable, of the principal of, or the fundamental change repurchase price, optional repurchase price or redemption price for, or any interest on, or the consideration due upon conversion of, such note on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment or delivery on or after such due dates;
•change the ranking of the notes;
•make any note payable in money, or at a place of payment, other than that stated in the indenture or the note;
•reduce the amount of notes whose holders must consent to any amendment, supplement, waiver or other modification; or
•make any direct or indirect change to any amendment, supplement, waiver or modification provision of the indenture or the notes that requires the consent of each affected noteholder.
Notwithstanding anything to the contrary above, we and the trustee may amend or supplement the indenture or the notes without the consent of any noteholder to:

•cure any ambiguity or correct any omission, defect or inconsistency in the indenture or the notes;
•add guarantees with respect to our obligations under the indenture or the notes;
•secure the notes;
•add to our covenants or events of default for the benefit of noteholders or surrender any right or power conferred on us;
•provide for the assumption of our obligations under the indenture and the notes pursuant to, and in compliance with, the provisions described above under the caption “—Consolidation, Merger and Asset Sale”;
•enter into supplemental indentures pursuant to, and in accordance with, the provisions described above under the caption “—Conversion Rights—Effect of Common Stock Change Event” in connection with a common stock change event;
•irrevocably elect or eliminate any settlement method or specified dollar amount; provided, however, that no such election or elimination will affect any settlement method theretofore elected (or deemed to be elected) with respect to any note pursuant to the provisions described above under the caption “—Conversion Rights—Settlement Upon Conversion—Settlement Method”;
•evidence or provide for the acceptance of the appointment of a successor trustee;
•conform the provisions of the indenture and the notes to the “Description of Notes” section of the preliminary prospectus supplement for this offering, as supplemented by the related pricing term sheet;
•provide for or confirm the issuance of additional notes pursuant to the indenture;
•provide for any transfer restrictions that apply to any notes issued under the indenture (other than the notes issued in this offering, and any notes issued in exchange therefor or in substitution thereof) that, at the time of their original issuance, constitute “restricted securities” within the meaning of Rule 144 under the Securities Act or that are originally issued in reliance upon Regulation S under the Securities Act;
•comply with any requirement of the SEC in connection with effecting or maintaining the qualification of the indenture, or any related supplemental indenture, under the Trust Indenture Act, as then in effect; or
•make any other change to the indenture or the notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of noteholders, as such, in any material respect, as determined by us in good faith.
Exchange Act Reports
We will send to the trustee copies of all reports that we are required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (other than Form 8-K reports) within 15 calendar days after the date that we are required to so file the same (after giving effect to all applicable grace periods under the Exchange Act). However, we need not send to the trustee any material for which we have received, or are seeking in good faith and have not been denied, confidential treatment by the SEC. Any such report that we file with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the request of any noteholder, the trustee will provide to the noteholder a copy of any report that we have sent the trustee pursuant to the provisions described above, other than a report that is deemed to be sent to the trustee pursuant to the preceding sentence. We will also comply with our other obligations under Section 314(a)(1) of the Trust Indenture Act.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether we file, or indicate in the related Form 12b-25 (or any successor form thereto) that we expect to or will file, such report before the expiration of such maximum period.
Discharge
The information in the accompanying prospectus under the caption “Defeasance of Debt Securities and Certain Covenants in Certain Covenants in Certain Circumstances” shall not apply to the notes. Subject to the terms of the indenture, our obligations with respect to the notes under the indenture will be discharged if we deliver all outstanding notes to the trustee for cancellation, or if all outstanding notes have become due and payable (including upon conversion, if the consideration due upon such conversion has been determined) and we have irrevocably deposited with the trustee, or caused to be delivered to noteholders, sufficient cash or other consideration to satisfy all amounts that have become due and payable.
Calculations
Except as otherwise provided in the indenture, we will be responsible for making all calculations called for under the indenture or the notes, including determinations of the last reported sale price, the daily conversion value, the daily cash amount, the daily share amount, the daily VWAP, the trading price, accrued interest on the notes, the redemption price, the optional repurchase price, the fundamental change repurchase price and the conversion rate. We will make all calculations in good faith, and, absent manifest error, our calculations will be final and binding on all noteholders. We will provide a schedule of our calculations to the trustee, and the trustee will promptly forward a copy of each such schedule to any noteholder upon written request.
Trustee
The trustee under the indenture is U.S. Bank Trust Company, National Association. The trustee assumes no responsibility for the accuracy or completeness of the information contained in this prospectus supplement, the accompanying prospectus or the related documents.
Notices
We will send all notices or communications to noteholders pursuant to the indenture in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the noteholders’ respective addresses shown on the register for the notes. However, in the case of global notes, we are permitted to send notices or communications to noteholders pursuant to the depositary procedures, and notices and communications that we send in this manner will be deemed to have been properly sent to such noteholders in writing.
No Personal Liability of Directors, Officers, Employees and Stockholders
For purposes of the notes, the description below under this section titled “—No Personal Liability of Directors, Officers, Employees and Stockholders” supersedes, in its entirety, the information in the accompanying prospectus under the caption “No Personal Liability of Directors, Officers, Employees or Securityholders.”
No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each noteholder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the notes.
Governing Law; Waiver of Jury Trial
For purposes of the notes, the description below under this section titled “—Governing Law; Waiver of Jury Trial” supersedes, in its entirety, the information in the accompanying prospectus under the caption “Governing Law.”

The indenture and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the state of New York. The indenture will provide that we and the trustee will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes or the transactions contemplated by the indenture or the notes.
Submission to Jurisdiction
Any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated by the indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “specified courts”), and each party will be deemed to irrevocably submit to the non-exclusive jurisdiction of those courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to any party’s address as provided in the indenture will be effective service of process for any such suit, action or proceeding brought in any such court. Each of us, the trustee and each noteholder (by its acceptance of any note) will be deemed to irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the specified courts and to irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Definitions
“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date we first issue the notes.
“Bid solicitation agent” means the person who is required to obtain bids for the trading price in accordance with the provisions described under the caption “—Conversion Rights—When the Notes May Be Converted—Conversion Upon Satisfaction of Note Trading Price Condition” and in the definition of “trading price.”
“Board of directors” means our board of directors or a committee of such board duly authorized to act on behalf of such board.
“Business day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital stock” of any person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such person, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Close of business” means 5:00 p.m., New York City time.
“Conversion price” means, as of any time, an amount equal to (i) $1,000 divided by (ii) the conversion rate in effect at such time.
“Conversion rate” initially means 249.7502 shares of our common stock per $1,000 principal amount of notes, which amount is subject to adjustment as described above under the caption “—Conversion Rights.” Whenever in this prospectus supplement we refer to the conversion rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the conversion rate immediately after the close of business on such date.
“Daily cash amount” means, with respect to any VWAP trading day, the lesser of (i) the applicable daily maximum cash amount; and (ii) the daily conversion value for such VWAP trading day.
“Daily conversion value” means, with respect to any VWAP trading day, one-40th of the product of (i) the conversion rate on such VWAP trading day; and (ii) the daily VWAP per share of our common stock on such VWAP trading day.

“Daily maximum cash amount” means, with respect to the conversion of any note, the quotient obtained by dividing (i) the specified dollar amount applicable to such conversion by (ii) 40.
“Daily share amount” means, with respect to any VWAP trading day, the quotient obtained by dividing (i) the excess, if any, of the daily conversion value for such VWAP trading day over the applicable daily maximum cash amount by (ii) the daily VWAP for such VWAP trading day. For the avoidance of doubt, the daily share amount will be zero for such VWAP trading day if such daily conversion value does not exceed such daily maximum cash amount.
“Daily VWAP” means, for any VWAP trading day, the per share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SOC <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP trading day (or, if such volume-weighted average price is unavailable, the market value of one share of our common stock on such VWAP trading day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm we select, which may be any of the underwriters). The daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“Default” means any event that is (or, after notice, passage of time or both, would be) an event of default.
“Default interest” has the meaning set forth above under the caption “—Events of Default—Default Interest.”
“Depositary procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a global note or any beneficial interest therein, the rules and procedures of the depositary applicable to such conversion, transfer, exchange or transaction.
“DTC” means The Depository Trust Company.
“Ex-dividend date” means, with respect to an issuance, dividend or distribution on our common stock, the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Fundamental change” means any of the following events:
(i)a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than us or our “wholly owned subsidiaries” (as defined below), or any employee benefit plans of ours or our wholly owned subsidiaries, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of our common stock representing more than 50% of the voting power of all of our common stock;
(ii)the consummation of: (1) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of us and our subsidiaries, taken as a whole, to any person, other than solely to one or more of our wholly owned subsidiaries; or (2) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of us pursuant to which the persons that directly or indirectly “beneficially owned” (as defined below) all classes of our common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than 50% of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a fundamental change pursuant to this clause (ii);
(iii)our stockholders approve any plan or proposal for our liquidation or dissolution; or
(iv)our common stock ceases to be listed on any of the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);
provided, however, that a transaction or event described in clause (i) or (ii) above will not constitute a fundamental change if at least 90% of the consideration received or to be received by the holders of our common stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a common stock change event whose reference property consists of such consideration.
For the purposes of this definition, (x) any transaction or event described in both clause (i) and in clause (ii)(1) or (2) above (without regard to the proviso in clause (ii)) will be deemed to occur solely pursuant to clause (ii) above (subject to such proviso); and (y) whether a person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act.
“Holder” and “noteholder” mean a person in whose name a note is registered in the register for the notes.
“Last reported sale price” of our common stock for any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of our common stock on such trading day as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is then listed. If our common stock is not listed on a U.S. national or regional securities exchange on such trading day, then the last reported sale price will be the last quoted bid price per share of our common stock on such trading day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted on such trading day, then the last reported sale price will be the average of the mid-point of the last bid price and the last ask price per share of our common stock on such trading day from a nationally recognized independent investment banking firm we select, which may be any of the underwriters.
“Make-whole fundamental change” means (i) a fundamental change (determined after giving effect to the proviso immediately after clause (iv) of the definition thereof, but without regard to the proviso to clause (ii)(2) of such definition); or (ii) the sending of any redemption notice pursuant to the provisions described above under the caption “—Optional Redemption”; provided, however, that the sending of any such redemption notice will constitute a make-whole fundamental change only with respect to the notes called for redemption pursuant to such notice and not with respect to any other notes.
“Make-whole fundamental change conversion period” has the following meaning:
(i)in the case of a make-whole fundamental change pursuant to clause (i) of the definition thereof, the period from, and including, the make-whole fundamental change effective date of such make-whole fundamental change to, and including, the 35th trading day after such make-whole fundamental change effective date (or, if such make-whole fundamental change also constitutes a fundamental change (other than an exempted fundamental change), to, but excluding, the related fundamental change repurchase date); and

(ii)in the case of a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the period from, and including, the date we send the redemption notice for the related redemption to, and including, the second business day immediately before the related redemption date;
provided, however, that if the conversion date for the conversion of a note that has been called for redemption occurs during the make-whole fundamental change conversion period for both a make-whole fundamental change occurring pursuant to clause (i) of the definition of “make-whole fundamental change” and a make-whole fundamental change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such conversion date will be deemed to occur solely during the make-whole fundamental change conversion period for the make-whole fundamental change with the earlier make-whole fundamental change effective date; and (y) the make-whole fundamental change with the later make-whole fundamental change effective date will be deemed not to have occurred.
“Make-whole fundamental change effective date” means (i) with respect to a make-whole fundamental change pursuant to clause (i) of the definition thereof, the date on which such make-whole fundamental change occurs or becomes effective; and (ii) with respect to a make-whole fundamental change pursuant to clause (ii) of the definition thereof, the applicable “redemption notice date” (as defined below).
“Market disruption event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which our common stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
“Maturity date” means July 1, 2031.
“Observation period” means, with respect to any note to be converted, (i) subject to clause (ii) below, if the conversion date for such note occurs before April 1, 2031, the 40 consecutive VWAP trading days beginning on, and including, the second VWAP trading day immediately after such conversion date; (ii) if such conversion date occurs on or after the date we have sent a redemption notice calling all or any notes for redemption and on or before the second business day before the related redemption date, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before such redemption date; and (iii) subject to clause (ii) above, if such conversion date occurs on or after April 1, 2031, the 40 consecutive VWAP trading days beginning on, and including, the 41st scheduled trading day immediately before the maturity date.
“Open of business” means 9:00 a.m., New York City time.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”
“Qualified successor entity” means, with respect to a business combination event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a qualified successor entity with respect to such business combination event if either (i) such business combination event is an exempted fundamental change; or (ii) both of the following conditions are satisfied: (1) either (a) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, wholly owned subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (b) we have received an opinion of a nationally recognized tax counsel to the effect that such business combination event will not be treated as an exchange under Section 1001 of the Internal Revenue Code of 1986, as amended, for holders or beneficial owners of the notes; and (2) either (a) such business combination event constitutes a common stock change event whose reference property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate common equity interests of an entity that is (I) treated as a corporation for U.S. federal income tax purposes; (II) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (III) the direct or indirect parent of such limited liability company, limited partnership or other similar entity; or (b) both of the following conditions are satisfied: (I) such business combination event does not constitute a common stock change event; and (II) we (x) remain an obligor of the notes following such business combination event; and (y) are the direct or indirect parent of such limited liability company, limited partnership or other similar entity.
“Redemption notice date” means, with respect to a redemption, the date on which we send the related redemption notice pursuant to the provisions described above under the caption “—Optional Redemption.”
“Scheduled trading day” means any day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “scheduled trading day” means a business day.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Significant subsidiary” of any person means any subsidiary of that person that constitutes a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of that person; provided, however, that, if a subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such subsidiary will be deemed not to be a significant subsidiary of that person unless such subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $30,000,000.
“Specified dollar amount” means, with respect to the conversion of a note to which combination settlement applies, the maximum cash amount per $1,000 principal amount of such note deliverable upon such conversion (excluding cash in lieu of any fractional share of common stock).
“Stated interest” has the meaning set forth above under the caption “—Interest.”
“Stock price” has the following meaning for any make-whole fundamental change: (i) if the holders of our common stock receive only cash in consideration for their shares of our common stock in such make-whole fundamental change and such make-whole fundamental change is pursuant to clause (ii) of the definition of “fundamental change,” then the stock price is the amount of cash paid per share of our common stock in such make-whole fundamental change; and (ii) in all other cases, the stock price is the average of the last reported sale prices per share of our common stock for the five consecutive trading days ending on, and including, the trading day immediately before the make-whole fundamental change effective date of such make-whole fundamental change.
“Subsidiary” means, with respect to any person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person; and (ii) any partnership or limited liability company where (x) more than 50% of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of such person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such person or any one or more of the other subsidiaries of such person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading day” means any day on which (i) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded; and (ii) there is no “market disruption event” (as defined above in this “—Definitions” section). If our common stock is not so listed or traded, then “trading day” means a business day.
“Trading price” of the notes on any trading day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of notes, obtained by the bid solicitation agent for

$1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes at approximately 3:30 p.m., New York City time, on such trading day from three nationally recognized independent securities dealers we select, which may include any of the underwriters; provided, however, that, if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids will be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, then that one bid will be used. If, on any trading day, (i) the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 (or such lesser amount as may then be outstanding) in principal amount of notes from a nationally recognized independent securities dealer; (ii) we are not acting as the bid solicitation agent and we fail to instruct the bid solicitation agent to obtain bids when required; or (iii) the bid solicitation agent fails to solicit bids when required, then, in each case, the trading price per $1,000 principal amount of notes on such trading day will be deemed to be less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day.
“VWAP market disruption event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which our common stock is then listed, or, if our common stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which our common stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP trading day” means a day on which (i) there is no VWAP market disruption event; and (ii) trading in our common stock generally occurs on the principal U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or traded, then “VWAP trading day” means a business day.
“Wholly owned subsidiary” of a person means any subsidiary of such person all of the outstanding capital stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more wholly owned subsidiaries of such person.
Book Entry, Settlement and Clearance
Global Notes
The notes will be initially issued in the form of one or more notes registered in the name of Cede & Co., as nominee of DTC, without interest coupons (the “global notes”), and will be deposited with the trustee as custodian for DTC.
Only persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants may own beneficial interests in a global note. We expect that, under procedures established by DTC:
•upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•ownership of beneficial interests in a global note will be shown on, and transfers of such interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).
Book-Entry Procedures for Global Notes
All interests in a global note will be subject to the operations and procedures of DTC. Accordingly, you must allow for sufficient time in order to comply with those operations and procedures if you wish to exercise any of your rights with respect to global notes. The operations and procedures of DTC are controlled by DTC and may be changed at any time. None of us, the trustee or any of the underwriters will be responsible for those operations or procedures.

DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers (including the underwriters), banks and trust companies, clearing corporations and other organizations. Indirect access to DTC’s book-entry system is also available to other “indirect participants,” such as banks, brokers, dealers and trust companies, who directly or indirectly clear through or maintain a custodial relationship with a DTC participant. Purchasers of notes who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•will not be entitled to have notes represented by the global note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the notes under the indenture for any purpose.
As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through whom the investor owns its interest) to exercise any rights of a noteholder under the indenture.
Payments on any global notes will be made to DTC’s nominee as the registered holder of the global note. None of us, the trustee or any of the underwriters will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to, or payments made on account of, those interests by DTC or for maintaining, supervising or reviewing any records of DTC relating to those interests. Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Physical Notes
A global note will be exchanged, pursuant to customary procedures, for one or more physical notes only if:
•DTC notifies us or the trustee that it is unwilling or unable to continue as depositary for such global note or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, we fail to appoint a successor depositary within 90 days of such notice or cessation;
•an event of default has occurred and is continuing and we, the trustee or the registrar has received a written request from DTC, or from a holder of a beneficial interest in such global note, to exchange such global note or beneficial interest, as applicable, for one or more physical notes; or

•we, in our sole discretion, permit the exchange of any beneficial interest in such global note for one or more physical notes at the request of the owner of such beneficial interest.

DESCRIPTION OF OTHER INDEBTEDNESS
The following are summaries of certain of our indebtedness and do not purport to be complete, and are subject to the provisions of those agreements.
Existing Senior Secured Term Loan
On the Closing Date, in connection with the consummation of the transactions contemplated by the Sable-EM Purchase Agreement, the Company entered into the Existing Senior Secured Term Loan with EM. The initial principal balance was increased by $16.6 million for material and supplies and $140.0 million for paid-in-kind interest from the effective date through the Closing Date less an $18.8 million cash deposit (which was paid on the Closing Date). The Existing Senior Secured Term Loan initially bore interest at 10.0% per annum (computed on a 360-day year). Unless Sable elects in writing prior to an applicable interest payment date to pay accrued but unpaid interest in cash, all such accrued and unpaid interest shall be compounded annually on January 1st of each year by adding the relevant amount to the then outstanding principal amount of the Existing Senior Secured Term Loan (“paid-in-kind interest”).
On September 6, 2024, the Company and EM entered into an amendment to the Existing Senior Secured Term Loan (the “First Debt Amendment”), pursuant to which, approximately $4.6 million of additional principal was added to the outstanding principal amount of the Existing Senior Secured Term Loan.
On November 3, 2025, the Company and EM entered into a second amendment to the Existing Senior Secured Term Loan (the “Second Debt Amendment”), the effectiveness of which was contingent upon the satisfaction of certain conditions, including the Company receiving equity contributions in an amount of no less than $225.0 million, net of underwriting fees and other transaction costs and expenses, and other customary closing conditions.
On November 24, 2025, the Second Debt Amendment became effective which extended the maturity date of the Existing Senior Secured Term Loan to the earlier of (i) March 31, 2027 or (ii) 90 days after first sales of Hydrocarbons (as defined in the Existing Senior Secured Term Loan). The Second Debt Amendment also increased the interest rate from ten percent (10%) per annum to fifteen percent (15%) per annum, compounded annually (computed on a 360-day year), payable in arrears on January 1st of each year following the effective date. At the Company’s election, accrued but unpaid interest may be deemed paid on each interest payment date by adding the amount of interest owed to the outstanding principal (paid-in-kind) amount under the Existing Senior Secured Term Loan. The Second Debt Amendment also includes additional reporting covenants and a financial liquidity covenant that require the Company to have not less than $25.0 million in unrestricted cash, measured at the end of each month.
On March 29, 2026, the Company initiated oil sales upon filling the SYPS, which accelerated the maturity date of the Existing Senior Secured Term Loan to June 26, 2026. On June 22, 2026, the Company and Exxon entered into the Existing Senior Secured Term Loan Amendment, which extended the maturity date of the Existing Senior Secured Term Loan to the earlier to occur of (a) July 24, 2026, and (b) the acceleration of the Existing Senior Secured Term Loan following any Event of Default (as defined therein).
Sable expects to repay in full the Existing Senior Secured Term Loan with the net proceeds from this offering together with borrowings under the Term Loan B and the net proceeds from the Concurrent Common Stock Offering. See “Use of Proceeds.”
New Senior Secured Credit Facilities
On or about the date of the closing of this offering, we expect to enter into the New Senior Secured Credit Facilities, consisting of (i) a senior secured reserve-based revolving credit facility (the “Senior Revolver”) in an initial aggregate maximum credit amount of up to $500,000,000 (but initially subject to a “zero borrowing base”), with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders and issuing banks from time to time party thereto, for the purpose of facilitating secured hedging arrangements and secured cash management arrangements and (ii) a senior secured term loan B credit facility (the “Term Loan B”) providing term loans in an aggregate principal amount of $675,000,000, with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto. The entry into the New Senior Secured Credit Facilities is a condition precedent to the completion of this offering and the Concurrent Common Stock Offering.
Senior Revolver. The Senior Revolver will be a revolving credit facility that provides for revolving credit availability (including the issuance of letters of credit) up to the lesser of (i) the aggregate maximum credit amount (or letter of credit commitment amount, as applicable) and (ii) the borrowing base then in effect, which will be determined from time to time by the administrative agent based on the value of the Company’s proved oil and gas reserves amongst other factors. As of the closing of the Senior Revolver, the borrowing base shall be $0 and accordingly, will not provide for revolving availability until such time as a borrowing base is established. The Senior Revolver will mature December 15, 2028. Borrowings, if any, under the Senior Revolver will bear interest at a floating rate based on, at our election, either Term SOFR plus an applicable margin of 3.00% to 4.00%, based on borrowing base utilization, or the base rate plus an applicable margin of 2.00% to 3.00%, based on borrowing base utilization.
Term Loan B. The Term Loan B will provide for term loans in an aggregate principal amount of $675,000,000, which will be fully drawn on the closing date. The Term Loan B will bear interest at a rate equal to 15.00% per annum and will mature on December 15, 2028. The Term Loan B is subject to quarterly amortization of 2.5% of the aggregate principal amount of the term loans for the fiscal quarters ending on September 30, 2026 and December 31, 2026 and of 5.0% of the aggregate principal amount of the term loans for fiscal quarters ending thereafter. The Term Loan B will provide that upon maturity, refinancing or acceleration following an event of default thereunder, any payment of principal of the loans must also include additional amounts required for lenders to achieve a 1.25 to 1.00 minimum multiple on invested capital. In addition, in connection with any repayment or prepayment in full of the obligations under the Term Loan B, the Company will be obligated to pay a fee (the “exit fee”) to each lender equal to: (a) 1.00% of the Loans so repaid or prepaid on such date for any repayment or prepayment in full during the period commencing June 30, 2027 through December 30, 2027, (b) 2.00% of the Loans so repaid or prepaid on such date for any repayment or prepayment in full during the period commencing December 31, 2027 through June 29, 2028 and (c) 3.00% of the Loans so repaid or prepaid on such date for any repayment or prepayment in full during the period commencing June 30, 2028 through the maturity date of the Term Loan B. The Term Loan B is also subject to mandatory prepayments from excess cash flow and other specified events.
Security and Guarantees. The obligations under the New Senior Secured Credit Facilities will be secured by first-priority liens on substantially all assets of the Company and its material subsidiaries, including (x) at least 85% of the total value of the proved oil and gas properties evaluated in the most recent reserve report, (y) at least 95% of the total value of the proved, developed and producing oil and gas properties evaluated in the most recent reserve report and (z)material midstream assets, including the Las Flores Canyon Facility. The obligations under each facility are guaranteed by the Company’s material subsidiaries. The Senior Revolver and Term Loan B are subject to a first lien intercreditor agreement that governs the relative rights of the secured parties thereunder.
Covenants. Restrictive covenants in the New Senior Secured Credit Facilities impose significant operating and financial restrictions on us and our subsidiaries and we may be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the New Senior Secured Credit Facilities unless we gain lender consent. These restrictions limit our ability to, among other things: engage in mergers, consolidations, liquidations, or dissolutions; create or incur debt or liens; make certain debt prepayments; pay dividends, distributions or certain other restricted payments; make investments, acquisitions, loans, or purchase oil and gas properties; sell, assign, farm-out or dispose of any property; operate in certain geographical boundaries; enter into transactions with affiliates; enter into, subject to certain exceptions, any agreement that prohibits or restricts liens securing the New Senior Secured Credit Facilities , payments of dividends to us, or payment of debt owed to us and our subsidiaries; create new subsidiaries and change the nature of our business.
The Senior Revolver also contains financial covenants, including a maximum consolidated total leverage ratio of 3.00x, tested quarterly on a rolling four-quarter basis, and a minimum current ratio of 1.00x, tested quarterly, in each case following the establishment of a borrowing base in excess of $0.00.
The New Senior Secured Credit Facilities also require us to (x) hedge within five business days of the closing of the New Senior Secured Credit Facilities, 100% of reasonably anticipated production of crude oil from proved, developed and producing oil and gas properties for each calendar month through December 15, 2028 and (y) on a go forward basis, use commercially reasonable efforts to hedge substantially all of the anticipated production of crude oil from proved, developed and producing oil and gas properties through December 15, 2028, which may limit our ability to realize the benefits of higher commodity prices.
The New Senior Secured Credit Facilities limit our ability to make capital expenditures to (i) $205,000,000 for the fiscal year ending December 31, 2026, (ii) $100,000,000 for any fiscal year thereafter, (iii) up to $150,000,000 in the aggregate in connection with the construction and installation of the Buoy (but only so long as all material permits and rights of way for the Buoy have been obtained) and (iv) capital expenditures in connection with the replacement, repair, or refurbishment of assets subject to certain casualty events.
The New Senior Secured Credit Facilities limit our ability to incur general and administrative costs for the fiscal years 2027 and 2028 to $90,000,000 per fiscal year, other than legal costs and expenses and other limited exceptions.
The Term Loan B requires mandatory prepayments equal to 100% of excess cash flow and 100% of the net proceeds from certain permitted asset sales (for fair market value and 100% cash consideration). Excess cash flow is generally calculated on a quarterly basis as consolidated net income, adjusted for non-cash items, changes in net working capital, capital expenditures made with internally generated cash, debt repayments and prepayments, cash taxes, and certain other deductions. The excess cash flow for any fiscal quarter is subject to a minimum liquidity requirement such that, after giving effect to the mandatory prepayment, our aggregate unrestricted cash and cash equivalents may not be less than $25,000,000.
The New Senior Secured Credit Facilities also contain representations and warranties, affirmative covenants, additional negative covenants and events of default (including a change of control). During the pendency of the New Senior Secured Credit Facilities and in case of an event of default thereunder, the administrative agents and lenders thereunder may exercise all remedies at law or equity, and may foreclose upon substantially all of our assets and the assets of our subsidiaries.
We may not be able to obtain amendments, waivers or consents for potential or actual breaches of such representations and warranties or covenants, or we may be unable to obtain such amendments waivers or consents on acceptable terms, all of which could limit management’s flexibility to operate the business.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (our “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
General
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of common stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors (our “Board”), subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Venue
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on our behalf, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, or our Charter or Bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of our Charter, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of our Charter shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and our Bylaws provide that we will indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.
Our Bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company could have the power to indemnify him or her against such liability under the provisions of the DGCL.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law
Certain provisions of Delaware law, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
Our Charter provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, our Charter provides that directors may only be removed from our Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Charter provides that special meetings of the stockholders may be called only by (i) our Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of our Board, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. Our Charter and our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter precludes stockholder action by written consent.
Approval for Amendment of our Charter and Bylaws
Our Charter further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to the size of our Board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal our Bylaws, although our Bylaws may be amended by a simple majority vote of our Board.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for our common stock and the warrant agent for our warrants is Equiniti Trust Company, LLC.
Stock Exchange
Our common stock is listed on the NYSE under the symbol “SOC”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations generally applicable to the purchase, ownership, conversion and disposition of notes and the ownership and disposition of shares of our common stock into which the notes may be converted but does not purport to be a complete analysis of all potential tax effects. This summary is based upon provisions of the Code, applicable U.S. Treasury Regulations, administrative rulings and judicial decisions, all in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, conversion and disposition of the notes and the ownership and disposition of shares of our common stock into which the notes may be converted. Except where noted, this summary addresses only holders that hold a note or our common stock held as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment) by a beneficial owner who purchased the note on original issuance for cash at its “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial portion of the notes is sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not address all aspects of U.S. federal income taxation relevant to holders of a note or our common stock (including any U.S. state, local or non-U.S. tax consequences, U.S. estate or gift tax consequences, the potential application of the Medicare contribution tax and any alternative minimum tax), nor does it address all tax consequences that may be relevant to such holders in light of their personal circumstances or particular situations, such as:
•holders of the Existing Senior Secured Term Loan;
•holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities or organizations, governmental organizations, insurance companies, traders in securities that elect to use a mark-to-market method of tax accounting for their securities or persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement”;
•persons that actually or constructively own (including by reason of owning our convertible notes) more than 5% of our notes or common stock (except to the extent specifically set forth below);
•“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•“foreign governments” as defined in U.S. Treasury Regulations Section 1.892-2T;
•persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•tax‑qualified retirement plans;
•persons holding the notes or our common stock as a part of a hedging, integrated or conversion transaction or a straddle, or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;
•tax consequences to U.S. expatriates and former citizens or long-term residents of the United States;
•“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies” or other corporations that accumulate earnings to avoid U.S. federal income tax;
•U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar; and

•partnerships or other pass-through entities or arrangements, or investors that hold the notes or our common stock through partnerships or other pass-through entities or arrangements.
If an entity or arrangement treated as a partnership holds the notes or our common stock, the tax treatment of such entity or arrangement and a partner in such entity or arrangement will generally depend upon the status of the partner, the activities of the partnership and whether certain determinations are made at the partnership or partner level. If you are an entity or arrangement treated as a partnership holding the notes or our common stock or a partner in such an entity or arrangement holding the notes or our common stock, you should consult your tax advisors.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF NOTES AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
As used herein, a “U.S. holder” is a beneficial owner of a note or our common stock received upon conversion of a note that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.
A “non-U.S. holder” is a beneficial owner of a note or our common stock received upon conversion of a note that is neither a U.S. holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Consequences to U.S. Holders
Interest on the Notes
Stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued, in accordance with the U.S. holder’s usual method of accounting for tax purposes. It is anticipated, and this discussion assumes, that the notes will be issued with less than a statutorily defined de minimis amount of original issue discount for U.S. federal income tax purposes.
Additional Payments
In certain circumstances, we may be obligated to make payments on the notes in excess of stated principal and interest. We intend to take the position that these contingencies should not cause the notes to be treated as contingent payment debt instruments under the applicable U.S. Treasury Regulations. Assuming such position is respected, a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position is binding on a U.S. holder unless the U.S. holder discloses in the proper manner to the IRS that it is taking a different position. If the IRS successfully challenged our position, and the notes were treated as contingent payment debt instruments, a U.S. holder would generally be required to accrue interest income based upon a “comparable yield,” regardless of the U.S. holder’s method of tax accounting. That yield would generally be at a rate higher than the notes’ stated interest rate. In addition, a U.S. holder would be required to treat as ordinary income, rather than capital gain, any gain on a sale, exchange, retirement or redemption of a note (including all gain realized upon conversion, even if the U.S. holder receives shares of our common stock). This discussion assumes that the notes will not be considered contingent payment debt instruments and that no such additional payments will be due. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.
Sale, Exchange, Redemption or Other Taxable Disposition of Notes
Except as provided below under “—Conversion of Notes,” a U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion”) equal to the difference between the amount realized (less accrued but unpaid interest which will be treated as described above under “—Interest on the Notes”) and such U.S. holder’s adjusted tax basis in the note. The amount realized by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the note. A U.S. holder’s adjusted tax basis in a note generally will be equal to the amount that the U.S. holder paid for the note as adjusted for the amount of any constructive distribution included in income as described below under “—Constructive Distributions.” Any gain or loss recognized on a taxable disposition of a note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of a note, the U.S. holder held the note for more than one year, such gain or loss will be long-term capital gain or loss. Otherwise, such gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.
Conversion of Notes
If a U.S. holder presents a note for conversion, the U.S. holder may receive solely cash, solely our common stock or a combination of cash and our common stock in exchange for the note depending upon our chosen settlement method.
If a U.S. holder receives solely cash in exchange for a note upon conversion, the U.S. holder will generally recognize gain or loss upon such conversion, and such gain or loss will be determined in the same manner as if the U.S. holder disposed of the notes in a taxable disposition (as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”).
If a U.S. holder receives solely our common stock and cash in lieu of a fractional share of our common stock in exchange for notes upon conversion (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” which would be taxable as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” and in which case the holder would have a tax basis in the shares of common stock equal to their fair market value on the date of receipt, and a holding period beginning on the date after the date of receipt), the U.S. holder generally will not recognize gain or loss upon the conversion of the notes into our common stock except to the extent of (i) cash received in lieu of a fractional share and (ii) amounts received with respect to accrued but unpaid interest (which will be treated as described above under “—Interest on the Notes”).
The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the note that is allocable to the fractional share. Any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year. The tax basis of shares of our common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal their fair market value) will equal the adjusted tax basis of the note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of our common stock will include the period during which the U.S. holder held the notes, except that the holding period of any shares received with respect to accrued but unpaid interest will commence on the day after the date of receipt.

As described below, the tax treatment of a conversion of a note into cash and our common stock is uncertain and subject to different characterizations, and U.S. holders should consult their tax advisors regarding the consequences of such a conversion.
Treatment as a Recapitalization. If a combination of cash and our common stock is received by a U.S. holder upon conversion of a note (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” which would be taxable as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”), we intend to take the position that the notes are securities for U.S. federal income tax purposes and that the conversion should be treated as a recapitalization for U.S. federal income tax purposes. However, this position is not free from doubt and there can be no assurance in this regard. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock (including any fractional share deemed received) and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as described above under “—Interest on the Notes”, and other than any cash received in lieu of a fractional share) over the U.S. holder’s adjusted tax basis in the note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.
The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for our common stock would include the period during which the U.S. holder held the note, except that the holding period for any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.
Alternative Treatment as Part Conversion and Part Redemption. If the conversion of a note into cash and our common stock (excluding an exchange with a designated financial institution in lieu of conversion, as described in “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” which would be taxable as described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes”) were not treated as a recapitalization as discussed above, the cash payment received (excluding cash received in lieu of a fractional share and excluding amounts attributable to accrued but unpaid interest) may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes,” in which case our common stock received (including any fractional share deemed received) on such a conversion would be treated as received upon a conversion of the other portion of the note, which generally would not be taxable to a U.S. holder except to the extent of any cash received in lieu of a fractional share and/or any common stock received with respect to accrued but unpaid interest. In that case, the U.S. holder’s adjusted tax basis in the note would generally be allocated pro rata among our common stock received and the portion of the note that is treated as sold for cash based on the fair market value of our common stock and the cash. The holding period for our common stock received in the conversion would include the holding period for the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received.
Distributions
As described in the section entitled “Dividend Policy,” the Company has not paid any cash dividends on its common stock to date and the payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. However, if we do make distributions of cash or property on our common stock, other than certain pro rata distributions of common stock, such distributions generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock and will be treated as described below under “—Consequences to U.S. Holders—Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock.” Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders (including individuals) are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements are satisfied.
Constructive Distributions
The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings and profits may, in some circumstances, result in a deemed distribution to the U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not result in a deemed distribution to a U.S. holder.
Certain of the conversion rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such conversion rate adjustment. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change or in connection with a notice of redemption may be treated as a deemed distribution.
Any deemed distribution will be taxable as a dividend, to the extent of our current or accumulated earnings and profits, generally as described above under “—Distributions.” However, it is unclear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the lower applicable long-term capital gains rates as described above under “—Distributions.” It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the effect of an adjustment to the conversion rate of the notes.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from information reporting. The IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution, (iii) subject to certain limited exceptions, a withholding agent is required to impose any applicable withholding on deemed distributions and, if there is no associated cash payment, may set-off its withholding obligations against or withhold such amounts from payments on the notes (or, in some circumstances, any payments on our common stock) or sales proceeds received by or other funds or assets of an investor, and (iv) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from information reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and beneficial owners of notes and withholding agents may rely on them prior to that date under certain circumstances.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock
Upon the sale, certain redemptions or other taxable dispositions of our common stock, a U.S. holder generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s tax basis in our common stock. Any gain or loss recognized on a taxable disposition of our common stock will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period at the time of the sale, redemption or other taxable disposition of our common stock is more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Exchange in Lieu of Conversion
If a U.S. holder surrenders notes for conversion and such notes are exchanged with a designated financial institution, as described under “Description of Notes—Conversion Rights—Exchange in Lieu of Conversion,” the U.S. holder will be required to recognize gain or loss as described under “—Sale, Exchange, Redemption or Other Taxable Disposition of Notes.” In such case, the U.S. holder’s tax basis in our common stock received will equal the fair market value of our common stock on the date of the exchange, and the U.S. holder’s holding period in our common stock received will begin on the day after the date of the exchange.
Possible Effect of the Change in Conversion Consideration after a Change in Control and of Transactions Undertaken in Connection Therewith
In certain situations, the notes may become convertible or exchangeable into shares of an acquirer or other consideration. Furthermore, we can undertake certain transactions (such as a merger or sale of assets) in connection with a change of control or other transaction. Depending on the circumstances, such an adjustment in conversion consideration or such transactions undertaken in connection with a change of control or other transaction could result in a deemed taxable exchange of the notes by a U.S. holder and the modified notes could be treated as newly issued at that time, potentially resulting in the recognition of taxable gain or loss. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the shares or other consideration received upon conversion may be different from the U.S. federal income tax consequences addressed in this disclosure. U.S. holders should consult their tax advisors regarding the consequences to them of such situations.
Consequences to Non-U.S. Holders
Interest on the Notes
Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” payments of interest on a note to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) will generally not be subject to U.S. federal income or withholding tax provided that:
•the non-U.S. holder does not actually or constructively (pursuant to the conversion feature or otherwise) own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;
•the non-U.S. holder is not a “controlled foreign corporation” that is related to us (actually or constructively) through stock ownership; and
•(a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN or W-8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable U.S. Treasury Regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on a note is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), then (although the non-U.S. holder will be exempt from the 30% withholding tax provided that the non-U.S. holder delivers an IRS Form W-8ECI (or other applicable form) as discussed in the immediately preceding paragraph) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.
Dividends and Constructive Distributions
As described in the section entitled “Dividend Policy,” the Company has not paid any cash dividends on its common stock to date and the payment of any cash dividends will be within the discretion of the Company’s board of directors at such time. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non‑U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Consequences to Non-U.S. Holders—Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Notes or Common Stock.”
Subject to the discussion below on effectively connected income, dividends paid to a non‑U.S. holder (and any deemed dividends resulting from certain adjustments, or failures to make adjustments, to the conversion rate of the notes, see above under “—Consequences to U.S. Holders—Constructive Distributions”), will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the non‑U.S. holder furnishes a valid IRS Form W‑8BEN or W‑8BEN‑E (or other applicable documentation) certifying qualification for the lower treaty rate). A non‑U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non‑U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty. Any applicable withholding taxes (including backup withholding) with respect to deemed dividends may be withheld from or set-off against interest and payments upon conversion, repurchase, redemption or maturity of the notes or, in some circumstances, any payments on our common stock or sales proceeds received by or other funds or assets of such non-U.S. holder.
If dividends paid to a non‑U.S. holder are effectively connected with the non‑U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder), the non‑U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non‑U.S. holder must furnish to the applicable withholding agent a valid IRS Form W‑8ECI, certifying that the dividends are effectively connected with the non‑U.S. holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A non‑U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non‑U.S. holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Notes or Common Stock
Subject to the discussion below under “Information Reporting and Backup Withholding” and “Foreign Account Tax Compliance Act,” a non‑U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, certain redemptions or other taxable disposition of a note or our common stock unless:
•the gain is effectively connected with the non‑U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);
•the non‑U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•we are or have been a USRPHC (as defined above in “Risk Factors—Non-U.S. holders may be subject to U.S. federal income tax because we are considered a United States real property holding corporation”) for U.S. federal income tax purposes within the meaning of FIRPTA (as defined above in “Risk Factors—Non-U.S. holders may be subject to U.S. federal income tax because we are considered a United States real property holding corporation”) during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the note or common stock, as the case may be, and certain other conditions are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non‑U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items. A non‑U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a note or our common stock, as applicable, which may be offset by U.S. source capital losses of the non‑U.S. holder (even though the individual is not considered a resident of the United States), provided the non‑U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, due to the nature of our assets and operations, we believe we are (and will continue to be) a USRPHC under the Code and believe that subject to the 5% Test (described below), our notes and common stock each constitute (and we expect our notes and common stock will continue to constitute) a United States real property interest (“USRPI”). Non‑U.S. holders generally are subject to a 15% withholding tax on the amount realized from a sale or other taxable disposition of a USRPI, such as our notes or common stock, which is required to be collected from any sale or disposition proceeds. Furthermore, such non‑U.S. holders are subject to U.S. federal income tax (at the regular rates) in respect of any gain on their sale or disposition of our notes or common stock and are required to file a U.S. tax return to report such gain and pay any tax liability that is not satisfied by withholding. Any gain should generally be equal to the excess, if any, of consideration received over the non‑U.S. holder’s basis in its notes or common stock. A non‑U.S. holder may, by filing a U.S. tax return, be able to claim a refund for any withholding tax deducted in excess of the tax liability on any gain.
However, as long as our common stock continues to be considered “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations) then non‑U.S. holders will not be subject to the 15% withholding tax on the disposition of their common stock, even if such common stock constitutes USRPIs. Moreover, if the common stock is considered “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations) and the non‑U.S. holder actually or constructively (including by reason of owning the notes) owns or owned, at all times during the shorter of the five‑year period ending on the date of the disposition or the non‑U.S. holder’s holding period, 5% or less of the common stock taking into account applicable constructive ownership rules (the “5% Test”), such non‑U.S. holder may treat its ownership of such common stock as not constituting a USRPI and will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of the common stock (in addition to not being subject to the 15% withholding tax described above) or U.S. tax return filing requirements.
In addition, in the case of a disposition of the notes by a non-U.S. holder, so long as (A) (i) the notes are “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations) and (ii) the non-

U.S. holder has not held (actually or constructively) more than 5% of the notes at all times during the specified testing period, or (B) (i) our common stock is regularly traded on an established securities market, (ii) the notes are not regularly traded on an established securities market and (iii) on the date that a non-U.S. holder acquires the notes, and on any date on which such non-U.S. holder makes subsequent acquisitions of the notes, the aggregated fair market value of the notes held (actually or constructively) by such non-U.S. holder does not exceed 5% of the total value of our common stock into which such notes are convertible, then such non-U.S. holder’s disposition of the notes generally will not be subject to tax under FIRPTA. It is uncertain whether the notes will be considered to be regularly traded on an established securities market for purposes of the tests described above.
Any amounts (including common stock) that a non-U.S. holder receives on a sale, exchange, redemption, conversion or other taxable disposition of a note that are attributable to accrued but unpaid interest will be treated as interest and may be subject to U.S. federal income tax in accordance with the rules described above under “—Consequences to Non-U.S. Holders —Interest on the Notes.”
Non‑U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Conversion of Notes
Any gain recognized by a non-U.S. holder upon a conversion of the notes (as determined in the same manner as described above under “—Consequences to U.S. Holders—Conversion of Notes”) will be subject to U.S. federal income tax if either of the conditions in the first two bullet points above under “—Consequences to Non-U.S. Holders—Sale, Exchange, Certain Redemptions or Other Taxable Dispositions of Notes or Common Stock” are satisfied.
Any amounts received with respect to accrued but unpaid interest will be taxed as ordinary interest income (which will be treated as described above under “—Consequences to Non-U.S. Holders—Interest on the Notes”).
In addition, because we believe we are considered a USRPHC, if a non-U.S. holder has exceeded the applicable FIRPTA ownership threshold described above during the specified testing period with respect to the notes, such non-U.S. holder generally will be subject to the following treatment with respect to a conversion of the notes, depending on the manner in which we settle a conversion:
•if we elect to settle a conversion solely in cash, such non-U.S. holder will be subject to U.S. federal income tax on any gain realized as determined in the same manner as described above under “—Consequences to U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Notes.”
•if we elect to settle a conversion through the delivery of a combination of cash and shares of our common stock, such non-U.S. holder will be subject to net U.S. federal income tax on the entire gain realized (even if the gain would be eligible for non-recognition treatment, in whole or in part, if realized by a U.S. holder, as discussed above under “—Consequences to U.S. Holders—Conversion of Notes”) unless and to the extent the notes are converted into shares of our common stock which, immediately following the conversion, would be subject to U.S. taxation upon their disposition (e.g., would exceed the FIRPTA ownership threshold described above), and the non-U.S. holder complies with certain procedural requirements.
•if we elect to settle a conversion solely in shares of our common stock, such non-U.S. holder will be subject to U.S. federal income tax upon a conversion of a note into common stock to the extent of gain recognized on cash received in lieu of a fractional share. Although we believe that the rules described in the preceding paragraph do not govern a conversion solely into shares of our common stock, the application of such rules is not entirely clear, and it is possible that the IRS may assert that such a conversion may be subject to FIRPTA unless and to the extent the notes are converted into shares of our common stock which, immediately following the conversion, would be subject to U.S. taxation upon their disposition (e.g., would exceed the FIRPTA ownership threshold described above), and the non-U.S. holder complies with certain procedural requirements.

Because we believe we are considered a USRPHC, a non-U.S. holder may be subject to withholding at a rate of up to 15% on the cash and common stock to be delivered upon conversion of the notes unless the non-U.S. holder certifies that it has not exceeded the applicable ownership thresholds with respect to the notes during the specified testing period.
Non-U.S. holders are urged to consult their tax advisors regarding the tax consequences of conversion of the notes.
Information Reporting and Backup Withholding
U.S. Holders
Information reporting requirements generally will apply to payments of interest and deemed distributions on the notes, distributions on our common stock and the proceeds of a sale or other taxable disposition of a note or our common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply to those payments if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
Generally, the amount of interest and deemed distributions on the notes and distributions on our common stock paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments must be reported annually to the IRS and to the non-U.S. holders. Copies of the information returns reporting such interest, deemed distributions, distributions and withholding may also be made available to the tax authorities in a country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or deemed distributions on a note or distributions on our common stock, provided the statement described above in the last bullet point under “Consequences to Non-U.S. Holders—Interest on the Notes” has been received or the holder otherwise establishes an exemption. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale or other taxable disposition of a note or our common stock conducted within the United States or through certain U.S.-related financial intermediaries, unless the statement described above has been received, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non‑U.S. financial institutions and certain other non‑U.S. entities. Specifically, a 30% withholding tax may be imposed on interest and dividends (including deemed dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, debt obligations or stock in a U.S. corporation paid to a “foreign financial institution” or a “non‑financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non‑financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non‑financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non‑compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of interest and dividends (including deemed dividends) regardless of when they are made (or deemed made). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the notes and our common stock.

THE CONCURRENT COMMON STOCK OFFERING
Concurrently with this offering, we are offering, pursuant to a separate prospectus supplement, 32,467,533 shares of our common stock at a public offering price of $3.08 per share (the “Concurrent Common Stock Offering”). We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to an additional 4,870,129 shares of our common stock solely to cover over-allotments. We estimate that the net proceeds to us from the Concurrent Common Stock Offering, if it is consummated, will be approximately $92.8 million (or approximately $107.0 million if the underwriters of the Concurrent Common Stock Offering fully exercise their option to purchase additional shares of common stock), after deducting the underwriting discounts and commissions and our estimated offering expenses.
The completion of this offering is contingent upon the completion of the Concurrent Common Stock Offering, and the completion of the Concurrent Common Stock Offering is contingent upon the completion of this offering. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent Common Stock Offering. The prospectus supplement for the Concurrent Common Stock Offering does not constitute an offer to sell, or the solicitation of an offer to buy, any of the notes, or the shares of common stock, if any, issuable upon conversion of the notes, that we are offering pursuant to this prospectus supplement.

UNDERWRITING
We are offering the notes described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC is acting as book‑running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the principal amount of notes set forth opposite the underwriter’s name in the following table:

Name	Principal Amount of Notes
J.P. Morgan Securities LLC	$300,000,000
Total	$300,000,000
The obligations of the underwriters under the underwriting agreement, including their agreement to purchase notes from us, are several and not joint. The underwriting agreement provides that the underwriters will purchase all of the notes being sold pursuant to the underwriting agreement (other than the notes covered by the over-allotment option described below) if any of them are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters initially propose to offer the notes for resale at the issue price that appears on the cover page of this prospectus supplement. After the initial offering, the underwriters may change the offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.
We have granted the underwriters the option to purchase, exercisable within a period of 30 days from the date of this prospectus supplement up to an additional $45,000,000 aggregate principal amount of notes at the public offering price less the underwriting discount, plus accrued and unpaid interest, if any. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any. To the extent the option is exercised, each underwriter must purchase an additional aggregate principal amount of notes approximately proportionate to that underwriter’s initial purchase commitment. Any notes issued or sold under the option will be issued and sold on the same terms and conditions as the other notes that are the subject of this offering.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes). These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Paid By Us
	No Exercise	Full Exercise
Per Note	3.00%	3.00%
Total	$9,000,000	$10,350,000
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $2.2 million.
A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of notes to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our Common Stock or securities convertible into or exercisable or exchangeable for any shares of our Common Stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Common Stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Common Stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC for a period of 30 days after the date of this prospectus supplement, other than the notes to be sold in this offering.
The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of securities convertible into or exercisable for shares of our Common Stock issued hereunder (including, for the avoidance of doubt, any notes issued pursuant to the underwriter’s option to purchase additional notes); (ii) the issuance and sale of shares of our Common Stock in the Concurrent Common Stock Offering (iii) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of our Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (iv) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our Common Stock or securities convertible into or exercisable or exchangeable for shares of our Common Stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement, provided that such recipients enter into a lock-up agreement with the underwriters; (v) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; (vi) the issuance of up to 10% of the outstanding shares of our Common Stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, Common Stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; (vii) the confidential submission with the SEC or the Financial Industry Regulatory Authority, Inc. of any registration statement under the Securities Act; provided that (a) such submission does not become effective during the period of 30 days after the date of this prospectus supplement (such period, the “restricted period”), (b) prior written notice is delivered to J.P. Morgan Securities LLC and (c) no public filing by any party under the Securities Act or other public announcement shall be required or made voluntarily in connection with such submission or (viii) the facilitation of the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (a) such plans do not provide for the transfer of shares of Common Stock during the restricted period and (b) no filing by any party under the Exchange Act or other public announcement shall be required or made voluntarily in connection with such trading plan (other than the required disclosure on Form 10-Q or Form 10-K, as applicable, of the entrance into any trading plan during the relevant fiscal quarter, provided that such disclosure includes a statement to the effect that no transfers may be made pursuant to such trading plan during the restricted period).
Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock‑up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, during the “restricted period”, may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the Common Stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our Common Stock (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our Common Stock or warrants to acquire shares of our Common Stock, provided that any Common Stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.
J.P. Morgan Securities LLC may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling notes in the open market for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress. These stabilizing transactions may include making short sales of notes, which involves the sale by the underwriters of a greater number of notes than they are required to purchase in this offering, and purchasing notes on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional notes referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional notes, in whole or in part, or by purchasing notes in the open market. In making this determination, the underwriters will consider, among other things, the price of notes available for purchase in the open market compared to the price at which the underwriters may purchase notes through the option to purchase additional notes. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase notes in the open market to cover the position.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerages and other financial and non-financial activities and services. The underwriters and/or their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions for these transactions. For example, an affiliate of J.P. Morgan Securities LLC will serve as lead arranger and bookrunner under the New Senior Secured Credit Facilities, and an affiliate of J.P. Morgan Securities LLC will serve as administrative agent and collateral agent under the New Senior Secured Credit Facilities. J.P. Morgan Securities LLC is also acting as an underwriter in the Concurrent Common Stock Offering. In addition, from time to time, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
General
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
Notice to prospective investors in Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities

Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to prospective investors in the European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.
Notice to prospective investors in the United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”). Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exception from the prohibition on offers to the public in the POATRs.
In the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, persons who are “qualified investors” (as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “FSMA Order”), (ii) persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the FSMA Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons”. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with, Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement or its contents. The notes are not being offered to the public in the United Kingdom.
Notice to prospective investors in Switzerland
This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(1)to any person which is a professional client as defined under the FinSA;
(2)to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the lead bookrunner for any such offer; or
(3)in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance;
provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to prospective investors in Hong Kong
The book-running manager (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to prospective investors in Singapore
The book-running manager has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the book-running manager has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

Notice to prospective investors in Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to prospective investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.
The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(1)the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;
(2)the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;
(3)the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);
(4)the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(5)such action does not require any document to be lodged with ASIC or the ASX.
Notice to prospective investors in the UAE
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority (DFSA).

Notice to prospective investors in the Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.
We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is part, with respect to the notes in the offering. This prospectus supplement and any accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the notes we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and any accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and any accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement, any accompanying prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and any accompanying prospectus to the extent that a statement contained in this prospectus supplement or any accompanying prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than any portions thereof which, under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;
•our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 6, 2026;
•our Current Reports on Form 8-K filed with the SEC on February 3, 2026, June 10, 2026 and June 22, 2026;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026;
•the description of our common stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023; and
•any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding the portions, if any, thereof that are “furnished” in accordance with SEC rules) on or after the date of this prospectus supplement.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, Texas 77002
(713) 579-6161
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

LEGAL MATTERS
Certain legal matters in connection with the offering of notes covered by this prospectus supplement will be passed upon for the Company by Latham & Watkins LLP, Houston, Texas. Legal matters in connection with the offering of notes covered by this prospectus supplement will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, Houston, Texas.
EXPERTS
The consolidated financial statements of Sable Offshore Corp. as of December 31, 2025 and 2024 and for the year ended December 31, 2025 (Successor), the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor), incorporated by reference in this prospectus supplement by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by Ham, Langston & Brezina, L.L.P., independent registered public accounting firm, as stated in their report incorporated by reference herein (which report expresses an unqualified opinion and includes an emphasis-of-matter paragraph relating to the uncertainty about Sable Offshore Corp.’s ability to continue as a going concern), and have been incorporated in this prospectus supplement and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

PROSPECTUS
$1,500,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $1,500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and are subject to reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 9 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock, par value $0.0001 per share (“Common Stock”), is traded on the New York Stock Exchange (“NYSE”) under the symbol “SOC”. On April 21, 2025, the closing price of our Common Stock was $19.38.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using the “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $1,500,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Sable,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Sable Offshore Corp. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of the Company. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe(s),” “estimate(s),” “expect(s),” “predict(s),” “project(s),” “forecast(s),” “may,” “might,” “will,” “could,” “should,” “would,” “seek(s),” “plan(s),” “scheduled,” “possible,” “continue,” “potential,” “anticipate(s)” or “intend(s)” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
•our ability to maintain the listing of our Common Stock on the NYSE;
•our ability to recommence production of the SYU Assets and the cost and time required therefor, and production levels once recommenced;
•our financial performance;
•our ability to satisfy future cash obligations;
•restrictions in existing or future debt agreements or structured or other financing arrangements;
•commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating costs, lack of availability of drilling and production equipment, supplies, services and qualified personnel, processing volumes and pipeline throughput;
•uncertainties related to new technologies, geographical concentration of operations, environmental risks, weather risks, security risks, drilling and other operating risks, regulatory changes and regulatory risks;
•the uncertainty inherent in estimating oil and natural gas resources and in projecting future rates of production;
•reductions in cash flow and lack of access to capital;
•the timing of development expenditures, managing growth and integration of acquisitions, and failure to realize expected value creation from acquisitions;
•the ability to recognize the anticipated benefits of the Business Combination (as defined below), which may be affected by, among other things, our ability to grow and manage growth profitably, maintain relationships with customers and compete within our industry;
•our success in retaining or recruiting, or changes required in, our officers, directors or other key personnel;
•our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;
•developments relating to our competitors and our industry;
•the possibility that we may be adversely impacted by other economic, business, and/or competitive factors;

•litigation, complaints and/or adverse publicity;
•privacy and data protection laws, privacy or data breaches, or the loss of data;
•our ability to comply with laws and regulations applicable to our business; and
•changes in applicable laws or regulations.
We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is http://www.sableoffshore.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025.
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2025.
•Our Current Reports on Form 8-K filed with the SEC on January 2, 2025, February 13, 2025, February 19, 2025, and April 21, 2025.
•The description of our Common Stock contained in Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sable Offshore Corp.
845 Texas Avenue, Suite 2920
Houston, Texas 77002
(713) 579-6161
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
Overview
Sable Offshore Corp. (formerly known as Flame Acquisition Corp. or “Flame”) was a blank check company originally incorporated on October 16, 2020 as a Delaware corporation for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities. On March 1, 2021, Flame consummated an initial public offering, after which its securities began trading on NYSE. On November 2, 2022, Flame entered into that certain Agreement and Plan of Merger (as amended, the “Merger Agreement”), dated November 2, 2022, by and among Flame, Sable Offshore Holdings LLC, a Delaware limited liability company (“Holdco”), and Sable Offshore Corp., a Texas corporation and a wholly owned subsidiary of Holdco (“Legacy Sable”).
Legacy Sable entered into a Purchase and Sale Agreement (as amended, the “Sable-EM Purchase Agreement”) on November 1, 2022 with Exxon Mobil Corporation (“Exxon”) and Mobil Pacific Pipeline Company (“MPPC,” and together with Exxon, “EM”) pursuant to which Legacy Sable agreed to acquire from EM certain assets constituting the Santa Ynez field in Federal waters offshore California and associated onshore processing and pipeline assets (such “Assets,” as defined in the Sable-EM Purchase Agreement, the “SYU Assets”).
On February 14, 2024 (the “Closing Date”), we consummated the mergers and related transactions contemplated by the Merger Agreement (the “Business Combination”), following which Flame was renamed “Sable Offshore Corp.” Pursuant to the terms and subject to the conditions set forth in the Sable-EM Purchase Agreement, the transactions contemplated by the Sable-EM Purchase Agreement were also consummated on February 14, 2024, immediately after the consummation of the Business Combination (the “Closing”), as a result of which we purchased the SYU Assets, effective as of January 1, 2022. On February 15, 2024, our shares of Common Stock began trading on NYSE under the symbol “SOC”.
Since the Closing Date, we have invested significant capital to safely restore production operations to SYU. We began hydrotesting Pipeline Segments 324/325 and the other “324/325 Assets” (as defined in the Sable-EM Purchase Agreement) in early 2025 in advance of a potential restart of production from the Santa Ynez Unit offshore platforms and the associated Las Flores Canyon processing facilities in the second quarter of 2025.
Assets
The SYU Assets are comprised of three platforms located in federal waters offshore California and an onshore processing facility and pipeline assets.
The offshore position is comprised of 16 federal leases across approximately 76,000 acres and includes 100% working interest with an average 83.6% net revenue interest. The Hondo platform and the Harmony platform develop the Hondo Field, and the Heritage platform develops the Pescado and Sacate Fields. The platforms are located 5 to 9 miles offshore of Santa Barbara County in shallow water depths of 900 to 1,200 feet and service 112 wells, comprised of 90 producers, 12 injectors and 10 idle with an additional 102 identified, undrilled opportunities. A 2015 analysis identified step-out potential for untested fault compartments or sub-accumulations and indicated a potential technical opportunity for up to an additional 102 identified, undrilled opportunities based on spacing assumptions ranging from 20 to 80 acres. For each platform, more opportunities exist than there are available donor wellbores based on current spacing assumptions (i.e., each platform is slot-constrained).
The wholly owned onshore processing facility is a fully integrated oil and gas processing facility with additional capacity for development. The onshore position is approximately 1,480 surface acres, which include the processing facility and parts of the surrounding canyons. The onshore facilities occupy approximately 35 acres and are comprised of:
•an oil treating plant with capacity of approximately 180 MBop/d where it conducts crude dehydration, crude stabilization, and gas separation and compression;

•a biologic/physical water treating plant with capacity of more than 67 MBwp/d where it conducts free oil removal, degassing, and biological treatment;
•POPCO gas plant with approximately 80 MMcf/d sales capacity where it conducts gas sweetening, sulfur recovery, NGL fractionation, and gas compression;
•another gas processing plant where it conducts gas sweetening, sulfur recovery, and NGL fractionation, and sends fuel gas to the co-generation power plant;
•an almost entirely electric co-generation power plant with a capacity of 50 MW, including a 40 MW gas turbine, a 10 MW steam turbine, and steam generation;
•crude storage capacity of 540 MBbls;
•a produced water pipeline, which is partially offshore;
•liquified petroleum gas storage and loading; and
•a transportation terminal.
We also acquired Pipeline Segments 324/325 (formerly known as Pipeline Segments 901/903) and the other “324/325 Assets” (formerly known as “901/903 Assets”) (the “Pipelines”) in the Business Combination, which were owned and operated by Plains Pipeline L.P. (“Plains”) and were acquired by EM on October 13, 2022. The Pipelines were used to deliver oil to local refinery markets. Following a crude oil release in May 2015, Plains indicated it shut down the Pipelines, initiated its emergency response plan, and the Pipelines were subsequently emptied and placed in a safe state.
Line 324 (formerly known as Line 901) is a 24-inch, approximately 10.8 mile long crude oil pipeline that extends from the Los Flores Station on the California Coast to the Gaviota Pump Station in Santa Barbara County, California. Line 325 (formerly known as Line 903) is a 30-inch, approximately 113 mile long crude oil pipeline that extends from the Gaviota Pump Station in Santa Barbara County, California to the 30-inch pig receiver located in Pentland Station in Kern County, California with an intermediate station at Sisquoc mile post 38.5 in San Louis Obispo, California.
Our Common Stock is listed on the NYSE under the symbol “SOC”.
Corporate Information
We filed our Second Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on February 14, 2024.
The mailing address of the Company’s principal executive office is 845 Texas Avenue, Suite 2920, Houston, TX 77002. Our telephone number is (713) 579-6161.
Our website address is www.sableoffshore.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include, but are not limited to:
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);

•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.
We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering by Flame, which closed on March 1, 2021. However, if (i) our annual gross revenue exceeds $1.235 billion, (ii) we issue more than $1.0 billion of non-convertible debt in any three-year period or (iii) we become a “large accelerated filer” (as defined in Rule 12b-2 under the Exchange Act) prior to the end of such five-year period, we will cease to be an emerging growth company. We will be deemed to be a “large accelerated filer” at such time that we (a) have an aggregate worldwide market value of common equity securities held by non-affiliates of $700.0 million or more as of the last business day of our most recently completed second fiscal quarter, (b) have been required to file annual and quarterly reports under the Exchange Act for a period of at least 12 months and (c) have filed at least one annual report pursuant to the Exchange Act.
We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our second amended and restated certificate of incorporation (the “Charter”) and our amended and restated bylaws (our “Bylaws”), each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware (“DGCL”). See “Where You Can Find More Information; Incorporation by Reference.”
General
Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 500,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). No shares of preferred stock are issued or outstanding. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.
Common Stock
Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of our Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors (our “Board”), subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
In the event of our liquidation or dissolution, the holders of our Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Under the terms of our Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the terms, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of preferred stock.
Authorized but Unissued Shares
The authorized but unissued shares of our Common Stock and our preferred stock will be available for future issuance after the Business Combination without stockholder approval, subject to any limitations imposed by the listing standards of the NYSE. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Venue
Our Charter provides that, unless we consent in writing to the selection of an alternative forum, (a) the Chancery Court (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for (1) any derivative action, suit or proceeding brought on our behalf, (2) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director or officer of the Company to us or to our stockholders, (3) any action, suit or proceeding arising pursuant to any provision of the DGCL, or our Charter or Bylaws (as either may be amended from time to time) or (4) any action, suit or proceeding asserting a claim against us governed by the internal affairs doctrine; and (b) subject to the provisions of our Charter, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of Article IX of our Charter shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
Our Charter and our Bylaws provide that we will indemnify and hold harmless our directors, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended. In addition, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.
Our Bylaws also permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company could have the power to indemnify him or her against such liability under the provisions of the DGCL.
These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.
Anti-Takeover Effects of Provisions of our Charter, our Bylaws and Delaware Law
Certain provisions of Delaware law, our Charter and our Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.
Classified Board of Directors
Our Charter provides that our Board is divided into three classes, with the classes as nearly equal in number as possible and, following the expiration of specified initial terms for each class, each class serving three-year staggered terms. In addition, our Charter provides that directors may only be removed from our Board with cause. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control of us or our management.
Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals
Our Charter provides that special meetings of the stockholders may be called only by (i) our Board acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, (ii) the chairperson of our Board, or (iii) our chief executive officer or president, and special meetings of stockholders may not be called by any other person or persons. Our Charter and our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice requirements set forth in our Bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.
Stockholder Action by Written Consent
Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Charter provides otherwise. Our Charter precludes stockholder action by written consent.
Approval for Amendment of our Charter and Bylaws
Our Charter further provides that the affirmative vote of holders of at least 66 2/3% of the total voting power of all of the then outstanding shares of capital stock entitled to vote, voting as a single class, is required to amend certain provisions of our Charter, including provisions relating to the size of our Board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in an election of directors, voting as a single class, is required to amend or repeal our Bylaws, although our Bylaws may be amended by a simple majority vote of our Board.
Transfer Agent and Registrar and Warrant Agent
The transfer agent and registrar for our Common Stock and the warrant agent for our warrants is Equiniti Trust Company, LLC.
Stock Exchange
Our Common Stock is listed on the NYSE under the symbol “SOC”.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Sable,” “we,” “our” or “us” refer to Sable Offshore Corp. excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
•the title and ranking of the debt securities (including the terms of any subordination provisions);
•the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;
•any limit on the aggregate principal amount of the debt securities;
•the date or dates on which the principal of the securities of the series is payable;
•the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
•the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;
•the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
•the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
•the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;
•the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;
•if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
•any provisions relating to any security provided for the debt securities;
•any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
•any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;
•any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and
•whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
•we are the surviving entity or the successor person (if other than Sable) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and
•immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•default in the payment of principal of any security of that series at its maturity;
•default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Sable and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Sable;
•any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)
No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and
•the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)
Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
•to cure any ambiguity, defect or inconsistency;
•to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;
•to provide for uncertificated securities in addition to or in place of certificated securities;
•to add guarantees with respect to debt securities of any series or secure debt securities of any series;
•to surrender any of our rights or powers under the indenture;
•to add covenants or events of default for the benefit of the holders of debt securities of any series;
•to comply with the applicable procedures of the applicable depositary;
•to make any change that does not adversely affect the rights of any holder of debt securities;
•to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;
•to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)
We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
•reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•reduce the principal amount of discount securities payable upon acceleration of maturity;
•waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;
•make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or
•waive a redemption payment with respect to any debt security. (Section 9.3)
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and
•any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).
The conditions include:
•depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)
No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Common Stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of shares of Common Stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;
•the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preferred stock or Common Stock will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•United States Federal income tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Holders of equity warrants will not be entitled:
•to vote, consent or receive dividends;
•receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter; or
•exercise any rights as shareholders of Sable.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•a limited-purpose trust company organized under the New York Banking Law;
•a “banking organization” within the meaning of the New York Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
•we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
•an Event of Default has occurred and is continuing with respect to such series of securities, we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Stock will be listed on the New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation

LEGAL MATTERS
Latham & Watkins LLP, Houston, Texas, will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sable Offshore Corp. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Sable Offshore Corp. as of December 31, 2024 (Successor) and December 31, 2023 (Predecessor) and for the period from February 14, 2024 to December 31, 2024 (Successor), the period from January 1, 2024 to February 13, 2024 (Predecessor) and the year ended December 31, 2023 (Predecessor) incorporated in this Prospectus by reference from Sable Offshore Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as stated in their report thereon (which report expresses an unqualified opinion and includes an explanatory paragraph relating to going concern), incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

$300,000,000
6.5% Convertible Senior Notes due 2031

PROSPECTUS SUPPLEMENT

J.P. Morgan

           June 30, 2026